Exhibit 2.1

SHARE PURCHASE AGREEMENT

13 June 2018

relating to the sale and purchase of the entire issued share capital of

VETH PROPULSION HOLDING B.V.

between

HET KOMT VAST GOED B.V.

as Seller

TWIN DISC NL HOLDING B.V.

as Purchaser

share purchase agreement

TABLE OF CONTENTS

Clause		Page

1	DEFINITIONS AND INTERPRETATION	2
2	SALE, purchase and transfer	12
3	PURCHASE PRICE	12
4	Purchase Price determination	13
5	Earn-Out	15
6	Repayment of Intercompany debt	18
7	Conditions Precedent	19
8	PRE-COMPLETION UNDERTAKINGS	20
9	COMPLETION	22
10	POST-COMPLETION obligations	23
11	WARRANTIES	27
12	BREACH	28
13	Claims	28
14	LIMITATION OF LIABILITY	30
15	SPECIFIC INDEMNITIES	32
16	TAX	32
17	Confidentiality and announcements	33
18	TERMINATION	35
19	MISCELLANEOUS	35

share purchase agreement

SCHEDULES AND ANNEXES

Schedule (C)

Particulars of the Company and the Subsidiaries

Schedule 1.1(a)

Data Room index

Schedule 1.1(b)

EY/HVG Step Plan

Schedule 1.1(c)

Agreed Form Lease Agreement

Schedule 3.2(a)

Escrow Agreement

Schedule 4.1.1 (Part A)

Definitions of Cash, Debt and Working Capital

Schedule 4.1.1 (Part B)

Other Principles

Schedule 4.1.1 (Part C)

Determination of Target Working Capital

Schedule 4.1.1 (Part D)

Initial Purchase Price Notice

Schedule 4.2.3

Independent Expert Procedure

Schedule 5.1.2

EXAMPLE CALCULATION EARN-OUT AMOUNT

Schedule 5.2.1(a)

PRO FORMA ACCOUNTS

Schedule 5.3.1

CONDUCT OF BUSINESS DURING Earn-out Period

Schedule 9.3

Completion Actions

Annex 9.3(c) (Part A)

Particulars of resigning persons

Annex 9.3(c) (Part B)

Resignation letter

Annex 9.3(c) (Part C)

Shareholders resolution

Schedule 10.4

Customer Loans

Schedule 11.1.1

Seller’s Warranties

Schedule 11.2

Purchaser’s Warranties

Schedule 16

share purchase agreement

Tax

Schedule 17.3

Announcement

share purchase agreement

THIS SHARE PURCHASE AGREEMENT (this Agreement) is dated 13 June 2018 and made between:

(1)

HET KOMT VAST GOED B.V., a private company with limited liability incorporated under Dutch law, having its official seat in Papendrecht, the Netherlands, and its registered office address at Nanengat 17, 3356 AA Papendrecht, the Netherlands, registered with the Dutch trade register under number 23089528 (the Seller); and

(2)

TWIN DISC NL HOLDING B.V., a private company with limited liability incorporated under Dutch law, having its official seat in Papendrecht, the Netherlands, and its registered office address at Nanengat 17, 3356 AA Papendrecht, the Netherlands, registered with the Dutch trade register under number 71859950 (the Purchaser);

The Seller and the Purchaser are also jointly referred to as the Parties and individually as a Party.

WHEREAS:

(A)

the Seller and its group companies are engaged in the business of design, (product) development, production, sales, repair and service of auxiliary propulsions and propulsion machinery for (marine) vessels (the Business);

(B)

Twin Disc, Incorporated, a public corporation with a Nasdaq listing (TWIN), and its group companies are engaged in the business of design, manufacture and distribution of power transmission technology (Twin Disc);

(C)

Alnoseju Beheer B.V., Jaco B.V., DS Unctoh B.V. and Twin Disc entered into a letter of intent, dated 20 March 2018, in which the aforementioned parties set out the general terms under which Twin Disc may directly or indirectly, through the Purchaser or another entity controlled by Twin Disc, acquire Exploitatiemaatschappij Veth B.V., Veth Diesel B.V., Veth Electra B.V., Veth Propulsion B.V. and Veth Thrusters B.V., the particulars of which are set out in Schedule (C) (the Subsidiaries) from Alnoseju Beheer B.V., Jaco B.V. and DS Unctoh B.V.;

(D)

since 12 June 2018, the Seller holds the legal and beneficial title to 180 ordinary shares with a nominal value of EUR 100 (hundred euro) each (the Shares) in the capital of Veth Propulsion Holding B.V., a private company with limited liability incorporated under Dutch law, having its official seat in Papendrecht, the Netherlands, and its registered office address at Nanegat 17, 3356 AA, Papendrecht, the Netherlands, registered with the Dutch trade register under number 71870369 (the Company);

(E)	the Shares constitute 100% (one hundred per cent) of the issued and outstanding share capital of the Company;

(F)	Alnoseju Beheer B.V., Jaco B.V. and DS Unctoh B.V. hold the legal and beneficial title to the shares in the capital of the Seller;

(G)	following the restructuring as set forth in the EY/HVG Step Plan, the Company holds the legal and beneficial title to the shares the capital of the Subsidiaries;

(H)

the Purchaser and/or Twin Disc conducted a due diligence investigation into the Subsidiaries and its business by reviewing documents that the Seller made available to the Purchaser, amongst others on the basis of a due diligence questionnaire of Purchaser, through an electronic data room prepared for that purpose and by having had opportunity to ask questions, most of which questions have been answered by the Seller;

share purchase agreement

(I)	each of the Parties obtained all necessary corporate and other internal approvals to enter into this Agreement and to consummate the transactions contemplated by this Agreement;

(J)

the Parties have, and the Seller confirms that the Group Companies have, to the extent required in relation to the Transaction, complied with the provisions of the Social and Economic Council Merger Regulations (SER-Fusiegedragsregels 2015) and the Act on the works councils (Wet op de ondernemingsraden); and

(K)	the Seller now wishes to sell and transfer and the Purchaser wishes to purchase and accept the Shares, on the terms and subject to the conditions of this Agreement;

IT IS AGREED AS FOLLOWS:

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Capitalised words and expressions used in this Agreement have the meaning set out below, unless the context requires otherwise.

2018 EBITDA	has the meaning given in Clause 5.1.2;

2018 Financial Statement	has the meaning given in Clause 5.2.2;

2018 FS Disagreement Notice	has the meaning given in Clause 5.2.3;

2018 Reclassifications	has the meaning given in Clause 5.2.1(b);

Accounting Principles	means the accounting policies, bases, methods, practices and procedures as applied in the Accounts;

Accounts

means (i) the audited annual accounts of the Seller for the period ending on the Balance Sheet Date, comprising a balance sheet and a profit and loss account (each including the explanatory notes thereto) as well as a consolidated balance sheet and a consolidated profit and loss account (each including the explanatory notes thereto), reflecting the financial position of the Group Companies on a consolidated basis, (ii) the directors report regarding the Company (on a consolidated basis) for the period ending on the Balance Sheet Date, and (iii) the other information listed in Section 2:392 DCC, including the auditor’s statement in respect of the annual accounts and the directors report of the Company for the period ending on the Balance Sheet Date;

Affiliate

means (i) in relation to any person other than a natural person, any person which is Controlled by, Controls or is under common Control with, such person and with regard to the Seller: including but not limited to Mr. J. Veth, Mr. C.J. Veth, Mr. H.A. Veth; and (ii) in relation to a natural person, his first -degree relatives (whether by blood or marriage), the trustees, acting in their capacity as such, of any trust of which he or any of his first degree relatives is a beneficiary, or, in the case of a discretionary trust, is a potential beneficiary; and any person of which he or his first degree relatives have Control, in each case from time to time;

share purchase agreement

Agreement	has the meaning given in the introduction of this Agreement;

Anti-Corruption Law	means any Law which has the objective to prevent bribery and/or other corrupt practices;

Applicable Security Price	has the meaning given in Clause 5.2.5;

Associated Person	means a person who performs or has performed services for or on behalf of a Group Company, including any director, officer, employee or agent of a Group Company;

Balance Sheet Date	31 December 2017;

Breach	means a breach of any Seller’s Warranty;

Business	has the meaning given in Recital (A);

Business Day	means a day (other than a Saturday or a Sunday or a public holiday) on which banks are open for business in the Netherlands, other than for internet banking services only;

Cash

means any of the items listed under “Cash” in Part A of Schedule 4.1.1, including any cash at banks, cash in hand (to the extent in a currency other than euro converted into euro at the Exchange Rate) and any receivable of the Group Companies on the Seller (also referred to as the “current accounts”), including the aforementioned claims that form part of the Intercompany Debt, but excluding any Trapped Cash;

Company	has the meaning given in Clause (D);

Completion	means the transfer of the Shares and the payment of the Initial Purchase Price and the Intercompany Debt in accordance with this Agreement;

Completion Accounts	has the meaning given in Clause 4.2.1(b);

Completion Accounts Date	means the end of the reporting month immediately following Completion;

Completion Accounts Disagreement Notice	has the meaning given in Clause 4.2.2;

Completion Balance Sheet	has the meaning given in Clause 4.2.1(a);

share purchase agreement

Completion Date	means the date on which Completion takes place;

Completion Statement	has the meaning given in Clause 4.2.1(b);

Conditions Precedent	has the meaning given in Clause 7.1;

Confidential Information	has the meaning given in Clause 17.1.1;

Control

means, with respect to the relevant person, (i) the direct or indirect ownership or control of more than 50% (fifty per cent) of the (a) ownership interests or (b) voting power at the general meeting or a similar body, of that person, or (ii) the right or ability to (a) appoint or remove or (b) direct the appointment or removal of, such number of the members of the management board or a similar body of that person with decisive voting power in such body;

Damage

means the amount of damages within the meaning of section 6:96 et seq. Dutch Civil Code, provided however that such amount shall be determined without giving effect to the multipliers or ratios that the Purchaser has used for purposes of calculating the Purchase Price;

Data Room

means the electronic data room prepared by the Seller for the purpose of facilitating the Due Diligence Investigation, the content of which is electronically stored on DVDs, a copy of which has been provided to the Purchaser and the Seller, respectively, as at the date of this Agreement, and listed in an index attached hereto as Schedule 1.1(a);

DCC	means the Dutch Civil Code;

Debt	means any of the items listed under “Debt” in Part A of Schedule 4.1.1 and, in respect of the Group Companies and expressed as a negative number, the aggregate amount of:

(a)	all long and short term interest bearing debt of the Group Companies (on a consolidated basis) including financial leases,

(b)	all long and short term related party debt (also referred to as the ‘current accounts’) of the Group Companies (on a consolidated basis), including the aforementioned debt that forms part of the Intercompany Debt,

(c)	all accrued and unpaid corporate income taxes and deferred tax payables,

(d)	any dividend payable;

(e)	all transaction costs (to be) incurred by the Group Companies, including all transaction bonuses payable by the Group Companies in connection with the Transaction; and

(f)	all interest or breakage fees accrued, due or otherwise payable on any of the aforementioned Debt-items,

in each case converted into euro at the Exchange Rate as at the Completion Date to the extent in a currency other than euro;

share purchase agreement

Deed of Transfer	means the notarial instrument for the transfer of the Shares;

Difference 2018 EBITDA	has the meaning given in Clause 5.1.2;

Disclosed Information

means the information included in (i) this Agreement, (ii) the Data Room and (iii) the written information provided to the Purchaser or any of its professional advisers to the extent uploaded in the Data Room;

Due Diligence Investigation	means the due diligence investigations performed by and on behalf of the Purchaser as referred to in Recital (H);

Dutch GAAP

means the relevant provisions of the DCC and, to the extent applicable to the Group Companies, the prevailing guidelines for annual reporting in the Netherlands (Richtlijnen voor de Jaarverslaggeving) as published by the Dutch Accounting Standards Board (Raad voor de Jaarverslaggeving);

Earn-Out	has the meaning given in Clause 5.1.1;

Earn-Out Amount	has the meaning given in Clause 5.1.2;

Effective Time	means 23:59 local time on the Completion Accounts Date;

Employment Agreement	means the employment agreement to be entered into between Mr. H.A. Veth and Veth Propulsion B.V.;

Encumbrance

means any pledge, mortgage, right of usufruct, attachment, right of retention, reservation of title, leasehold interest, tenancy, easement, any right of first refusal, right of pre-emption or any other right to acquire, any arrangement concerning depositary receipts (certificering), restriction on voting or transfer, or any other third party right or security interest of any kind, or the commitment to create any of the foregoing; and Encumber shall be construed accordingly;

Environmental Law	means any Law concerning the environment, the protection of human health, the conditions of the workplace, or the generation, transportation, storage, treatment or disposal of dangerous substances;

Environmental License	means any authorization, consent, certificate, permission, permit or license required under or in relation to any Environmental Law;

Escrow Account	means the bank account maintained by the Escrow Agent;

share purchase agreement

Escrow Agent	means ABN AMRO Escrow & Settlement;

Escrow Agreement	means the escrow agreement to be entered into between the Purchaser, the Seller and the Escrow Agent in form as attached hereto as Schedule 3.2(a);

Exchange Rate

means, in relation to any currency to be converted into or from euro for the purposes of this Agreement, the average 5 (five) day spot rate of exchange (closing mid-point) for that currency into or, as the case may be, from euro, as published in the Dutch financial daily paper (Financieel Dagblad) on each of the 5 (five) Business Days immediately prior to the relevant date or, where no such rate is published on those dates, the average of the relevant rate quoted on the appropriate page of the Reuters screen as at the close of business in Amsterdam, the Netherlands, on each of the 5 (five) Business Days immediately prior to the relevant date;

EY/HVG Step Plan	means the step plan prepared by the advisors of the Seller in connection with the pre-completion restructuring of the Group attached hereto as Schedule 1.1(b);

Fundamental Warranties	means the Seller’s Warranties included in paragraphs 1 (Authority and capacity of the Seller) up to and including 4 (Shares) of Schedule 11.1.1, but excluding 1.3 of Schedule 11.1.1;

Governmental Entity

means any supranational, national or local body or authority exercising a legislative, judicial, executive, regulatory, administrative or other governmental function and with jurisdiction in respect of the relevant matter;

Group	means the Company and the Subsidiaries;

Group Company	means any member of the Group;

Group Companies’ Insurance Policies	has the meaning given in Clause 16.1 Schedule 11.1.1;

Group Intellectual Property Rights	means all Intellectual Property Rights owned, used or licensed by the Group Companies as licensee or licensor;

Independent Expert	has the meaning given in Clause 4.2.3;

Initial Purchase Price	has the meaning given in Clause 3.1.2;

Initial Purchase Price Disagreement Notice	has the meaning given in Clause 4.1.1;

Initial Purchase Price Notice	has the meaning given in Clause 4.1.1;

share purchase agreement

Intellectual Property Rights

means trademarks, service marks, logos, domain names, trade and business names, rights in designs, patents, copy right, database rights, and rights in know-how and other intellectual property rights in each case whether registered or unregistered and all rights or forms of protection having equivalent or similar effect to any of the foregoing which may subsist anywhere in the world;

Intercompany Debt

means the balance of (i) all amounts owed to the Group Companies by the Seller and any of Seller’s Affiliates and (ii) all amounts owed to the Seller and any of Seller’s Affiliates by the Group Companies;

IT Systems

means all computer hardware, including network infrastructure and communication systems and equipment, and all computer software, including related databases and documentation, used by the Group Companies;

Key Employees	means each of Ms. T Vergeer, Mr. P. Kalkhoven, Mr. M. Van der Jagt, Mr. H.A. Veth and Mr. M. Huisman;

Law

means, with respect to the relevant subject matter or person, all applicable legislation, regulations, judgements, decrees, orders, instruments, by-laws, and other legislative measures or decisions having the force of law, as well as treaties, conventions and other agreements between states, or between states and the European Union or other supranational bodies, rules of common law, customary law and equity, and all other laws of, or having effect in, any jurisdiction from time to time;

Lease Agreement	means the lease agreement to be entered into between the Group Companies and Seller and P. Groenendijk Scheepsreparatie B.V. in the form attached hereto as Schedule 1.1(c);

Long Stop Date	has the meaning given in Clause 7.1;

Material Adverse Effect

means any effect which occurs between the date of signing of this Agreement and the Completion Date which has a materially adverse effect to the business, assets, financial condition or results of the Group Companies taken as a whole and, where quantifiable, in aggregate amounts to at least EUR 1,000,000 (one million euro), other than any such effect that (i) is disclosed through the Disclosed Information prior to the date of this Agreement, (ii) is resulting from a change of applicable Laws or general economic or political conditions (including changes arising out of acts of terrorism, sabotage, armed hostilities or war) after the date of this Agreement, or (iii) directly results from a written instruction by or written approval of the Purchaser after the date of this Agreement, whereby in all events the adverse effect shall be balanced against any benefits arising to a Group Company as a result of the underlying facts that gave rise to the Material adverse Effect;

share purchase agreement

Maximum 2018 EBITDA	has the meaning given in Clause 5.1.2;

NAI	has the meaning given in Clause 19.12.2;

Notary	means Mr. Pieter van Druten or another civil law notary (notaris) (or such notary’s substitute) of Loyens & Loeff N.V. in Amsterdam, the Netherlands;

Notary Account	means the third party account (derdengeldenrekening) in the name of “Loyens & Loeff Amsterdam Derdengelden Notariaat” with swiftcode ABNANL2A and IBAN NL62ABNA0557297133;

Other Principles	has the meaning given in Clause 4.1;

Party	has the meaning given in the introduction of this Agreement;

Practitioner	has the meaning given in Clause 13.3.1(c);

Purchase Price	has the meaning given in Clause 3.1.1;

Purchaser	has the meaning given in the introduction of this Agreement;

Purchaser’s Account	means the bank account of the Purchaser as specified by the Purchaser to the Notary, or the Seller, as the case may be, from time to time;

Purchaser’s Group	means the Purchaser and its Affiliates, including the Group Companies from Completion;

Purchaser’s Warranties	has the meaning given in Clause 11.2;

Relief

includes any loss, allowance, depreciation, amortisation, credit, relief, exemption, deduction or set-off or other relief of a similar nature granted by or available in relation to Tax, and any right to a repayment of or saving of Tax;

Representatives

means, in relation to a person, (i) any and all persons authorized to represent such person (whether or not such authority is subject to limitations), (ii) such person’s directors, officers and employees (whether or not authorized to represent such person) and (iii) any of the professional advisers of such person in each case from time to time;

Sanction Law

means any Law imposing economic sanctions such as trade barriers and restrictions, visa bans, asset freezes or restrictions on financial transactions, including the Sanctions Act 1977 (Sanctiewet 1977), any EU common foreign and security policy related to (financial) sanctions, any (financial) sanctions imposed by the United Nations Security Council and any sanctions administered by the U.S. Office of Foreign Asset Control;

share purchase agreement

Seller	has the meaning given in the introduction of this Agreement;

Seller’s Account	means the bank account of the Seller as specified by the Seller to the Notary, or the Purchaser, as the case may be, from time to time;

Seller’s Group	means the Seller and its Affiliates, excluding the Group Companies from Completion;

Seller’s Warranties	has the meaning given in Clause 11.1.1;

Shares	has the meaning given in Recital (D);

Subsidiaries	has the meaning given in Recital (C);

Target Working Capital

means the level of the monthly average month-end Working Capital calculated over the period as from 1 July 2017 up to and including 30 June 2018 as further set forth and determined in accordance with Part C of Schedule 4.1.1;

Tax

means all forms of taxes, levies, duties, imposts, social security charges, health security contributions, any other contributions or charges and withholdings of any nature whatsoever, whether direct or indirect, including without limitation corporate income tax, wage withholding tax, social security premium, value added tax, premiums or other contributions, consumption taxes, environmental taxes, (real estate) transfer tax, property tax, capital tax, energy tax, waste tax, import, export, custom and other duties, including all penalties, additions, interest, damage, fines, costs and expenses relating to any of them, any repayment of unlawful state aid in relation thereto, any contract or other agreement in relation to taxation, and regardless of whether these items are chargeable directly or primarily against or attributable directly or primarily to any other person and of whether any amount in respect of any of them is recoverable from any other person;

Tax Authority

means any Governmental Entity or other authority competent to impose any liability in respect of Tax or responsible for the administration and/or collection of Tax or enforcement of any law in relation to Tax;

Tax Benefit	means any Tax refund actually received by a Group Company and any reduction of Tax actually due by a Group Company;

Tax Claim	means any claim of the Purchaser under the Tax Indemnity or a claim for a Breach of a Tax Warranty;

Tax Indemnity	means the indemnity set out in paragraph 2 of Schedule 16;

share purchase agreement

Tax Return

means any return, (including any information return), report, statement, declaration, schedule, attachment, notice, form, or other document or information, including any amendment thereof, filed with or submitted to, or required to be filed with or submitted to, any Tax Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any requirement relating to Tax;

Tax Warranties	means the Seller’s Warranties set out in paragraph Fout! Verwijzingsbron niet gevonden. of Schedule 11.1.1;

Threshold 2018 EBITDA	has the meaning given in Clause 5.1.2;

Third Party Claim	has the meaning given in Clause 13.3.1;

Transaction	means the sale, purchase and transfer of the Shares, on the terms and subject to the conditions of this Agreement;

Transaction Document

means this Agreement, the Deed of Transfer, the Escrow Agreement, and each other material document to be executed by one or more members of the Seller’s Group (excluding the Group Companies) and one or more members of the Purchaser’s Group (including the Group Companies) in connection with the Transaction;

Trapped Cash

means any cash that cannot be lawfully spent, distributed, loaned or released by the Group Companies from the jurisdiction in which they are situated without deduction or withholding or additional cost (other than costs of transfer from a bank account incurred in the ordinary course) and which is not accessible in the manner described above within a period of five (5) Business Days, including, but not limited to: (i) any cash securing rent deposits or any other cash held as collateral in respect of obligations to any party, (ii) any bank guarantees (other than bank guarantees for which cash is deposited on a blocked account of the Group Companies) and (iii) employee loans or bonuses etc.;

Twin Disc	has the meaning given in Recital (B);

VAT

means (i) within the European Union, such Tax as may be levied in accordance with (but subject to derogations from) the Directive 2006/112/EC and (ii) outside the European Union, any Tax levied by reference to added value, sales or consumption;

Working Capital	means the working capital as calculated in accordance with the definitions as set out under “Working Capital” in Part A of Schedule 4.1.1 and the accounting principles in Part B of Schedule 4.1.1; and

Wrong Pocket Item	has the meaning given in Clause 10.3.1.

share purchase agreement

1.2	Interpretation

1.2.1	In this Agreement, unless the context requires otherwise:

(a)	the singular includes the plural and vice versa, and each gender includes the other genders;

(b)	except as otherwise provided in this Agreement, references to any time of day are to the time on that day in the Netherlands;

(c)

references to Recitals, Clauses, Schedules or Annexes are to recitals, clauses, schedules or annexes of this Agreement, and references to this Agreement include the Recitals, Schedules, Annexes and other attachments to this Agreement;

(d)	a reference to a person includes any natural person, corporate body, Governmental Entity or any other entity, whether or not having separate legal personality;

(e)

references to any Dutch legal term or concept shall in any jurisdiction other than the Netherlands be construed as a reference to the term or concept which most nearly corresponds to it in that jurisdiction;

(f)

English terms to which another language translation has been added in italics shall be interpreted in accordance with such other language translation, disregarding the English term to which such other language translation relates;

(g)	the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, unless the context clearly requires otherwise;

(h)	references to books and records are to the books and records (administratie) stored in any form;

(i)

where information is qualified by the expression “fairly disclosed”, the information concerned is limited to the information specifically disclosed in writing prior to the date of this Agreement, in such way and manner that after studying the relevant information on a prima facie basis and without it being necessary to cross-refer to other documents outside of the Disclosed Information, a diligent purchaser (assisted by professional advisors) is aware or should reasonably be expected to be aware of such facts, matters, circumstances and events;

(j)

references to “Seller’s knowledge” or words or expressions of a similar nature shall be deemed to refer to the actual knowledge of the Seller, Mr. H.A. Veth, Ms. T. Vergeer, Mr. M. Huisman, Mr. J. Veth and Mr. J.C. Veth as per the date of this Agreement;

(k)	references to “ordinary course” shall be deemed to be followed by the phrase “consistent with past practice during the last three years”.

1.2.2	Headings and sub-headings in this Agreement are inserted for convenience only and shall not affect the interpretation of this Agreement.

1.2.3

Except as otherwise provided in this Agreement, all periods of time set out in this Agreement shall start on the day following the day on which the event triggering the relevant period of time occurred. The expiration date shall be included in the period of time. If the expiration date is not a Business Day, the expiration date shall be the next Business Day.

share purchase agreement

1.2.4	All interest accruing under this Agreement is to be calculated on the basis of the actual number of days elapsed and a year of 360 (three hundred sixty) days.

1.2.5	All notices, demands, requests, statements, certificates and other documents and communications related to this Agreement shall be in English.

1.2.6	No provision of this Agreement shall be interpreted against a Party solely as a result of the fact that such Party was responsible for drafting such a provision.

2	SALE, purchase and transfer

2.1	Sale and purchase

The Seller hereby sells the Shares to the Purchaser and the Purchaser hereby purchases the Shares, on the terms and subject to the conditions of this Agreement.

2.2	Transfer

2.2.1

On the Completion Date the Seller shall transfer its Shares it sells pursuant to clause 2.1 to the Purchaser and the Purchaser agrees to accept the Shares, on the Completion Date, free from Encumbrances and with all rights attached to them, on the terms and subject to the conditions of this Agreement and through the execution of the Deed of Transfer.

2.2.2

Subject to Completion and the terms and conditions of this Agreement, the Shares, the Group Companies and their respective businesses shall be for the benefit and risk of the Purchaser with effect from Completion.

3	PURCHASE PRICE

3.1	Purchase Price

3.1.1	The aggregate purchase price for the Shares (the Purchase Price) shall be:

(a)	an amount of EUR 49,700,000 (forty nine million seven hundred thousand euro);

plus

(b)	the Cash at Completion;

minus

(c)	the Debt at Completion;

plus

(d)

the amount, if any, by which the Working Capital at Completion exceeds the Target Working Capital, provided however that this amount shall never exceed an amount of EUR 2,000,000 (two million euro). For the avoidance of doubt, to the extent that the Working Capital at Completion exceeds the Target Working Capital with an amount of more than EUR 2,000,000 (two million euro), such amount shall for the purpose of the calculation of the Purchase Price be deemed EUR 2,000,000 (two million euro);

minus

share purchase agreement

(e)	the amount, if any, by which the Target Working Capital exceeds the Working Capital at Completion; and

plus

(f)	the Earn-Out Amount (if any).

3.1.2

The Cash, Debt and Working Capital at Completion shall, prior to Completion, be estimated in accordance with Clause 4.1 and such pre-Completion estimates shall be binding for purposes of calculating the Purchase Price payable at Completion (the Initial Purchase Price).

3.1.3

The Cash, Debt and Working Capital at Completion shall, post Completion, be finally agreed or determined in accordance with Clause 4.2. The Initial Purchase Price shall be adjusted in accordance with Clause 4.4 if the Cash, Debt and/or Working Capital at Completion deviate from the abovementioned pre-Completion estimates.

3.2	Payment of the Purchase Price

The Purchase Price shall be paid as follows:

(a)

a portion of the Initial Purchase Price in an amount equal to 5% (five per cent) of the Initial Purchase Price shall be paid in full and in cash at Completion by the Purchaser into the Notary Account and, subject to Clause 9.2.3, paid by the Notary into the Escrow Account 1 (one) Business Days following Completion, and will be held in the Escrow Account in accordance with the provisions of the Escrow Agreement attached hereto as Schedule 3.2(a);

(b)	the balance of the Initial Purchase Price shall be paid in full and in cash at Completion by the Purchaser to the Seller via the Notary Account;

(c)	a further payment, if any, of the Purchase Price excluding the Earn-Out Amount shall be made as and when required pursuant to Clause 4.4; and

(d)	a further payment, if any, of the Earn-Out Amount shall paid by means of the issue of securities in the capital of Twin Disc, Incorporated to Seller as further set forth in Clause 5.2.5.

4	Purchase Price determination

4.1	Pre-Completion estimates

4.1.1

The Seller shall provide the Purchaser with a written notice in the form attached hereto as Part D of Schedule 4.1.1, setting out its good faith best estimate of the Debt, Cash and Working Capital at Completion (the Initial Purchase Price Notice) and its calculations of each estimate, together with the relevant supporting documents, by no later than 10 (ten) Business Days prior to the date on which Completion is envisaged to take place. Such estimates shall be made applying the Accounting Principles and the additional (or deviating) principles set out in Part B of Schedule 4.1.1 (the Other Principles). Such estimates shall be binding for purposes of calculating the Initial Purchase Price payable at Completion, unless the Purchaser notifies the Seller within 5 (five) Business Days after receipt of the Initial Purchase Price Notice that it disputes the Initial Purchase Price Notice, specifying the items of the Initial Purchase Price Notice it disputes and the basis upon which it disputes such items, and including its own good faith estimates of such disputed items (the Initial Purchase Price Disagreement Notice).

share purchase agreement

4.1.2	Where the Initial Purchase Price Disagreement Notice is served in time, the following estimates shall be binding for purposes of calculating the Initial Purchase Price:

(a)

if the estimated Debt is disputed: the average of the Seller’s estimate thereof (as included in the Initial Purchase Price Notice) and the Purchaser’s estimate thereof (as included in the Initial Purchase Price Disagreement Notice);

(b)

if the estimated Cash is disputed: the average of the Seller’s estimate thereof (as included in the Initial Purchase Price Notice) and the Purchaser’s estimate thereof (as included in the Initial Purchase Price Disagreement Notice); and

(c)

if the estimated Working Capital is disputed: the average of the Seller’s estimate thereof (as included in the Initial Purchase Price Notice) and the Purchaser’s estimate thereof (as included in the Initial Purchase Price Disagreement Notice).

4.2	Post-Completion determination

4.2.1	The Purchaser shall provide the Seller with the following documents within 60 (sixty) Business Days after the Completion Date:

(a)

an unaudited balance sheet of the Company reflecting the financial position of the Group Companies on a consolidated basis at Completion as if Completion was at the end of an accounting reference period of the Company, prepared in conformity with the Accounting Principles and the Other Principles (the Completion Balance Sheet), accompanied by the relevant working papers, including a specification of the relevant line items (and sub-items) and bookkeeping codes; and

(b)

a written statement setting out the Cash, Debt and Working Capital at Completion, each as derived from the Completion Balance Sheet (the Completion Statement, and together with the Completion Balance Sheet, the Completion Accounts) and the underlying calculations.

4.2.2

The Completion Accounts shall be binding on the Parties, unless the Seller notifies the Purchaser within 20 (twenty) Business Days after receipt thereof that it disputes the Completion Accounts, specifying the items of the Completion Accounts it disputes and the basis upon which it disputes such items, including the adjustments it reasonably believes should be made to the Cash, Debt and/or Working Capital and the basis therefor, providing sufficient detail so as to enable the Purchaser to assess the proposed adjustments (the Completion Accounts Disagreement Notice).

4.2.3

Following receipt of the Completion Accounts Disagreement Notice in accordance with Clause 4.2.2, the Parties shall, in good faith, attempt to reach agreement on all disputed items within 20 (twenty) Business Days after such notification, failing which the items still in dispute shall be resolved, and the Cash, Debt and Working Capital at Completion shall be finally determined, by an independent expert (the Independent Expert) who shall be appointed and instructed by the Parties in accordance with Schedule 4.2.3.

share purchase agreement

4.3	Access to information

The Purchaser shall ensure that the Seller and the Seller’s professional advisers and, if appointed, the Independent Expert shall be granted reasonable access, at reasonable times and on reasonable notice, to the books and records of the Group Companies, key personnel of the Group Companies and any other information in relation to the Group Companies which is required or conducive to enable them to verify and/or agree on or determine the Cash, Debt and Working Capital at Completion in accordance with this Clause 4.

4.4	Adjustment

Within 3 (three) Business Days from the Cash, Debt and Working Capital at Completion having been finally agreed or determined in accordance with Clause 4.2:

(a)

the Purchaser shall ensure that the amount, if any, by which the Purchase Price calculated on the basis of the Cash, Debt and Working Capital at Completion exceeds the Initial Purchase Price calculated on the basis of the pre-Completion estimates of the Cash, Debt and Working Capital at Completion is paid to the Seller; and

(b)

the Seller shall ensure that the amount, if any, by which the Initial Purchase Price calculated on the basis of the pre-Completion estimates of the Cash, Debt and Working Capital at Completion exceeds the Purchase Price calculated on the basis of the Cash, Debt and Working Capital at Completion is paid to the Purchaser.

4.5	Conflicts

4.5.1	If and to the extent there is a conflict between the Accounting Principles and the Other Principles, the Other Principles shall prevail for purposes of this Clause 4.

4.5.2

If and to the extent there is a conflict between the definition of Cash, Debt or Working Capital on the one hand, and the relevant parts of the Completion Balance Sheet or the accompanying working papers on the other hand, the definitions shall prevail, provided that if a Cash, Debt or Working Capital element is partly treated as cash or debt and partly as working capital in such balance sheet or working papers, that differentiation shall be adopted for purposes of this Clause 4. To illustrate this conflict rule, the following two examples have been added:

Example 1

Amounts prepaid by the Group Companies (EUR 100) partly qualify as Cash (EUR 40) as the relevant prepayments are one-off items) and partly qualify as Working Capital (EUR 60) as the relevant prepayments are recurring or otherwise form part of the business model.

Example 2

Amounts prepaid to the Group Companies (EUR 100) partly qualify as Debt (EUR 20) as the relevant prepayments are one-off items) and partly qualify as Working Capital (EUR 80) as the relevant prepayments are recurring or otherwise form part of the business model.

5	Earn-Out

5.1	Earn-out Amount

5.1.1	As an increase (if applicable) to the Purchase Price, the Seller is entitled to an earn out payment by the Purchaser (the Earn-Out) subject to the terms and conditions as set out in this Clause 5.

share purchase agreement

5.1.2

If the EBITDA generated by the Company and its Group Companies for the 2018 financial year, as is apparent from the 2018 Financial Statement (the 2018 EBITDA) and taking account the calculation formula and adjustments set forth Clause 5.2.1, is in excess of EUR 6,450,000 (six million four hundred fifty thousand euro) (the Threshold 2018 EBITDA), the Purchase Price shall be adjusted upwards with an amount (the Earn-Out Amount) equal to the difference (the Difference 2018 EBITDA) between EUR 6,800,000 (the Maximum 2018 EBITDA) and the Threshold 2018 EBITDA multiplied with factor 9,4286, provided however that such Earn-Out Amount shall never exceed an amount of EUR 3,300,000 (three million three hundred thousand euro):

2018 EBITDA	Earn-Out Amount (in EUR)
˃EUR 6,800,000	EUR 3,300,000
≥EUR 6,450,000 - ≤EUR 6,800,000	9,4286 multiplied by the Difference 2018 EBITDA
˂EUR 6,450,000	0

An example of the calculation of the Earn-Out is attached as Schedule 5.1.2.

5.2	Determination of the 2018 EBITDA and Earn-Out Amount

5.2.1	For the purpose of determining the Earn-Out Amount, the Parties agree to the following:

(a)

the 2018 EBITDA will be calculated as follows: EBIT (bedrijfsresultaat) plus depreciation and amortisation (afschrijvingen) as included in the 2018 Financial Statement prepared in accordance with the Accounting Principles;

(b)	as:

(i)	the threshold amount of EUR for the entitlement of Seller to the Earn-Out Amount is determined on the basis of the Accounts; and

(ii)

prior to the consummation and for the benefit of the Transaction a reorganization in accordance with the EY/HVG Step Plan of the group of companies included in the consolidation of the Accounts has taken place, the Accounts no longer reflect the correct financial situation of the Subsidiaries as per the Balance Sheet Date. For this purpose Seller has provided for pro forma accounts as per the Balance Sheet Date attached as Schedule 5.2.1(a) (the Pro Forma Accounts) which include an overview of the implemented corrections on a line basis ensuing from (i) and (ii) above in comparison to the Accounts, including but not limited to rental income, housing costs (huisvestingskosten) and general expenses (the 2018 Reclassifications). The 2018 Financial Statement and consequently the 2018 EBITDA will be normalized for the 2018 Reclassifications.

share purchase agreement

(c)

charges and costs imposed by Twin Disc (including Representatives of Twin Disc in the board of the Group Companies) or its Affiliates on the Group Companies, including inter alia (i) additional audit or consultancy fees imposed on the Group Companies (ii) any exploitation costs, marketing and sales expenses and development expenses of the Group outside of Group 2018 budget and/or (iii) costs in connection with the hiring of new employees not being employed with the Group Companies in the period 12 (twelve) months preceding the Completion Date after the Completion Date, but not those additional employees considered in the Group’s 2018 budget, will be eliminated;

(d)	any book profit or loss related to the sale of fixed assets will be eliminated;

(e)	costs in connection with the integration of (the business of) the Group Companies and Twin Disc will be eliminated;

(f)

one-off or non-recurring income and costs of the Group Companies outside the ordinary course of business, including any costs in relation to the Transaction as contemplated by this Agreement, will be eliminated;

(g)	any dividend, interest, tax or other non-operating or financial income or costs;

(h)

any losses or cash-out of the Group Companies which have been compensated by the Seller pursuant to the provisions of this Agreement shall be deemed to have been neutralised through such compensation; and

(i)	any non-cash reduction in a provision, accrual or liability set up on or prior to 31 December 2017 will be eliminated.

5.2.2	The Purchaser shall provide the Seller with the following documents within 4 (four) months after 31 December 2018:

(a)

the balance sheets of the Company reflecting the financial position of the Group Companies on a consolidated basis as per 31 December 2018, prepared by the Group Companies’ accountant at that time in conformity with the Accounting Principles and the Other Principles; and

(b)

a written statement setting out the 2018 EBITDA and the applicable Earn-Out Amount (if any) (the 2018 Financial Statement) together with the underlying calculations and a specific reconciliation per line item that has been normalized.

5.2.3

The 2018 Financial Statement shall be binding on the Parties, unless the Seller notifies the Purchaser within 60 (sixty) Business Days after receipt thereof that it disputes the 2018 Financial Statement, specifying the items of the 2018 Financial Statement it disputes and the basis upon which it disputes such items, including the adjustments it reasonably believes should be made to the 2018 EBITDA and the basis therefore, providing sufficient detail so as to enable the Purchaser to assess the proposed adjustments (the 2018 FS Disagreement Notice).

5.2.4

Following receipt of the 2018 FS Disagreement Notice in accordance with Clause 5.2.3, the Parties shall, in good faith, attempt to reach agreement on all disputed items within 60 (sixty) Business Days after such notification, failing which the items still in dispute shall be resolved, and the 2018 EBITDA and the Earn-Out Amount shall be finally determined, by the Independent Expert who shall be appointed and instructed by the Parties in accordance with Schedule 4.2.3.

share purchase agreement

5.2.5

Within 10 (ten) Business Days after the 2018 Financial Statement (setting forth the 2018 EBITDA and the Earn-Out Amount) has been finally agreed or determined in accordance with Clause 5.2.4, the Purchaser shall ensure that such Earn-Out Amount (if any) is paid to the Seller by means of the issue or transfer of securities in the capital of Twin Disc, Incorporated, or, to the extent the Seller has assigned its right to receive such securities to Alnojesu Beheer B.V., Jaco B.V. and DS Unctoh B.V. in accordance with Clause 19.4.4, by means of the issue or transfer of securities in the capital of Twin Disc, Incorporated to Alnojesu Beheer B.V., Jaco B.V. and DS Unctoh B.V. in the proportion of their shareholdings held in the Seller on the date of this Agreement. To the extent the Seller wishes to assign this right to Alnojesu Beheer B.V., Jaco B.V. and DS Unctoh B.V., it will notify the Purchaser thereof in writing. The number of any such securities to be issued or transferred will be determined as follows:

Earn-Out Amount
Number of Twin Disc, Incorporated securities =
Applicable Security Price

whereby:

Applicable Security Price shall mean: the average of the daily closing price per Twin Disc, Incorporated security over the period of 10 (ten) Business Days immediately prior to the date of this Agreement as published on the Nasdaq website and converted into euro at the Exchange Rate as at the date of this Agreement.

For the avoidance of any doubt and taking into account that securities can only be obtained in whole, if the calculation of the number of securities in accordance with the formula above does not result in an exact number of securities (in whole), the number of securities to be issued or transferred to the Seller shall be rounded to the nearest exact number of securities (in whole).

The Seller shall, and shall procure that each of its Affiliates, including but not limited to Alnoseju Beheer, B.V., Jaco B.V. and DS Unctoh B.V. and their Affiliates shall, in respect of the Twin Disc, Incorporated securities acquired in connection with the Earn-Out comply with the volume limitations of Rule 144 promulgated under the Securities Act of 1933, regardless of whether Rule 144 applies to any such party or not.

5.3	Other

5.3.1	The Purchaser covenants that as from Completion up to and including 31 December 2018 (the Earn-Out Period), it shall comply with the provisions in Schedule 5.3.1.

6	Repayment of Intercompany debt

The Purchaser shall ensure that the Intercompany Debt, if any, is paid to the Seller on behalf of the relevant Group Companies at Completion. The Intercompany Debt will, however, be deemed to be still outstanding at Completion for purposes of estimating and determining the Debt and Cash in accordance with Clause 4. The Seller shall provide the Purchaser with a detailed written statement setting out all items comprising the Intercompany Debt by no later than 5 (five) Business Days prior to the date on which Completion is envisaged to take place. To the extent upon Completion the Intercompany Debt contains any receivables of the Group Company against the Seller, such receivables will be set-off (verrekend) with the amount payable by the Purchaser upon Completion as set forth in Clause 3.2(b). The Seller shall ensure that the Group Companies shall, for the purpose of such set-off, assign (cederen) these receivables of the Group Company against the Seller to the Purchaser.

share purchase agreement

7	Conditions Precedent

7.1	Conditions Precedent

Completion shall be subject to the following conditions precedent (opschortende voorwaarden) (the Conditions Precedent) being satisfied (or waived in accordance with Clause 7.3) by 1 September 2018 or such later date as the Parties may agree in writing (the Long Stop Date):

(a)	the Purchaser having reached agreement with Mr. H.A. Veth regarding his continued employment after Completion;

(b)	the Purchaser having availability to the funds necessary to consummate the Transaction from an external debt financing institution on arm’s length terms;

(c)

between the date of this Agreement and the date on which the Conditions Precedent set out in Clauses 7.1(a) and 7.1 are satisfied or waived in accordance with Clause 7.3, the Seller not having become aware of a material Breach or any fact, matter, circumstance or event which is reasonably expected to result in a material Breach, it being understood that for the purpose of this Clause 7.1(c), a Breach resulting in, or reasonably expected to result in, the Purchaser and/or the Group Companies suffering or incurring Damages in amount equal to at least EUR 1,000,000 is deemed to be a “material Breach”;

(d)

between the date of this Agreement the date on which the Conditions Precedent set out in Clauses 7.1(a) and 7.1(b) are satisfied or waived in accordance with Clause 7.3, no Party becoming aware of any fact, matter, circumstance or event that, individually or together with other facts, matters, circumstances or events that it has become aware of, has had, has a Material Adverse Effect;

(e)

between the date of this Agreement the date on which the Conditions Precedent set out in Clauses 7.1(a) and 7.1(b) are satisfied or waived in accordance with Clause 7.3, this Agreement nor the consummation of the Transaction or any other transaction contemplated by this Agreement having been prohibited or restricted permanently by or pursuant to any Law; and

(f)

between the date of this Agreement the date on which the Conditions Precedent set out in Clauses 7.1(a) up to and including 7.1(f) are satisfied or waived in accordance with Clause 7.3, no Governmental Entity having commenced any legal action or proceedings that may prevent or delay past the Long Stop Date.

7.2	Responsibility for satisfaction of the Conditions Precedent

7.2.1	The Purchaser shall use its best efforts to ensure satisfaction of each of the Conditions Precedent as soon as reasonably possible.

7.2.2	Each of the Parties shall, and the Seller shall procure that each Group Company shall, use its best efforts to ensure that each of the Conditions Precedent is satisfied as soon as reasonably possible.

share purchase agreement

7.2.3	Each Party shall notify the other Party as soon as reasonably possible after becoming aware that any Condition Precedent has been satisfied.

7.2.4

If any Party becomes aware of anything that could reasonably be expected to prevent or delay the satisfaction of any Condition Precedent, it shall as soon as reasonably possible inform the other Party, providing appropriate details and clarification as to the reason why the relevant Condition Precedent will or may not be satisfied.

7.3	Waiver of Conditions Precedent

The Conditions Precedent may be waived as follows:

(a)	the Conditions Precedent set out in Clauses 7.1(e) and 7.1(f) may only be waived by written agreement between the Parties; and

(b)	the Conditions Precedent set out in Clauses 7.1(a), 7.1(b), 7.1(c) and 7.1(d) may only be waived by the Purchaser.

7.4	Non-satisfaction of any Condition Precedent

In the event that any Condition Precedent is not satisfied or waived in accordance with Clause 7.3, by the Long Stop Date or if it becomes clear that any Condition Precedent is incapable of satisfaction and will not (as evidenced by a written notice by the relevant Party to the other Party) be waived, the Parties hereby mutually agree that each Party entitled (whether solely or jointly) to waive such Condition Precedent pursuant to Clause 7.3 (or, if the relevant Condition Precedent cannot be waived, that each Party) may, subject to Clause 18, by written notice to the other Party, terminate this Agreement with immediate effect. The Party so terminating this Agreement will not incur any liability as a result thereof, and no Party will be obligated to consummate the Transaction or to continue negotiations. Such termination right shall, however, not be available to the Party who breached any of its material obligations under this Clause 7 or breached any of its other obligations under this Agreement if such breach contributed materially to the non-satisfaction of the relevant Condition Precedent.

8	PRE-COMPLETION UNDERTAKINGS

8.1	Conduct of business

8.1.1

Except as (i) otherwise provided in this Agreement, (ii) required by Law, or (iii) approved in advance by the Purchaser, the Seller and the Seller shall procure that Alnoseju Beheer B.V., Jaco B.V. and DS Unctoh B.V. shall, from the date of this Agreement until Completion ensure that:

(a)	each Group Company:

(i)

carries on its business as a going concern, in the ordinary course and in a manner most likely to preserve its value, maintaining its relations and goodwill with its suppliers, customers, landlords, creditors, employees and others having business relationships with it;

(ii)

refrains from assuming any obligation or making any changes concerning operational matters with a minimum value of EUR 200,000 (two hundred thousand euro), save for matters regarding customer contracts or tenders; and

share purchase agreement

(iii)	immediately reports to the Purchaser on any fact, matter, circumstance or event outside the ordinary course which it should reasonably understand to be of material importance to the Business; and

(b)	notwithstanding Clause 8.1.1(a), none of the Group Companies:

(i)

enters into any transaction with, or makes any payment to, any member of the Seller’s Group (excluding the Group Companies), or any of their respective directors, officers or employees or any Affiliate of such directors, officers or employees other than in the ordinary course of business and on arm’s length terms;

(ii)	acquires (by merger, consolidation or acquisition of securities or assets) any corporation, partnership or other business organisation or division thereof or any interest therein;

(iii)	sells, transfers or otherwise disposes of any of its assets that has a fair market value or for which consideration shall be due in excess of EUR 200,000 (two hundred thousand euro);

(iv)

makes any material changes (other than those required by Law or by the applicable terms of employment) to the terms of employment or engagement, as the case may be, of any of its Key Employees, independent contractors or board members (or – in its capacity as shareholder – of any other Group Company’s board members), employs any new person in a management position or terminates (except for good cause) the employment of any Key Employee or sets up or amends any pension scheme or awards any pension rights, in each case except as (a) included in the budget of the relevant Group Company or as disclosed to the Purchaser as part of the Disclosed Information;

(v)

amends its or any other Group Company’s articles of association, enters into or authorises any transaction which affects its or any other Group Company’s corporate status or effects or authorises the restructuring or reorganisation of any Group Company, other than the restructuring as set out in the EY/HVG Step Plan;

(vi)

institutes or settles any legal proceedings or other disputes which results in a payment by or to any Group Company in excess of EUR 50,000 (fifty thousand euro), except in respect of debt collection in the ordinary course;

(vii)	cancels any debt or otherwise waives any claim or other right, except in the ordinary course or in excess of EUR 10,000 (ten thousand euro);

(viii)

amend, revoke or re-submit any Tax Return which has previously been submitted to a Tax Authority, or amend, disclaim or revoke any Relief relating to Tax or any claim, surrender or election relating to Tax which has previously been received or submitted or notified to any Tax Authority or otherwise given effect pursuant to applicable Law;

(ix)

settle, compromise, agree or materially negotiate any audit, enquiry, assessment, dispute or litigation relating to Tax with any Tax Authority, enter into any closing agreement or similar agreement with any Tax Authority, or consent to any extension or waiver of the limitation period relating to Tax;

share purchase agreement

(x)	change its residence for Tax purposes;

(xi)	agrees or commits to any of the foregoing; and

(c)

no Shares are sold, transferred, otherwise disposed of, or Encumbered, and that no profit instruments relating to, or shares or options for shares or any other debt or equity securities in the capital of the Company are granted or issued; and

(d)	no shareholders’, partners’ or members’ resolution (or equivalent resolution) relating to any of the Group Companies will be passed (whether at or outside of any general meeting).

8.1.2

Notwithstanding Clause 8.1.1, any member of the Seller’s Group shall, without incurring any liability as a result thereof, be allowed to act immediately, without awaiting the Purchaser’s response to a request for prior approval or even without requesting the Purchaser’s prior approval, if the circumstances so required, in which case the Seller shall inform the Purchaser of any such situation and acts as soon as possible thereafter.

8.2	Access and information

The Seller shall, subject to confidentiality obligations as set forth in Clause 17, up to Completion, procure that the Purchaser and its relevant Affiliates and Representatives will, at their own cost and expense, be allowed to have access to the Data Room, the books and records of the Group Companies and, at reasonable times and on reasonable notice, the premises, other information with respect to the Group Companies, management and other relevant Representatives of the Group Companies as the Purchaser reasonably may request in connection with the Transaction, provided that this shall not have the sole nature of a continued due diligence investigation.

9	COMPLETION

9.1	Date and place

Completion shall take place ultimately on the 5th (fifth) Business Day after the date on which each of the Conditions Precedent was satisfied or waived in accordance with this Agreement, but not before 1 July 2018, or on such other date as the Parties may agree in writing, at the offices of Loyens & Loeff N.V. at Fred. Roeskestraat 100, 1076 ED Amsterdam, the Netherlands.

9.2	Payment of the Initial Purchase Price and the Intercompany Debt

9.2.1

The Purchaser shall procure that the Initial Purchase Price and the Intercompany Debt, if any, are paid, with value on the Completion Date, to the Notary Account under the reference “Project Ship - Initial Purchase Price” by no later than 13:00 on the Completion Date.

9.2.2

Subject to Clause 9.2.3, the Initial Purchase Price and the Intercompany Debt, if any, (or any relevant part thereof) shall remain for the benefit of the person who paid it into the Notary Account up to the moment the Deed of Transfer is duly executed.

9.2.3

If the Notary, on the first Business Day following Completion, as part of his Independent Investigation ascertains that the Seller or the Purchaser was declared bankrupt (failliet) or granted a moratorium of payment (surseance van betaling) in the Netherlands on or prior to the Completion Date, the Purchase Price (or any relevant part thereof) shall be deemed to always have remained for the benefit of the person who paid it into the Notary Account.

share purchase agreement

9.3	Completion actions

Subject to receipt of the Initial Purchase Price and the Intercompany Debt in the Notary Account, on the Completion Date, each Party shall take (or have taken), or procure to be taken, the actions listed in relation to it or its Affiliates in Schedule 9.3 in the sequence set out therein, each such action up to Completion being conditional upon each of the preceding actions having been taken.

9.4	Failure to take Completion actions

9.4.1	If the Purchaser fails to fulfil any of its obligations pursuant to Clause 9.2, then the Seller may, in its absolute discretion, by notice to the Purchaser:

(a)	proceed to Completion to the extent reasonably practicable and permitted by Law;

(b)	defer Completion, in which event the provisions of this Clause 9.4 shall apply to Completion so deferred, provided that Completion cannot be deferred past the Long Stop Date; or

(c)

terminate this Agreement with immediate effect, without incurring any liability as a result of thereof and without any obligation on any Party to consummate the Transaction or to continue negotiations, in which case Clause 18 shall apply.

in each case without prejudice to any other rights or remedies available to the Seller.

9.4.2	If the Seller fails to fulfil any of its obligations pursuant to Clause 9.3, then the Purchaser may, in its absolute discretion, by notice to the Purchaser:

(a)

proceed to Completion to the extent reasonably practicable and permitted by Law, insofar as practicable having regard to the default(s) that has or have occurred and the Seller will be obliged to proceed to Completion to such extent;

(b)	defer Completion, in which event the provisions of this Clause 9.4 shall apply to Completion so deferred, provided that Completion cannot be deferred past the Long Stop Date; or

(c)

terminate this Agreement with immediate effect, without incurring any liability as a result of thereof and without any obligation on any Party to consummate the Transaction or to continue negotiations, in which case Clause 18 shall apply.

in each case without prejudice to any other rights or remedies available to the Purchaser.

10	POST-COMPLETION obligations

10.1	Books and records

10.1.1

The Purchaser acknowledges that the Seller may after Completion from time to time require access to certain information pertaining to the Group that is available to the Purchaser or the Group Companies. Accordingly:

(a)

the Purchaser and the Group Companies shall, for a period of 7 (seven) years from Completion or as much longer as required (i) by Law or (ii) in connection with any dispute under this Agreement, retain all books and records relating to any Group Company concerning the period up to Completion;

share purchase agreement

(b)

the Seller and its respective Representatives shall, on reasonable notice and at Seller's costs, be granted reasonable access, at reasonable times, to such books, records, key personnel and premises relating to any Group Company; and

(c)	the Seller and its Representative shall, at Purchaser’s costs, be allowed to make copies of documents and files as they may reasonably require,

in each case only for accounting, compliance or tax purposes or in relation to an actual or alleged liability under this Agreement.

10.1.2	The Seller acknowledges that the Purchaser may after Completion from time to time require access to certain information pertaining to the Group Companies that is available to the Seller. Accordingly:

(a)

the Seller shall, for a period of 7 (seven) years from Completion or as much longer as required (i) by Law or (ii) in connection with any dispute under this Agreement, retain all books and records relating to any Group Company concerning the period up to Completion;

(b)

the Purchaser and its respective Representatives shall, on reasonable notice and at Purchaser's costs, be granted reasonable access, at reasonable times, to such books, records, key personnel and premises relating to any Group Company; and

(c)	the Purchaser and its Representative shall, at Seller’s costs, be allowed to make copies of documents and files as they may reasonably require,

in each case only for accounting, compliance or tax purposes or in relation to an actual or alleged liability under this Agreement.

10.2	Capital Maintenance

Seller hereby declares, agrees and commits itself vis-à-vis the Purchaser that, in order to provide opportunity for recovery to Purchaser in the event of a payment obligation of Seller towards the Purchaser pursuant to this Agreement, it shall not sell and transfer the real estate owned by the Seller as per the date of this Agreement to any person prior to the date falling 4 (four) years after the Completion Date.

10.3	Wrong pocket

10.3.1

If, following Completion, any member of the Seller’s Group owns any asset or right or is a party to any contract which should have been transferred to the Company in connection with the pre-Completion restructuring as set forth in the EY/HVG Step Plan (each, a Wrong Pocket Item) the Seller shall procure that the relevant member of the Seller’s Group shall notify the Purchaser of that fact as soon as reasonably possible.

10.3.2

Following notification pursuant to Clause 10.3.1, the Parties shall, in good faith, negotiate with a view to finding a solution reasonably acceptable to each of them, involving the relevant members of the Seller’s Group in such negotiations as applicable.

share purchase agreement

10.3.3

Any solution pursuant to Clause 10.3.2 shall be effectuated at the Seller’s cost and expense, for nil consideration and, for the avoidance of doubt, without any amendment to the Purchase Price, and any Wrong Pocket Item shall be for the benefit and risk of the Purchaser with effect from the Completion Date, irrespective of the fact that its transfer takes place at a later date.

10.4	Customer loans

Veth Propulsion B.V. has granted the loans to customers as included in Schedule 10.4. Any repayment on these loans (including interest payments and profit sharing arrangements such as included in article 7 of the Samenweringsovereenkomst “Inruilgarantie Jules Verne” dated 21 April 2017), by these customers actually received in cash, in kind, by means of set-off by or otherwise paid to Veth Propulsion B.V. shall be forthwith paid in cash by Veth Propulsion B.V. to the Seller. The Purchaser shall ensure that Veth Propulsion B.V. shall satisfy this obligation. In addition to the information provision included in Clause 10.1.1, Purchaser or the relevant Group Company shall, upon a written request thereto by Seller, inform Seller promptly on the relevant requested information regarding the (repayment of) the customer loans.

10.5	Insurance

10.5.1

The Seller shall ensure that all insurance policies taken out at the level of the Seller’s Group (excluding the Group Companies) and providing cover for risks relating to any Group Company’s business remain in force after Completion on a month-by-month basis (but otherwise on the same terms), provided that the Seller shall not be obligated to ensure such continuation for a period longer than one month.

10.5.2	In respect of such continued insurance policies:

(a)

the Purchaser shall procure that the relevant Group Companies continue to pay to the relevant members of the Seller’s Group the usual related insurance premiums or the pro rata part thereof usually charged to them;

(b)

the Seller shall, to the extent the relevant Group Companies are not entitled to notify, make or pursue claims under such insurance policies, ensure that the relevant members of the Seller’s Group shall, at the costs of the relevant Group Companies, take such steps as the relevant Group Companies reasonably require in that respect; and

(c)

the Seller shall procure that the relevant members of the Seller’s Group as soon as reasonably possible pay to the relevant Group Companies any proceeds relating to claims made by or on behalf of any such Group Companies as well as any rebate of premium received as a consequence of such Group Companies ceasing to be insured under any such policies at any point in time after Completion.

10.5.3

The Purchaser shall ensure that all insurance policies taken out at the level of the Group Companies (excluding the Seller’s Group) providing cover for risks relating to the Seller’s Group business remain in force after Completion on a month-by-month basis (but otherwise on the same terms), provided that the Purchaser shall not be obligated to ensure such continuation for a period longer than one month.

share purchase agreement

10.5.4	In respect of such continued insurance policies:

(a)

the Seller shall procure that the relevant members of the Seller’s Group continue to pay to the relevant Group Companies (excluding the Seller’s Group) the usual related insurance premiums or the pro rata part thereof usually charged to them;

(b)

the Purchaser shall, to the extent the relevant members of the Seller’s Group are not entitled to notify, make or pursue claims under such insurance policies, ensure that the relevant Group Companies (excluding the Seller’s Group) shall, at the costs of the relevant members of the Seller’s Group, take such steps as the relevant members of the Seller’s Group reasonably require in that respect; and

(c)

the Purchaser shall procure that the Group Companies as soon as reasonably possible pay to the relevant members of the Seller’s Group any proceeds relating to claims made by or on behalf of any such members of the Seller’s Group as well as any rebate of premium received as a consequence of such members of the Seller’s Group ceasing to be insured under any such policies at any point in time after Completion.

10.6	Termination of use of names

The Seller shall ensure that its statutory name will be changed within 20 (twenty) Business Days after Completion so that it does not contain the name “Veth Motoren” or any abbreviation thereof and shall not after Completion use in the course of its business in any other way whatsoever the words “Veth” in combination with 'Motoren', any trade mark, trade name, domain name, logo or design which, at or prior to Completion was used, owned or Licensed by any Group Company or any other mark, name, logo or design which is capable of being confused with such words or any combination thereof or (ii) bring any claim against any Group Company in connection with such words or any combination thereof, or any such trademarks, names, logos or designs. Purchaser acknowledges that the family name of the indirect ultimate beneficiaries of the Seller are named "Veth" and that continued use of that name in other instances or businesses may be continued.

10.7	Waiver liability regarding deed of transfer property

The Seller confirms that it has no rights or claims whatsoever vis-à-vis Exploitatiemaatschappij Veth B.V. and will not have any rights or claims vis-à-vis Exploitatiemaatschappij Veth B.V. and hereby irrevocably waives any and all rights and claims vis-à-vis Exploitatiemaatschappij Veth B.V. in connection with the statements in articles 7 (Bodemonderzoek/ondergrondse tanks/asbest) and Garanties as included on pages 5 and 6 of the deed of transfer between Exploitatiemaatschappij Veth B.V. and Seller dated 25 May 2018 numbered 2018034201 regarding the sale and purchase of real property.

10.8	Bonuses and retention payments

Seller is entitled to (i) offer bonuses to certain employees of the Group Companies which have made a special contribution to the Group Companies in the past or (ii) offer retention payments to certain employees of the Group Companies, payable if and when certain conditions are met following the Completion Date, payable from its proceeds of the Transaction, provided that any and all costs and Taxes (in)directly resulting from and/or relating to such bonuses or retention payments incurred or payable by the Group Companies will be for the account of the Seller.

share purchase agreement

10.9	Protective covenants

10.9.1

The Seller hereby undertakes to the Purchaser that it shall not, and shall procure that neither any of the members of the Seller’s Group nor any of its Affiliates will, for a period of 2 (two) years after Completion, in any way (whether directly or indirectly and in whatever capacity), except with the Purchaser’s prior written consent:

(a)

have an interest in, be engaged in, or be financially concerned with, any business involving the development or production of, or the trading in, any products developed, produced or traded by, or the provision of services developed or provided by, the Group Companies as at the Completion Date or which competes therewith, in a country in which the Group Companies carry on their business at the Completion Date;

(b)

persuade, cause or attempt to persuade any distributor, commercial agent, employee or independent contractor of, or natural person engaged on the basis of a management or similar agreement by, any Group Company, to terminate its relationship with such Group Company, or employ or engage any such person within 1 (one) year after the effective termination of such person’s relationship with such Group Company;

(c)

persuade, cause or attempt to persuade any customer of any Group Company to terminate its relationship with such Group Company, including by seeking to obtain orders from, or offering goods or services to, any person who has been a customer of any Group Company within 12 (twelve) months immediately preceding the Completion Date;

(d)

persuade, cause or attempt to persuade any supplier of any Group Company to terminate its relationship with such Group Company, including by soliciting or enticing away from any Group Company any supplier who supplied goods or services to such Group Company within 12 (twelve) months immediately preceding the Completion Date; or

(e)

persuade, cause or attempt to persuade any other person doing business with any Group Company to terminate its relationship with such Group Company, or knowingly take any action that may result in the impairment of such relationship.

10.9.2

The Purchaser acknowledges and agrees that Clause 10.9 does not apply to any activities performed by Mr. H.A. Veth under the Employment Agreement or an employment agreement or other similar services agreement with a Group Company after Completion.

10.9.3	The consideration for the Seller’s obligations under Clause 10.9.1 is included in the Purchase Price.

10.9.4

In the event of a breach of Clause 10.9.1 which is not remedied within 5 (five) Business Days after the Purchaser has notified the Seller in writing of such breach, the Seller shall pay to the Purchaser an amount equal to EUR 25,000 (twenty-five thousand euro) per breach, to be increased by EUR 1,000 (one thousand euro) for each day such breach continues, as a penalty (and not in lieu of damages), without prejudice to any other rights or remedies available to the Purchaser, including a claim for damages.

11	WARRANTIES

11.1	Seller’s Warranties

11.1.1

The Seller hereby warrants to the Purchaser that each of the statements included in Schedule 11.1.1 (the Seller’s Warranties) is true and accurate on the date of this Agreement and each of the Fundamental Warranties and the statements included in paragraph 7 (Conduct of business) of Schedule 11.1.1 is true and accurate on the Completion Date.

share purchase agreement

11.1.2

The Seller acknowledges that the Purchaser is entering into this Agreement on the basis of and in reliance on the Seller’s Warranties and that Clause 11.1.1 reflects a negotiated allocation of risks between the Parties.

11.1.3	The Seller's Warranties are the only representations and warranties given by the Seller or any other member of the Seller's Group (whether express or implied) in connection with the Transaction.

11.1.4

Any disclosure against or qualification of any of the Seller’s Warranties through the Disclosed Information, shall be deemed to be a disclosure against or qualification of all of the Seller’s Warranties.

11.2	Purchaser’s Warranties

The Purchaser hereby warrants to the Seller that each of the statements set out in Schedule 11.2 (the Purchaser’s Warranties) is true and accurate on the date of this Agreement and on the Completion Date.

12	BREACH

Except as expressly otherwise provided in this Agreement, in case of a Breach or a breach of any other provision of this Agreement by the Seller, the Seller shall be liable towards the Purchaser or the Group Companies, as the Purchaser may direct, for all Damage suffered or incurred by the Purchaser and the Group Companies (or to be suffered or incurred) and Seller shall by means of a sole remedy of the Purchaser compensate the Purchaser or the Group Companies, as the Purchaser may direct, for such Damages in accordance with this Agreement.

13	Claims

13.1	Notification of claims

If the Purchaser is notified or becomes aware of any fact, matter, circumstance or event which has given rise to a Breach, the Purchaser shall notify the Seller thereof within 30 (thirty) Business Days following the awareness of such Breach, providing, to the extent available and reasonably possible, the relevant facts, matters, circumstances or events and a reasonable estimate of the Damage suffered or incurred or reasonably expected to be suffered or incurred by it or any of the Group Companies, provided however, that, subject to Clause 14.3, the failure of the Purchaser to timely notify the Seller shall only limit the Seller’s liability in respect of such Breach (i) to the extent such failure has adversely affected or is reasonably likely to adversely affect the Seller’s position and (ii) with an amount equal to the amount of Damages incurred or increased after the 30 (thirty) Business Day period.

13.2	Claims capable of remedy

To the extent that a fact, matter, circumstance or event giving rise to a Breach is capable of remedy, the Seller shall not be liable in respect of such Breach if and to the extent it is remedied within 30 (thirty) Business Days after the date on which the Seller was notified pursuant to Clause 13.1, or in case the Seller has initiated the remediation of the Breach within 1 (one) week after the date on which the Seller has been notified in accordance with Clause 13.1 and there is a concrete view on the remedy of such Breach, the Seller shall not be liable in respect of such Breach if and to the extent it is remedied within 50 (fifty) Business Days after the date on which the Seller was notified pursuant to Clause 13.1.

share purchase agreement

13.3	Third Party Claims

13.3.1

If the Purchaser is notified or becomes aware of any fact, matter, circumstance or event which has given rise to a claim against any member of the Purchaser’s Group (a Third Party Claim) and which, in turn, has given rise to a Breach, other than a Tax Claim in relation to which paragraph 5 of Schedule 16 shall apply instead:

(a)

the Purchaser shall and shall procure that the relevant Group Companies shall prior to any action to be conducted in connection with the Third Party Claim, notify the Seller thereof in accordance with Clause 13.1 and discuss with the Seller the most appropriate course of action to be taken and will negotiate in good faith to agree on the steps to be taken regarding the defense and control of the Third Party Claim;

(b)

in setting out their course of action for the defense and control of such Third Party Claim, the Purchaser and the Seller will use their reasonable endeavours to strike a fair balance between the interests of the Seller in keeping the Damages in connection with the Third Party Claim as low as possible and the interests of the Purchaser and the Group Companies to maintain good business relations with the third party concerned;

(c)

if the Parties do not agree on the course of action for defense of the Third Party Claim, the Seller shall be entitled to inform Purchaser that it wishes to pursue the conduct of the Third Party Claim within 10 (ten) Business Days following the conclusion of Parties on their disagreement on the course of action for the conduct of the Third Party Claim. If Seller does not wish to pursue the conduct of the Third Party Claim, Purchaser is entitled to do so. The Party that shall pursue the conduct of the Third Party Claim (the Practitioner), shall use its best efforts to strike a fair balance between the interests of the Seller in keeping the Damage in connection with the Third Party Claim as low as possible and the interests of the Purchaser and the Group Companies to maintain good business relations with the third party concerned;

(d)

in the conduct of the Third Party Claim, the Practitioner and the Group Companies shall always act in good faith and with reasonable prudence to minimize the Damages in connection with the Third Party Claim;

(e)

the Practitioner shall and shall procure that the Group Companies shall not (i) admit any liability or acknowledgement of standpoint or (ii) waive any defence, or (iii) reach any agreement, settlement or compromise, concerning such Third Party Claim, without Seller's prior written consent (which consent not to be unreasonably withheld); and

(f)

the Practitioner shall and shall procure that the Group Companies shall (i) keep the Parties promptly informed on the status and the progress of each aspect of the Third Party Claim throughout the process and development of the Third Party Claim, (ii) provide the Parties with copies or details (if not in writing) of communications and received information concerning the Third Party Claim which are reasonably required for the Parties, (iii) invite the other Party (or its own selected counsel or Representative) to participate in meetings and telephone conferences and the like and (iv) provide a draft of any prepared correspondence or documentation in connection with the conduct of the Third Party Claim to the other Party for input prior to sending or submitting the correspondence or documentation to the third party and incorporate the other Party’s input in those drafts.

share purchase agreement

13.4	No claims against employees

With effect from Completion, the Seller hereby waives, and shall procure that each member of the Seller’s Group shall waive, by means of an irrevocable third-party stipulation, its right to bring any claim against any present director or employee of any Group Company in respect of any information, opinion or advice supplied or given (or omitted to be supplied or given) by him or her to the Purchaser or any of the Purchaser’s Affiliates or Representatives in connection with a claim for a Breach, in each case other than in the event of fraud (bedrog), intentional recklessness (bewuste roekeloosheid) or wilful misconduct (opzettelijk wanpresteren) of such person.

14	LIMITATION OF LIABILITY

14.1	Disclosures and knowledge

The Seller shall not be liable in respect of a Breach (excluding a Breach of the Fundamental Warranties) to the extent that any matter, fact, circumstance or event giving rise to such Breach was fairly disclosed as part of the Disclosed Information.

14.2	General exclusions

The Seller shall not be liable in respect of any Breach if and to the extent such breach has occurred as a result of, is attributable to, or is increased by:

(a)	any change after Completion in accounting policies, bases, practices, group structure or methods applied in preparing any accounts or valuing any assets or liabilities of any Group Company; or

(b)	any change or enactment of Law coming into effect after the Completion Date (whether or not taking effect retroactively).

14.3	Overall time limitation

The Seller shall not be liable in respect of a Breach or a Tax Claim unless it was notified thereof by the Purchaser:

(a)	before the 4th (fourth) anniversary of the Completion Date where any Breach of the Fundamental Warranties is concerned;

(b)	before the date that is 6 (six) months after the last day on which a Tax Authority can claim the underlying Tax from any Group Company where any Tax Claim is concerned; and

(c)	before the date that is 15 (fifteen) months after the Completion Date where any other Breach is concerned.

share purchase agreement

14.4	Minimum claims

Except for Breaches pertaining to the Fundamental Warranties and the Tax Warranties, for which no threshold shall apply, the Seller shall not be liable in respect of any Breach, unless:

(a)	the amount of the claim concerned or of a series of related claims exceeds EUR 10,000 (ten thousand euro); and

(b)

the aggregate amount of all claims for Breach that are not excluded by Clause 14.4(a) exceeds EUR 50,000 (fifty thousand euro), in which case the Seller shall be liable for the full amount and not merely the excess.

14.5	Maximum liability

Except for Breaches pertaining to the Fundamental Warranties or claims under the Tax Indemnity, for which no maximum liability shall apply, the aggregate liability of the Seller under this Agreement shall not exceed 20% (twenty per cent) of the Purchase Price.

14.6	General reductions

When calculating the liability of the Seller in respect of a Breach, the following amounts shall be deducted:

(a)

any amount recovered (net of any Tax arising in respect thereof (or any Tax which would arise but for the availability of any Relief) by or benefit accruing to the Purchaser or any of the Group Companies from any third party, including an insurer, in respect of the matter that gave rise to such Breach;

(b)	the amount of any Tax Benefit arising to a Group Company that arises as a direct result of the underlying facts giving rise to the Breach;

(c)

the amount of any allowance, provision or reserve (other than in respect of deferred Tax) in respect of the fact, matter, circumstance or event giving rise to such Breach which has specifically been made in the Completion Accounts, as amended pursuant to Clause 4 finally agreed; and

(d)	the amount of the Damages that have increased as the result of any act or omission of the Purchaser or any of the Group Companies after Completion.

14.7	Obligation to mitigate

The Purchaser shall procure (as far as it is reasonably able) that the members of the Purchaser’s Group shall do all reasonable things to mitigate any Breach to the extent they are obligated to do so by Law.

14.8	No double recovery

The Purchaser shall not be entitled to recover from the Seller more than once in respect of the same loss or liability.

share purchase agreement

14.9	No limitations of liability

None of the limitations included in this Clause 14 shall apply in case of fraud (bedrog), wilful misconduct (opzet) or intentional recklessness (bewuste roekeloosheid) has taken place on the part of the Seller or any of the following Representatives of the Seller: H.A. Veth, J. Veth, C.J. Veth, T. Vergeer and M. Huisman in respect of a claim under this Agreement that results directly from such fraud (bedrog), wilful misconduct (opzet) or intentional recklessness (bewuste roekeloosheid).

14.10	Termination of liability

The Purchaser’s right to pursue any claim in respect of a Breach shall lapse (vervallen) if the Purchaser fails to institute legal proceedings in respect of it within twelve (12) months after the date on which a notice in respect of such Breach in accordance with this Agreement has been served, unless the Parties are still attempting to resolve their difference in respect of such Breach amicably, which is to be confirmed by Seller on request thereto by Purchaser and which confirmation shall not unreasonably withheld by Seller. For the purpose of this Clause 14.10, proceedings shall be deemed to have instituted when an arbitration request has been served on the Seller as set out in Clause 19.12.

15	SPECIFIC INDEMNITIES

The Seller shall indemnify (schadeloosstellen) and hold harmless (vrijwaren) the Purchaser and/or, at the Purchaser’s sole discretion, any of the Group Companies, for and against all actions, claims, demands, liabilities, Tax or Tax Liability, losses, costs, fees (including fees of legal counsel and other external advisers) and expenses suffered or incurred by or imposed upon or instituted against any of the Group Companies directly or indirectly in connection with:

(a)	the transfer of the shares in the capital of the Subsidiaries to the Company;

(b)	the transfer of the real estate and other assets as listed in the EY/HVG Step Plan from Exploitatiemaatschappij Veth B.V. to an entity controlled by the Seller;

(c)

the part of the contribution by Veth Propulsion B.V. to Rederij Jules Verne B.V. in the amount of EUR 150,000 (one hundred and fifty thousand euro) for the purposes of funding the sale of the Partycruiser Jules Verne which is not repaid to Veth Propulsion B.V. by Rederij Jules Verne B.V. pursuant to article 7, second indent, Samenweringsovereenkomst “Inruilgarantie Jules Verne” dated 21 April 2017, from which amount EUR 60.000 will be subtracted in connection with the benefits obtained in the same amount by the Group Companies pursuant to the Samenweringsovereenkomst “Inruilgarantie Jules Verne” dated 21 April 2017; and

(d)

a claim from Seller to Exploitatiemaatschappij Veth B.V. pursuant to the statements in articles 7 (Bodemonderzoek/ondergrondse tanks/asbest) and Garanties as included on pages 5 and 6 of the deed of transfer between Exploitatiemaatschappij Veth B.V. and Seller dated 25 May 2018 numbered 2018034201 regarding the sale and purchase of real property.

No limitations of the Seller’s liability set out in this Agreement shall apply to this Clause 15, save for Clauses 14.2 and 14.6 of this Agreement which shall apply mutatis mutandis to this Clause 15.

16	TAX

Schedule 16 applies in respect of the Tax matters set out therein. If and to the extent there is a conflict between the provisions of Schedule 16 and any of the other provisions of this Agreement, Schedule 16 shall prevail.

share purchase agreement

17	Confidentiality and announcements

17.1	Confidential Information

17.1.1

Subject to Clause 17.2, each Party shall, and shall procure that its Representatives and each other person to whom it discloses Confidential Information or to whom Confidential Information is disclosed at its request, shall keep confidential and not disclose or make available to anyone:

(a)	the existence or contents of the Transaction Documents, including this Agreement and any ancillary documents;

(b)	the subject matter or process of negotiations or any disputes between the Parties in connection with the Transaction;

(c)

in case of the Seller, Alnoseju Beheer B.V., Jaco B.V. or DS Unctoh B.V., any information of a secret, confidential or commercially sensitive nature or not generally known to the public with respect to Purchaser's Group received or held by the Seller, Alnoseju Beheer B.V., Jaco B.V. or DS Unctoh B.V. or any of their Representatives which relates to the Purchaser’s Group or, following Completion, any of the Group Companies or their respective businesses; or

(d)

in case of the Purchaser, any information of a secret, confidential or commercially sensitive nature received or held by the Purchaser or any of its Representatives which relates to the Seller’s Group or, prior to Completion, any of the Group Companies or their respective businesses;

(together, the Confidential Information);

unless and to the extent the Confidential Information is in or comes into the public domain other than as a result of a breach of any undertaking or duty of confidentiality by that Party, in which case such information shall no longer be deemed to form part of the Confidential Information.

17.1.2

Each of the Parties shall, or shall procure that each of its Representatives and other persons to whom it disclosed Confidential Information shall, on reasonable written demand from the other Party, immediately and at its own cost and expense, without keeping copies, (i) return to the other Party, all documents containing Confidential Information made available to it by (or on behalf of) the other Party or any of the other Party’s Representatives, (ii) destroy all reports, analyses, compilations, studies or other materials which contain or have been derived from or otherwise reflect any Confidential Information, (iii) expunge all Confidential Information from any of its computers or other devices containing Confidential Information, and (iv) upon request by the other Party, deliver to the other Party a certificate signed by it confirming that the obligations contained in this Clause 17.1.2 have been complied with, provided that each of the Parties may retain any Confidential Information as may be required by Law.

17.2	Permitted disclosures of Confidential Information

17.2.1	A Party may disclose Confidential Information only:

(a)	with the prior written approval of the other Party;

(b)	to the extent required by Law (including the regulations of any relevant stock exchange as applicable to either Party or its Affiliates) or pursuant to an order of a Governmental Entity;

share purchase agreement

(c)	to any Tax Authority in connection with the Tax affairs of the Purchaser or any Group Company (or as otherwise required to be disclosed by any Tax Law);

(d)	to the extent required for the purposes of fulfilling its obligations under this Agreement, the Employment Agreement or any other Transaction Documents;

(e)

to the extent reasonably required to conduct the defence of a claim or to enforce any rights or to exercise any remedies under the Transaction Documents, including this Agreement or any related agreement;

(f)

to that Party’s Representatives or Affiliates, but only to the extent necessary and provided that before any such disclosure is made, the person to whom such disclosure will be made is informed of the terms of this Clause and instructed to adhere to those terms as if such person were bound by them;

(g)

to a person that has the intention to assume rights or obligations of such Party under and in accordance with this Agreement, but only to the extent necessary and provided that before any such disclosure is made, the person to whom such disclosure will be made is informed of the terms of this Clause and instructed to adhere to those terms as if such person were bound by them;

provided that if a Party is required by Law (including the regulations of any relevant stock exchange as applicable to either Party or its Affiliates) or pursuant to an order of a Governmental Entity to disclose any Confidential Information, it shall promptly and if reasonably possible and lawful before disclosure occurs notify the other Party. The Party required to disclose Confidential Information shall, if reasonably possible and lawful, co-operate with the other Party with regard to the timing and content of such disclosure, or any action which the other Party may reasonably elect to challenge such requirement.

17.2.2

The Parties acknowledge that the Purchaser (or any of its Affiliates) is required by Law to disclose the content of this Agreement as part of their 8K-filing as a result of which such disclosure is permitted under this Agreement. By signing this Agreement, the Parties agree that no further notifications in this respect are required to be made by the Purchaser to the Seller and the Purchaser will be entitled to disclose the content of this Agreement as part of their 8K-filing on the date of this Agreement.

17.3	Announcements

No announcement or press release regarding the Transaction or any element thereof shall be made or issued other than with the prior written approval of each of the Parties (it being understood that the Purchaser shall, post-Signing, be entitled to make such an announcement or press release in substantially the form attached hereto as Schedule 17.3). This shall not affect any announcement required by Law (including the regulations of any relevant stock exchange as applicable to either Party or its Affiliates), provided that the Party with an obligation to issue an announcement shall as soon as reasonably possible and if reasonably possible and lawful before disclosure occurs notify the other Party. The Party with an obligation to make an announcement shall, if reasonably possible and lawful, co-operate with the other Party with regard to the timing and content of such announcement, or any action which the other Party may reasonably elect, to challenge such requirement.

share purchase agreement

18	TERMINATION

18.1	Events of termination

This Agreement may be terminated:

(a)	at any time by mutual agreement between the Parties with immediate effect; or

(b)	by the Purchaser in accordance with Clause 7.4 (Non-satisfaction of any Condition Precedent).

18.2	Consequences of termination

18.2.1

Termination of this Agreement shall not affect the accrued rights and obligations of the Parties at that time, nor the continued validity of the provisions of Clauses 1 (Definitions and interpretation) and 17 (Confidentiality and announcements), this Clause 18 (Termination), and Clauses 19.2 (Costs and expenses), 19.3 (Payments), 19.4 (Assignment), 19.5 (Entire agreement), 19.6 (Remedies), 19.7 (Waiver and variation), 19.8 (No third party beneficiaries), 19.9 (Severability), 19.10 (Notices), 19.11 (Notarial independence), 19.12 (Governing law and jurisdiction), and 19.13 (Counterparts).

18.2.2	To the extent any of the obligations under this Agreement were performed prior to termination of this Agreement, the Parties shall reverse any performance already received.

19	MISCELLANEOUS

19.1	Further assurances

Each Party shall, at its own cost and expense, execute such documents and do such things, or procure (as far as it is reasonably able) that another person executes such documents and does such things, as the other Party may from time to time reasonably require in order to give full effect to, and give each Party the full benefit of, this Agreement.

19.2	Costs and expenses

19.2.1

Except as otherwise provided in this Agreement or any other Transaction Documents, each Party shall pay its own costs and expenses relating to the negotiation, preparation and execution by it of this Agreement and any other Transaction Documents and the fulfilment of its obligations hereunder.

19.2.2	The costs and expenses of the Deed of Transfer and other notarial documents required to give effect to the transfer of the Shares shall be borne by the Purchaser.

19.3	Payments

19.3.1

Except as otherwise provided in this Agreement, all payments to be made hereunder shall be made in euro by way of electronic transfer in immediately available funds on or before the due date for payment and for the same day value:

(a)	if to the Seller, to the Seller’s Account;

(b)	if to the Purchaser, to the Purchaser’s Account

share purchase agreement

(c)	if to the Escrow Agent, to the Escrow Account; and

(d)	if to the Notary, to the Notary Account.

19.3.2

Except as otherwise provided in this Agreement, if a Party defaults in the payment, when due, of any sum payable under this Agreement, it shall pay statutory interest on the basis of Section 6:119 DCC at the then applicable rate on that sum from the date on which payment is due up to and including the date of actual payment, which interest shall accrue from day to day and be compounded monthly.

19.3.3

Where any payment is made under this Agreement (other than the payment of the Purchase Price itself or of the Intercompany Debt, that payment shall, to the extent possible, be treated as an adjustment of the Purchase Price equal to any such amount and be treated accordingly by the Parties in all relevant respects.

19.3.4

Subject to Clause 19.2.2, all payments made by a Party under this Agreement shall be made free from any counterclaim or set-off and without deduction or withholding of any Tax other than Taxes to be deducted or withheld by Law. If a Party is required by Law to make a deduction or withholding in respect of any sum payable under this Agreement, such sum shall be increased to the extent necessary to ensure that, after the making of any such deduction or withholding, the other Party receives the full amount which would have been received but for such deduction or withholding.

19.3.5

If any payment to a member of the Purchaser’s Group under this Agreement is or becomes subject to Tax in the hands of the recipient, the amount paid shall be increased to ensure that the net amount received by the recipient after such Tax is equal to the amount which would have been received by the recipient had the payment not been subject to Tax.

19.4	Assignment

19.4.1

Subject to Clauses 19.4.2, 19.4.3 and 19.4.4 the rights and obligations of a Party under this Agreement cannot be assigned, otherwise transferred (whether directly or indirectly) or Encumbered, without the prior written consent of the other Party.

19.4.2	The Purchaser may assign its rights and transfer its obligations under this Agreement to:

(a)

any of its Affiliates, provided that the Purchaser shall remain liable on a joint and several (hoofdelijke) basis for the due and proper fulfilment by such Affiliate of all obligations under this Agreement; or

(b)	a purchaser of the Business (or any part thereof) or any of the Assets;

and the Seller hereby irrevocable grants its consent, in advance, to the Purchaser for purposes of any such assignment (or transfer). Any assignee (or transferee) may itself make an assignment (or transfer) as if it were the Purchaser under this Clause 19.4.2.

19.4.3

Any receivables (vorderingen) of the Purchaser under this Agreement, and for the avoidance of doubt only such receivables, can and may be assigned or pledged in connection with the financing of the Transaction. The Seller shall countersign any notice of pledge in this respect. The Seller hereby grants its prior written approval to the Purchaser to disclose this Agreement to any of the Purchaser’s financiers, provided that before any such disclosure is made, such financiers are informed of the terms of Clause 17.1 and instructed to adhere to those terms as if they were bound by them, it being understood that such financiers will be entitled to disclose the same to any office, registrar or Governmental Entity (including the Dutch tax authorities) in any jurisdiction for purposes of perfection or execution of such assignment or pledge.

share purchase agreement

19.4.4

The Seller may assign its right in respect of the Earn-Out (if any) under this Agreement once the Earn-Out has become payable to Alnoseju Beheer B.V., Jaco B.V. and DS Unctoh B.V. in the proportions of their shareholdings held in the Seller on the date of this Agreement provided that the Seller shall notify the Purchaser thereof in writing and the Purchaser hereby irrevocably grants its consent, in advance, to the Seller for purposes of such assignment, provided that:

(a)

the Seller shall remain (i) up to the moment on which the securities in the capital of Twin Disc, Incorporated have been acquired by Alnoseju Beheer B.V., Jaco B.V. and DS Unctoh B.V. liable on a joint and several basis for the due and proper fulfilment by each of Alnoseju Beheer B.V., Jaco B.V. and DS Unctoh B.V. of all its obligations under this Agreement and (ii) the sole person of contact for the Purchaser under this Agreement; and

(b)	no change of Control in Alnoseju Beheer B.V., Jaco B.V. and DS Unctoh B.V, respectively, has occurred after the date of this Agreement.

19.4.5	Any purported assignment, transfer or Encumbrance in breach of this Clause 19.4 shall be null and void.

19.5	Entire agreement

This Agreement (together with the other Transaction Documents) represents the entire understanding, and constitutes the whole agreement, in relation to the Transaction and replaces any prior agreement including undertakings, arrangements, offer letters, understandings or statements of any nature (whether or not in writing) between the Parties with respect thereto, including, for the avoidance of doubt, the letter of intent dated 2 March 2018, which the Parties hereby terminate.

19.6	Remedies

Except as otherwise provided in this Agreement, each Party hereby excludes or irrevocably waives its rights arising out of Section 7:17 DCC, its right to invoke Section 6:228 or 6:230 DCC (as a consequence of which an error shall remain for the risk of the Party in error) and, with effect from Completion, its right to rescind (ontbinden) or nullify (vernietigen) this Agreement to the extent such would result in an obligation on the Parties to reverse the transfer of the Shares.

19.7	Waiver and variation

19.7.1

Except as otherwise provided in this Agreement, no omission or delay on the part of any Party in exercising any right or remedy under this Agreement or by Law shall be construed as a waiver thereof or of any other right or remedy, nor shall prejudice or impair any further exercise of such or any other right or remedy. Any single or partial exercise of any right or remedy under this Agreement or by Law shall not preclude the further or any future exercise thereof or of any other right or remedy.

19.7.2

A waiver of any right or remedy under this Agreement shall only be effective if given in writing and executed by or on behalf of the Party giving the waiver, and shall not be deemed a waiver of any right or remedy in respect of any subsequent breach or default.

share purchase agreement

19.7.3	An amendment of or supplement to this Agreement shall only be valid if it is in writing and duly signed by or on behalf of the Parties.

19.8	No third party beneficiaries

This Agreement is concluded for the benefit of the Parties and their respective successors and permitted assigns, and nothing in this Agreement is intended to or implicitly confers upon any other person any right, benefit or remedy of any nature whatsoever, except to the extent explicitly stated in this Agreement. In the event that any third party stipulation contained in this Agreement is accepted by any third party, such third party will not become a party to this Agreement.

19.9	Severability

If any provision of this Agreement, or the application thereof to any Party or circumstance, is held to be illegal, invalid or unenforceable in whole or in part under any Law, then such provision shall to that extent be deemed not to form part of this Agreement and, to the extent reasonably possible, replaced by the Parties with a legal, valid and enforceable provision that, seen in the context of this Agreement as a whole, achieves as closely as possible the intention of the Parties under this Agreement, without affecting the legality, validity and enforceability of the remainder of this Agreement.

19.10	Notices

19.10.1

Any communication to be made under or in connection with this Agreement, including any notice to be given by a Party to the other Party, shall be in writing and in English, and unless otherwise provided in this Agreement, may be by letter or email.

19.10.2

The (email) address and the company, department or officer, if any, for whose attention the communication is to be made of each Party for purposes of any communication under or in connection with this Agreement is that identified in this Clause 19.10.2 or any substitute (email) address or company, department or officer as a Party may notify the other Party by not less than 5 (five) Business Days' notice.

The Seller

Alnoseju Beheer B.V.

Address:     Westeind 194

3351 AS Papendrecht

The Netherlands

Attention:   Mr. Erik Veth

Email:         e.veth@veth.net

Jaco B.V.

Address:     Elzenmeet 9

4325 GC Renesse

The Netherlands

Attention:   Mr. Jan Veth

Email:         e.veth@veth.net

share purchase agreement

DS Unctoh B.V.

Address:     Iroko 291

3315 PV Dordrecht

The Netherlands

Attention:   Mr. Cornelis Veth

Email:         e.veth@veth.net

For the Seller, with a copy by email to:

HVG Law LLP

Address:      Boompjes 258

3011 XZ Rotterdam

The Netherlands

Attention:   Mr. Sijmen de Lange

Email:        sijmen.de.lange@hvglaw.nl

The Purchaser

Twin Disc NL Holding B.V.

Address:     1328 Racine Street

Racine, Wisconsin 53403

USA

Attention:   Mr. Tim Batten

Email:         batten.tim@twindisc.com

With a copy by email to:

Loyens & Loeff N.V.

Address:      Fred. Roeskestraat 100

1076 ED Amsterdam

The Netherlands

Attention:   Mr. Herman Kaemingk

Email:        herman.kaemingk@loyensloeff.com

19.10.3	Any notice shall be delivered by hand or courier, or sent by registered post, and shall be deemed to have been received:

(a)	in the case of delivery by hand or courier service, at the time of delivery;

(b)	in the case of registered post, on the 3rd (third) Business Day following the date of posting; and

(c)	in the case of email, on the date and time transmitted, as evidenced by confirmation of delivery by a delivery receipt.

share purchase agreement

19.10.4

Any notice not received on a Business Day or received after 17:00 on any Business Day in the place of receipt shall be deemed to be received at the start of the following Business Day in the place of receipt.

19.11	Notarial independence

The Parties acknowledge that the Notary is associated with Loyens & Loeff N.V., the firm that advises the Purchaser in the Transaction. With reference to the Code of Conduct (Verordening beroeps- en gedragsregels) established by the Royal Notarial Professional Organisation (Koninklijke Notariële Beroepsorganisatie), the Parties hereby explicitly agree that:

(a)	the Notary shall execute any notarial deeds and other relevant Transaction Documents related to this Agreement; and

(b)

the Purchaser is and may in future be assisted and represented by Loyens & Loeff N.V. in relation to this Agreement and any documents that may be concluded, or disputes that may arise, in connection therewith.

19.12	Governing law and jurisdiction

19.12.1

This Agreement (for the avoidance of doubt including the provisions of Clause 19.12.2) and any non-contractual obligations arising out of or in connection with it are governed by and shall be construed in accordance with the laws of the Netherlands.

19.12.2

Except as expressly otherwise provided in this Agreement (e.g. in case the independent expert procedure pursuant to Clause 4.2.3 applies), any disputes arising out of or in connection with this Agreement, including regarding the existence or validity of this Agreement, and any non-contractual obligations arising out of or in connection with this Agreement, shall be referred to and finally resolved by arbitration under the rules of the Netherlands Arbitration Institute (Nederlands Arbitrage Instituut) (NAI), taking into account the following:

(a)

the number of arbitrators shall be 3 (three) of which at least one shall be a lawyer with a Dutch law degree or admitted to practice Dutch law, and shall be appointed in accordance with Section 13 of the NAI rules;

(b)	the seat of the arbitration shall be Amsterdam, the Netherlands;

(c)	the language of the arbitration shall be English;

(d)	the arbitrators shall decide according to the rules of law;

(e)

consolidation of the arbitral proceedings with other arbitral proceedings pending in the Netherlands, as provided for in Section 1046 of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering) and in Section 39 of the NAI rules, is excluded; and

(f)

the arbitral award shall not be disclosed other than to the Parties to the arbitration proceedings, not even on an anonymous basis, and the Parties agree to take all action reasonably required to prevent any such disclosure.

share purchase agreement

19.13	Counterparts

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

Signature pages, Schedules and Annexes to follow

share purchase agreement

SIGNATURE PAGES

Seller

___________________________
Name:	Mr. H.A. Veth
Title:	Director

For the acknowledgement of and agreement with the clauses explicitly applicable to them, including but not limited to Clause 5.2.5 and Clause 10.9:

Signed for and on behalf of Alnoseju Beheer B.V. by,

___________________________
Name:	H.A. Veth
Title:	director

Signed for and on behalf Jaco B.V. by,

___________________________
Name:	J. Veth
Title:	director

Signed for and on behalf DS Unctoh B.V. by,

___________________________
Name:	C.J. Veth
Title:	director

share purchase agreement

Purchaser

Signed for and on behalf of Twin Disc NL Holding B.V. by,

___________________________
Name:	J.H. Batten
Title:	Proxy holder

For acknowledgement of and agreement with Clause 10.9 by,

___________________________	___________________________
Name:	H.A. Veth	Name:	J. Veth

___________________________
Name:	C.J. Veth

share purchase agreement

Schedule (C)

Particulars of the Company and the Subsidiaries

The Company

Company name		Veth Propulsion Holding B.V.

Form of company		Dutch private limited liability company

Registered number		71870369

Registered office		Nanegat 17, 3356 AA, Papendrecht

Date of incorporation		12 June 2018

Managing directors		H.A. Veth

Registered proxy holders		N/A

Authority to represent the company		The general managers individually

Share capital	Issued	EUR 18,000

	Paid up	EUR 18,000

Shares	Nominal value	EUR 100

	Classes	Ordinary shares

Shareholders and shares held		Het komt vast goed B.V. (100%)

Financial year		Calendar year

The Subsidiaries

Company name		Exploitatiemaatschappij Veth B.V.

Form of company		Dutch private limited liability company

Registered number		23071520

Registered office		Papendrecht

Date of incorporation		25 March 1993

Managing directors		● Mr. Jan Veth; and ● Mr. Erik Veth.

Registered proxy holders		Marco Gerrit Huisman (up to EUR 75,000)

Authority to represent the company		Each managing director individually

Share capital	Issued	EUR 18,152

	Paid up	EUR 18,152

Shares	Nominal value	EUR 453.80

	Classes	Ordinary shares

Shareholders and shares held		Het komt vast goed B.V.: 40 shares

Financial year		Calendar year

share purchase agreement

Company name		Veth Diesel B.V.

Form of company		Dutch private limited liability company

Registered number		23072995

Registered office		Papendrecht

Date of incorporation		19 September 1993

Managing directors		● Mr. Jan Veth; and ● Mr. Erik Veth.

Registered proxy holders		N/A

Authority to represent the company		Each managing director individually

Share capital	Issued	EUR 18,152

	Paid up	EUR 18,152

Shares	Nominal value	EUR 453.80

	Classes	Ordinary shares

Shareholders and shares held		Het komt vast goed B.V.: 40 shares

Financial year		Calendar year

Company name		Veth Electra B.V.

Form of company		Dutch private limited liability company

Registered number		24414585

Registered office		Papendrecht

Date of incorporation		3 May 2007

Managing directors		Mr. Erik Veth

Registered proxy holders		N/A

Authority to represent the company		Each managing director individually

Share capital	Issued	EUR 32,400

	Paid up	EUR 32,400

Shares	Nominal value	EUR 180

	Classes	Ordinary shares

Shareholders and shares held		Het komt vast goed B.V.: 180 shares

Financial year		Calendar year

share purchase agreement

Company name		Veth Propulsion B.V.

Form of company		Dutch private limited liability company

Registered number		23071521

Registered office		Papendrecht

Date of incorporation		23 March 1993

Managing directors		● Mr. Jan Veth; and ● Mr. Erik Veth.

Registered proxy holders		● Mr. Marco Huisman (up to EUR 500,000); and ● Mr. Willem Clausing (signing export documents).

Authority to represent the company		Each managing director individually

Share capital	Issued	EUR 18,152

	Paid up	EUR 18,152

Shares	Nominal value	EUR 453.80

	Classes	Ordinary shares

Shareholders and shares held		Het komt vast goed B.V.: 40 shares

Financial year		Calendar year

Company name		Veth Thrusters B.V.

Form of company		Dutch private limited liability company

Registered number		24313395

Registered office		Papendrecht

Date of incorporation		30 November 2000

Managing directors		● Mr. Jan Veth; and ● Mr. Erik Veth.

Registered proxy holders		N/A

Authority to represent the company		Each managing director individually

Share capital	Issued	EUR 18,000

	Paid up	EUR 18,000

Shares	Nominal value	EUR 100

	Classes	Ordinary shares

Shareholders and shares held		Het komt vast goed B.V.: 180 shares

Financial year		Calendar year

share purchase agreement

Schedule 1.1(a)

Data Room index

[To be attached separately]

[Omitted pursuant to Item 601(b)(2) of Regulation S-K]

share purchase agreement

Schedule 1.1(b)

EY/HVG Step Plan

[To be attached separately]

[Omitted pursuant to Item 601(b)(2) of Regulation S-K]

share purchase agreement

Schedule 1.1(c)

Agreed Form Lease Agreement

[To be attached separately]

[Omitted pursuant to Item 601(b)(2) of Regulation S-K]

share purchase agreement

Schedule 3.2(a)

Escrow Agreement

[To be attached separately]

share purchase agreement

Schedule 4.1.1 (Part A)

Definitions of Cash, Debt and Working Capital

Cash:

Currency: EUR in millions		Illustrative Dec-17	Completion accounts
Account description (English translation)	Account description (GL)
Cash on hand	Kas	0.0	[ ]
Cash on hand FX	Kas Vreemde Valuta's	0.0	[ ]
ING bank (inz. Scylla Tours)	ING bank (inz. Scylla Tours)	-	[ ]
ING bank (ST) 671.892.541 dep.	ING bank (ST) 671.892.541 dep.	-	[ ]
ING bank (ST) 671.918.133 dep.	ING bank (ST) 671.918.133 dep.	-	[ ]
Rabobank 1023.57.42.76	Rabobank 1023.57.42.76	-	[ ]
Rabobank 3930 12.123	Rabobank 3930 12.123	0.0	[ ]
Suspense accounts Rabobank/ING	Tussenrekening rabobank/ING	-	[ ]
Pledged bankguarantees	Verpanding bankgaranties	-	[ ]
Rabobank savings accounts	Rabobank spaarrekening	-	[ ]
Rabobank savings account 1334829756	Rabobank spaarr 1334829756	-	[ ]
Rabobank deposito 123552540	Rabo depositorek 123552540	-	[ ]
Deposits	Deposito's	-	[ ]
Rabobank internet savingsaccounts	Rabobank internetsparen	-	[ ]
ING bankguarantees	ING bankgaranties	-	[ ]
USD Rabobank	$ rekening Rabobank	-	[ ]
USD Rabobank FX diff	$ rekening Rabobank koersv.	-	[ ]
USD ING bank	$ rekening ING	0.1	[ ]
RMB ING bank	Rmb rekening ING	0.1	[ ]
Postgiro bank	Postgiro	-	[ ]
ING bank	ING bank 66.182.60	0.1	[ ]
ING savings account 6718	ING spaar zakelijk 6718	-	[ ]
ING savings account 1666	ING spaar bonus 1666	-	[ ]
Investments	Beleggingen	-	[ ]
Current accounts	Current accounts due to/from Seller	[0.6 ]	[ ]
Cash <c>		0.9	[ ]

Debt:

Currency: EUR in millions		Illustrative Dec-17	Completion accounts
Account description (English translation)	Account description (GL)
Current accounts	Vorderingen VMH agv proforma opstelling	-	[ ]
Corporate income tax accured and unpaid	Vennootschapsbelasting	-	[ ]
Dividend payables		-	[ ]
Transaction cost payable		-	[ ]
Any bonus payable in relation to the transaction		-	[ ]
Any interest or breakage fees		-	[ ]
Financial debt <d>		-	[ ]

share purchase agreement

Working Capital:

Currency: EUR in millions		Illustrative Dec-17	Completion accounts
Account description (English translation)	Account description (GL)
Invoices to be received	Te ontvangen goederenfacturen	0.2	[ ]
Work in progress (inventory)	Onderhanden werk (voorraad)	0.5	[ ]
Unallocated internal projects	Te verdelen interne projecten	-	[ ]
Veth-jet parts	Voorraad veth-jet onderdelen	1.5	[ ]
Compact-Jet parts	Voorraad compact-jet delen	0.5	[ ]
Z-drive parts	Voorraad z-drive onderdelen	5.2	[ ]
Additional scope spare parts	Voorraad scope extra artikelen	0.4	[ ]
Hydraulic parts	Voorraad hydrauliek onderdelen	0.3	[ ]
Mechanical seals	Voorraad lagers en seals	0.7	[ ]
Ballast pump parts	Voorraad ballastpomp onderd.	0.1	[ ]
Scania parts	Voorraad scania onderdelen	0.8	[ ]
Sisu-diesel parts	Voorraad sisu-diesel onderd.	0.3	[ ]
Capitol parts	Voorraad capitol onderdelen	0.0	[ ]
Electronic parts	Voorraad electra onderdelen	1.4	[ ]
Electronic nv parts	Voorraad electra nv	0.1	[ ]
Fitwerk' parts	Voorraad fitwerk	0.1	[ ]
Bow rudder parts	Voorraad onderdelen koproeren	0.0	[ ]
Spude pole parts	Voorraad spudpaal onderdelen	0.1	[ ]
Spare parts	Voorraad onderdelen	0.6	[ ]
Spare parts nv	Voorraad onderdelen nv	0.1	[ ]
Packaging material	Voorraad verpakkingsmateriaal	0.0	[ ]
Returnable parts	Statiegeld	0.0	[ ]
Obsolete stock provision	Voorz. incourante voorraad	(1.7)	[ ]
Projects to be capitalised	Te activeren tbv projecten	-	[ ]
Purchases to be invoiced (projects)	Ntf inkopen voor projecten	(0.0)	[ ]
Purchases project diesel	Inkoop project diesel	-	[ ]
Purchases electra	Inkoop project electra	-	[ ]
Purchases veth-jet/vp/cj	Inkoop project veth-jet/vp/cj	-	[ ]
Purchases z-drive/tunnel	Inkoop project z-drive/tunnel	-	[ ]
Inventory adjustments		-	[ ]
Stock count differences		-	[ ]
Inventory		11.0	[ ]

Debtors (Netherlands)	Debiteuren binnenland	3.7	[ ]
Debtors (EU)	Debiteuren eu	0.9	[ ]
Debtors (export)	Debiteuren export	0.9	[ ]
Debtors to be invoiced	Nog te factureren goederen	0.0	[ ]
Provision for doubtful debtors	Reserv. dubieuze debiteuren	(0.1)	[ ]
Trade debtors		5.4	[ ]

share purchase agreement

Creditors (Netherlands)	Crediteuren binnenland	(1.2)	[ ]
Creditors (EU)	Crediteuren eu	(0.2)	[ ]
Creditors (export)	Crediteuren export	(0.1)	[ ]
Creditors in transit	Crediteurenbet. onderweg	-	[ ]
Trade creditors		(1.5)	[ ]

VAT payable 19%	Af te dragen btw 19%	-	[ ]
VAT receivable 19%	Te vorderen btw 19%	-	[ ]
VAT payable	Af te dragen btw	-	[ ]
VAT payable low rate	Af te dragen btw laag	-	[ ]
VAT receivable	Te vorderen btw	-	[ ]
VAT receivable low rate	Te vorderen btw laag	-	[ ]
Received/paid VAT	Terug ontvangen/betaalde btw	0.6	[ ]
VAT EU	Verleggingsrekening btw eu	-	[ ]
VAT EU 19%	Verleggingsrekening btw eu 19%	-	[ ]
VAT payable 21%	Af te dragen btw 21%	-	[ ]
VAT receivable 21%	Te vorderen btw 21%	0.0	[ ]
VAT doubtful accounts	Btw dubieuze debiteuren	0.0	[ ]
VAT personal spendings	Te verdelen btw prive	-	[ ]
VAT balance		0.6	[ ]

Holliday money	Reservering vakantietoeslag	(0.5)	[ ]
Social securities employee and employer	Sociale lasten wn+wg (ingeh)	-	[ ]
Pension premium paid	Betaalde premies mn	1.2	[ ]
Pension premium paid (withheld)	Ingehouden premies mn	(1.2)	[ ]
Wage taxes payable	Loonheffing tb	(0.1)	[ ]
Health insurance premium payable	Premie ziektekostenverzekering	0.1	[ ]
Suspense account wages payable	Tussenrek. te verr. met lonen	0.0	[ ]
Suspense account pv	Tussenrekening pv	-	[ ]
Wages payable	Uit te betalen lonen	-	[ ]
Other wage amounts payable	Te verdelen tantieme	(0.1)	[ ]
Social securities balance		(0.6)	[ ]

Prepaid fiinscrew	Vooruitbetaald fiinscrew	0.0	[ ]
Prepaid duritcast	Vooruitbetaald duritcast	0.0	[ ]
Amounts in transit	Kruisposten	0.0	[ ]
General insurance receivable/payable	Te verdelen alg verzekering	0.1	[ ]
Car insurance receivable/payable	Te verdelen autoverzekering	0.0	[ ]
Ohc	Te verdelen ohc	0.0	[ ]
Other prepaid/receivables	Te ontv./vooruitbet. bedragen	0.0	[ ]
Other receivables		0.3	[ ]

share purchase agreement

Work in progress provision	Voorziening ohw	(0.2)	[ ]
Prepayments from customers	Vooruitbetaald van klanten	(43.3)	[ ]
Released revenue in P&L (WIP)	Ohw omzet in resultaat	34.6	[ ]
Work in progress	Onderhanden werk algemeen	32.2	[ ]
Work in progress (corrections)	Onderhanden werk (correcties)	(26.5)	[ ]
Work in progress accrued costs	Ohw te betalen kosten	(2.0)	[ ]
Work in progress to be invoiced	Ohw nog te factureren	1.7	[ ]
Work in progress overhead coverage	Ohw dekking overhead	0.5	[ ]
Suspense account damage	tusserrekening schade	-	[ ]
Management fee payable	Te verdelen managemntfee	(0.1)	[ ]
Accountant fees payable	Te verdelen accountant	(0.0)	[ ]
Rent cost payable	Te verdelen huur gebouwen	-	[ ]
Other amounts payable	Te betalen bedragen	(0.0)	[ ]
Invoices recevied in advance	Vooruitgefactureerde bedragen	(0.0)	[ ]
Commission payable	Te verrekenen commissie amat	(0.0)	[ ]
Management fee J.C. Veth adjustment (to be excluded from WC)		-	[ ]
Warranty provision	Garantievoorziening	(0.6)	[ ]
Jubilee provision	Voorziening jubileumuitkering	(0.2)	[ ]
Other payables		(4.0)	[ ]
Completion Working Capital		11.2	[ ]

Calculation example of the Initial Purchase Price

Currency: EUR in millions	Illustrative Dec-17
Amount as per clause 3.1.1 (a)	49.7
Cash	0.9
Debt	-
NWC surplus / (deficit)	1.8
Initial Purchase Price	52.4
Settlement of CA	(0.6)
Total proceeds Seller	51.8

Initial Purchase Price	52.4
Settlement of CA by the Seller	(0.6)
Net payment Buyer	51.8

share purchase agreement

Schedule 4.1.1 (Part B)

Other Principles

1.	ACCOUNTING AND ADJUSTMENT POLICIES

1.1

No account shall be taken of events taking place after the Effective Time, and only with regard to information available to the Parties up to the date of delivery of the draft Completion Accounts by the Purchaser to the Seller and only where such information provides additional evidence of conditions existing at the Completion Date and affecting amounts in the draft Completion Accounts.

1.2	The Completion Accounts will exclude any assets or liabilities in relation to deferred tax.

1.3	The Completion Accounts shall be prepared on the basis that the Effective Time represents a financial period end for the Company and each Subsidiary and that a full financial close of the accounting records shall be performed including detailed analysis of prepayments and accruals, reconciliation of inter-Group balances, cut-off procedures and other year-end adjustments but always subject to the requirements of the specific policies set out herein.

1.4	The Completion Accounts shall be prepared in a manner consistent with the business continuing as a going concern and shall exclude the effects of change of control or ownership.

1.5

The Completion Accounts shall be prepared on a consolidated basis by reference to the general ledgers of the Group Companies as at the Effective Time in the format set out in Part A of this Schedule and in accordance with:

(a)	the accounting and adjustment policies set out further in this Part B of Schedule 4.1.1;

(b)	subject to (a) above, the Accounting Principles; and

(c)	subject to (a) and (b) above, and to the extent not covered and not inconsistent with (a) and (b) above, Dutch GAAP as at the Balance Sheet Date.

For the avoidance of doubt, paragraph (a) shall take precedence over paragraphs (b) and (c), and paragraph (b) shall take precedence over paragraph (c).

1.6	The Completion Statement will be prepared in euros. Assets and liabilities in the Completion Statement denominated in a currency other than euros shall be converted into euro at the Exchange Rate.

1.7

Subject to any other specific policies in this part B of Schedule 4.1.1, where an accrual or provision was made in the Accounts, no reduction in the accrual is permitted in respect of non-cash adjustments.

1.8	A bad and doubtful debt provision will be recognised in the Completion Statement as follows:

(a)

100% provision will be made for any trade receivables outstanding more than 12 (twelve) months from the invoice date at the Completion Date, unless it is very likely that such receivable will be paid by the relevant party;

share purchase agreement

(b)	100% provision will be made in respect of trade receivables outstanding less than 12 (twelve) months from the invoice date at the Completion Date where:

(i)       notification of administration of that debt has been received by the date the Completion Accounts are delivered to the Purchaser by the Seller;

(ii)      to the extent that there is evidence of a fee dispute and it is probable, having regard for the payment history of the client, evidence from discussions and correspondence between the fee surveyor and the client, and the extent of further measures available to procure payment of the trade receivable, that those amounts will not be fully received, a provision will be made based on the best estimate of the probable fee reduction of the fee surveyor responsible for delivery of the services to which the fee relates;

in each case in respect of (a) and, (b) above, except to the extent that the trade receivable has been received in the period up to the date on which the Purchaser delivers the Completion Accounts to the Seller. No other provision or reserve will be made in respect of trade receivables.

1.9

WIP shall (i) exclude the value of projects (other than the yacht project as referred to under (ii)) for which there is not an associated sales order, or projects with a sales order of more than 18 (eighteen) months prior to the Completion Date and (ii) exclude the value of following yacht projects with Amels: EPRON004 (WIP EUR 47,000) and EPRON005 (WIP EUR 53,000), for which there is not an associated sales order, or projects with a sales order of more than 3 (three) years prior to the Completion Date. WIP shall also take account of any expected project losses.

1.10

Inventory shall include parts in stock required for Business’ operations (e.g. z-drive parts, Veth-jet parts), invoices to be received regarding purchased stock parts and be valued at the lower of cost or net realisable value. An inventory provision will be made for each SKU at the following rates:

(a)	100% where the SKU or product has been discontinued or damaged;

(b)	where it is improbable that finished goods not attached to existing orders will be resold; or

(c)	or any unaccounted for inventory based on a physical stocktake performed at the Completion Accounts Date.

1.11	Other receivables relate to prepaid assets for which there is a benefit to the Business.

1.12

Other liabilities shall include full accruals of estimated business expenses, insurances, social security, performance guarantees, supplier rebates, expected project losses, utilities, amounts in transit and jubilee obligations up until the Effective Time. The Purchaser retains the right to perform review procedures on the accrual balances, including requesting substantiation and test cut-off procedures performed by management.

1.13	Full accrual will be made of management fees and bonuses based on a straight line basis based on the proportion of the financial year between the Completion Date and the full year estimate.

1.14

The Completion Accounts shall contain provision for all income tax liabilities of the Group Companies resulting from or by reference to any income, profits or gains earned, accrued or received on or before the Effective Time or any event occurring on or before the Effective Time. Liabilities in respect of corporate income tax included in the Completion Accounts shall be limited to amounts which, as at the Completion Date, are due or payable or have accrued in respect of taxable income profits or gains earned or accrued on or before the Completion Date taking into account any payments made in respect of or on account of such corporation tax for the relevant period prior to the Completion Date.

share purchase agreement

1.15	Cash will be reduced for any unpaid monies related to monies owed and/or historical bonus entitlements to the Group’s Technical Director, being Mr. M. Huisman.

1.16	For the avoidance of doubt, Cash and Working Capital will exclude loans due from customers, third parties and/or related parties, except for intercompany receivables by the Company from the Seller.

share purchase agreement

Schedule 4.1.1 (Part C)

Determination of Target Working Capital

The Target Working Capital will be equal to the average Working Capital per month-end calculated over the period as from 1 July 2017 up to and including 30 June 2018, based on the numbers included in the table below.

Month	Working Capital Currency: EUR in millions
July 2017	8.5
August 2017	9.0
September 2017	9.5
October 2017	8.2
November 2017	9.2
December 2017	11.2
January 2018	11.0
February 2018	10.6
March 2018	12.6
April 2018	12.9
May 2018	[●]
June 2018	[●]
Target Working Capital (month-end average from July 2017 to June 2018)	[●]

The Parties shall in good faith agree upon the Working Capital amount of [April, May and June] 2018 prior to the date on which the Initial Purchase Price is to be determined in accordance with this Agreement. To the extent the Working Capital amount of [April, May and/or June] 2018 has not yet been determined by the Parties in accordance with this Schedule at the date of the Initial Purchase Price Notice, the Working Capital amount of each of [April, May and] June] 2018 shall be deemed equal to the average Working Capital amounts of the last two relevant months preceding to the month concerned for purposes of calculating the Target Working Capital.

share purchase agreement

Schedule 4.1.1 (Part D)

Initial Purchase Price Notice

Twin Disc NL Holding B.V.

Attn. Management board

1328 Racine Street

Racine, Wisconsin 53403

USA

[●Place, date]

Dear Sirs,

Reference is made to the share purchase agreement relating to the sale and purchase of the entire issued share capital of Veth Propulsion Holding B.V. between you, as purchaser, and us, as Seller, dated ● 2018 (the Agreement). Capitalised words and expressions used in this letter have the meaning set out in the Agreement, unless otherwise defined in this letter.

This notice sets out our good faith estimate of the Debt, Cash and Working Capital at Completion pursuant to Clause 4.1.1 of the Agreement. Based on these estimates, the Initial Purchase Price amounts to EUR ●.

1.	Estimated Cash at Completion

Cash component		Amount in EUR
Account description (English translation)	Account description (GL)
Cash on hand	Kas	●
Cash on hand FX	Kas Vreemde Valuta's	●
ING bank (inz. Scylla Tours)	ING bank (inz. Scylla Tours)	●
ING bank (ST) 671.892.541 dep.	ING bank (ST) 671.892.541 dep.	●
ING bank (ST) 671.918.133 dep.	ING bank (ST) 671.918.133 dep.	●
Rabobank 1023.57.42.76	Rabobank 1023.57.42.76	●
Rabobank 3930 12.123	Rabobank 3930 12.123	●
Suspense accounts Rabobank/ING	Tussenrekening rabobank/ING	●
Pledged bankguarantees	Verpanding bankgaranties	●
Rabobank savings accounts	Rabobank spaarrekening	●
Rabobank savings account 1334829756	Rabobank spaarr 1334829756	●
Rabobank deposito 123552540	Rabo depositorek 123552540	●
Deposits	Deposito's	●
Rabobank internet savingsaccounts	Rabobank internetsparen	●
ING bankguarantees	ING bankgaranties	●
USD Rabobank	$ rekening Rabobank	●
USD Rabobank FX diff	$ rekening Rabobank koersv.	●
USD ING bank	$ rekening ING	●
RMB ING bank	Rmb rekening ING	●
Postgiro bank	Postgiro	●
ING bank	ING bank 66.182.60	●
ING savings account 6718	ING spaar zakelijk 6718	●
ING savings account 1666	ING spaar bonus 1666	●
Investments	Beleggingen	●
Current accounts	Current accounts due to/from Seller	●
Total		●

share purchase agreement

2.	Estimated Debt at Completion

Debt component		Amount in EUR
Account description (English translation)	Account description (GL)
Current Accounts	Vorderingen VMH agv proforma opstelling
Corporate income tax accured and unpaid	Vennootschapsbelasting	●
Related party debt and intercompany debt		●
Dividend payables		●
Transaction cost payable		●
Any bonus payable in relation to the transaction		●
Any interest or breakage fees		●
Total		●

3.	Estimated Working Capital at Completion

Working Capital component		Amount in EUR
Account description (English translation)	Account description (GL)
Invoices to be received	Te ontvangen goederenfacturen	●
Work in progress (inventory)	Onderhanden werk (voorraad)	●
Unallocated internal projects	Te verdelen interne projecten	●
Veth-jet parts	Voorraad veth-jet onderdelen	●
Compact-Jet parts	Voorraad compact-jet delen	●
Z-drive parts	Voorraad z-drive onderdelen	●
Additional scope spare parts	Voorraad scope extra artikelen	●
Hydraulic parts	Voorraad hydrauliek onderdelen	●
Mechanical seals	Voorraad lagers en seals	●
Ballast pump parts	Voorraad ballastpomp onderd.	●
Scania parts	Voorraad scania onderdelen	●
Sisu-diesel parts	Voorraad sisu-diesel onderd.	●
Capitol parts	Voorraad capitol onderdelen	●
Electronic parts	Voorraad electra onderdelen	●
Electronic nv parts	Voorraad electra nv	●
Fitwerk' parts	Voorraad fitwerk	●
Bow rudder parts	Voorraad onderdelen koproeren	●
Spude pole parts	Voorraad spudpaal onderdelen	●
Spare parts	Voorraad onderdelen	●
Spare parts nv	Voorraad onderdelen nv	●
Packaging material	Voorraad verpakkingsmateriaal	●
Returnable parts	Statiegeld	●
Obsolete stock provision	Voorz. incourante voorraad	●
Projects to be capitalised	Te activeren tbv projecten	●
Purchases to be invoiced (projects)	Ntf inkopen voor projecten	●
Purchases project diesel	Inkoop project diesel	●
Purchases electra	Inkoop project electra	●
Purchases veth-jet/vp/cj	Inkoop project veth-jet/vp/cj	●
Purchases z-drive/tunnel	Inkoop project z-drive/tunnel	●
Total Inventory		●

share purchase agreement

Debtors (Netherlands)	Debiteuren binnenland	●
Debtors (EU)	Debiteuren eu	●
Debtors (export)	Debiteuren export	●
Debtors to be invoiced	Nog te factureren goederen	●
Provision for doubtful debtors	Reserv. dubieuze debiteuren	●
Total Trade debtors		●

Creditors (Netherlands)	Crediteuren binnenland	●
Creditors (EU)	Crediteuren eu	●
Creditors (export)	Crediteuren export	●
Creditors in transit	Crediteurenbet. onderweg	●
Total Trade creditors		●

VAT payable 19%	Af te dragen btw 19%	●
VAT receivable 19%	Te vorderen btw 19%	●
VAT payable	Af te dragen btw	●
VAT payable low rate	Af te dragen btw laag	●
VAT receivable	Te vorderen btw	●
VAT receivable low rate	Te vorderen btw laag	●
Received/paid VAT	Terug ontvangen/betaalde btw	●
VAT EU	Verleggingsrekening btw eu	●
VAT EU 19%	Verleggingsrekening btw eu 19%	●
VAT payable 21%	Af te dragen btw 21%	●
VAT receivable 21%	Te vorderen btw 21%	●
VAT doubtful accounts	Btw dubieuze debiteuren	●
VAT personal spendings	Te verdelen btw prive	●
VAT balance		●

Holliday money	Reservering vakantietoeslag	●
Social securities employee and employer	Sociale lasten wn+wg (ingeh)	●
Pension premium paid	Betaalde premies mn	●
Pension premium paid (withheld)	Ingehouden premies mn	●
Wage taxes payable	Loonheffing tb	●
Health insurance premium payable	Premie ziektekostenverzekering	●
Suspense account wages payable	Tussenrek. te verr. met lonen	●
Suspense account pv	Tussenrekening pv	●
Wages payable	Uit te betalen lonen	●
Other wage amounts payable	Te verdelen tantieme	●
Social securities balance		●

share purchase agreement

Prepaid fiinscrew	Vooruitbetaald fiinscrew	●
Prepaid duritcast	Vooruitbetaald duritcast	●
Amounts in transit	Kruisposten	●
General insurance receivable/payable	Te verdelen alg verzekering	●
Car insurance receivable/payable	Te verdelen autoverzekering	●
Ohc	Te verdelen ohc	●
Other prepaid/receivables	Te ontv./vooruitbet. bedragen	●
Total other receivables		●

Work in progress provision	Voorziening ohw	●
Prepayments from customers	Vooruitbetaald van klanten	●
Released revenue in P&L (WIP)	Ohw omzet in resultaat	●
Work in progress	Onderhanden werk algemeen	●
Work in progress (corrections)	Onderhanden werk (correcties)	●
Work in progress accrued costs	Ohw te betalen kosten	●
Work in progress to be invoiced	Ohw nog te factureren	●
Work in progress overhead coverage	Ohw dekking overhead	●
Suspense account damage	tusserrekening schade	●
Management fee payable	Te verdelen managemntfee	●
Accountant fees payable	Te verdelen accountant	●
Rent cost payable	Te verdelen huur gebouwen	●
Other amounts payable	Te betalen bedragen	●
Invoices recevied in advance	Vooruitgefactureerde bedragen	●
Commission payable	Te verrekenen commissie amat	●
Warranty provision	Garantievoorziening	●
Jubilee provision	Voorziening jubileumuitkering	●
Total other payables		●
Total (net)		●

4.	Initial Purchase Price

Initial Purchase Price
Initial Purchase Price components	Amount (EUR)
Component set out in Clause 3.1.2(a) of the Agreement	●
Total estimated Cash at Completion	●
Total estimated Debt at Completion	(●)
Balance Target Working Capital and estimated net Working Capital at Completion*	[●/(●)]
Total	EUR ●

* expressed as a positive figure if estimated Working Capital exceeds Target Working Capital and expressed as a negative figure if less share purchase agreement

Yours sincerely,

Signed for and on behalf of Het komt vast goed B.V. by

___________________________		___________________________
Name:	●	Name:	●
Title:	director	Title:	director

share purchase agreement

Schedule 4.2.3

Independent Expert Procedure

2.	Appointment of Independent Expert

2.1	The Parties will jointly appoint a Register Valuator associated with:

(a)	the Netherlands Institute for Register Valuators; and

(b)	one of the following accountancy firms: (i) Deloitte, (ii) PwC, (iii) KPMG or (iv) such other reputable firm in the Netherlands with international standing as they may mutually agree;

as Independent Expert, provided that such valuator and firm can be considered independent.

2.2

If the Parties fail to jointly appoint the Independent Expert within 10 (ten) Business Days, each of them shall be entitled to request the management board of the Netherlands Institute for Register Valuators to appoint one independent expert from that institute’s members, taking into account the parties’ instructions, if any.

3.	Terms of reference for Independent Expert

3.1

The terms of reference for the Independent Expert shall be to resolve the items of (i) the Completion Accounts, or (ii) 2018 Financial Statement, as applicable, still in dispute between the Parties and to determine, by means of a binding advice (bindend advies), as applicable:

(a)	the Cash, Debt and Working Capital (incorporating the items of the Completion Accounts which are agreed between the Parties and therefore not within the scope of its determination); or

(b)	the 2018 EBITDA (incorporating the items of the 2018 Financial Statement which are agreed between the Parties and therefore not within the scope of its determination);

within the period as set out in paragraph 4.3 below.

3.2

The Independent Expert shall act as an expert and not as an arbitrator and shall, subject to the terms of this Schedule, the relevant provisions of the Agreement and such other terms as may be agreed between the Parties and the Independent Expert, be entitled to determine the procedure applicable to its determination.

4.	Procedure

4.1

Each Party shall as soon as reasonably possible, and in any event within 10 (ten) Business Days after the referral of the dispute to the Independent Expert, submit a written statement on the items in dispute, specifying the related adjustments it reasonably believes should be made to (i) the Cash, Debt and/or Working Capital at Completion, or (ii) the 2018 EBITDA, as applicable and, if any, together with the relevant supporting documents, to the Independent Expert for determination and provide the other Party with a copy of the same.

4.2

Each Party shall be entitled to notify the Independent Expert of its comments on the other Party’s submission pursuant to paragraph 3.1 above, within 10 (ten) Business Days after receipt of a copy of the same.

share purchase agreement

4.3

The Independent Expert shall provide its determinations (including motivation) of (i) the Cash, Debt and Working Capital at Completion or (ii) the 2018 EBITDA, as applicable, to the Parties in writing within 25 (twenty-five) Business Days after receipt of the statements and supporting documents pursuant to paragraph 3.1 above or as soon as possible thereafter, which determinations shall be final and binding on the Parties (in absence of manifest error, in which case the Parties will jointly appoint another Independent Expert in accordance with paragraph 2 of this Schedule and follow the Independent Expert procedure set out herein until final and binding determinations have been reached).

5.	Fees and expenses of Independent Expert

The fees and expenses (including VAT) of the Independent Expert shall be borne by the Party whose proposed adjustments to (i) the Cash, Debt and/or Working Capital at Completion or (ii) the 2018 EBITDA, as applicable, (as presented to the Independent Expert pursuant to paragraph 4.1 above) are furthest from the adjustments finally determined by the Independent Expert.

share purchase agreement

Schedule 5.1.2

EXAMPLE CALCULATION EARN-OUT AMOUNT

share purchase agreement

Schedule 5.2.1(a)

PRO FORMA ACCOUNTS

[To be attached separately]

[Omitted pursuant to Item 601(b)(2) of Regulation S-K]

share purchase agreement

Schedule 5.3.1

CONDUCT OF BUSINESS DURING Earn-out Period

1

The Purchaser undertakes towards the Seller that, save with the written consent of the Seller (such consent not to be unreasonably withheld or delayed) during the Earn-Out Period it shall, and it shall procure that each of the Group Companies shall:

(a)

use its best endeavours to promote and support the business and maximise the gross margin of the Group Companies in order to assist the Seller in meeting the criteria for payment of the Earn-Out Amount;

(b)	procure that the Group Companies have sufficient working capital to carry on their business;

(c)	not, directly or indirectly, take any action, or cause or permit anything to be done or omitted that could distort or decrease the financial performance, including the gross margin, of the Companies;

(d)	not change their accounting reference date or make any material change to the accounting practices and principles applied in the Accounts;

(e)	not cause or permit the Companies to enter into any transaction other than in the ordinary course of business, at arm's length and on reasonable commercial terms;

(f)	not divert or redirect any trading, business opportunities or revenues from the Companies;

(g)

not cause or permit Purchaser, Purchaser’s Affiliates or the Group Companies to charge amounts to the other Group Companies, inter alia management fees, overhead fees or interest payments on intra-group borrowings, other than on arm's length terms;

(h)	not sell, transfer or otherwise dispose of, or grant any encumbrance over, any of the shares in the capital of the Group Companies (or enter into any agreement to do so);

(i)	not permit the Companies to sell or cease to carry on all or a material part of the Business, assets or undertaking (or enter into an agreement to do so);

(j)	not cause or permit the Group Companies to propose or pass a resolution to wind up/dissolve the Group Companies

(k)	not cause or permit the Group Companies to change the scope or nature of the business of the Group Companies, the manner in which any such business is carried on or the trading name of the Companies;

(l)

keep and properly maintain the books of accounts of the Group Companies in such a manner that at all times insight can be provided by Purchaser and/or the Group Companies on the entitlement of Seller on the Earn-Out Amount;

(m)	provide Seller and its Representatives access to the premises and the books and records of the Group Companies on the first request of Seller;

share purchase agreement

(n)	make available to the Seller all monthly and quarterly management accounts and all other financial information and reports that are made available by and to the directors of the Group Companies.

(o)	provide Seller with the full potential and authorization to participate in the business of the Group Companies with a view to maximizing its entitlement to the Earn-Out Amount;

2	Nothing in this Schedule shall prevent the Purchaser or the Group Companies from complying with the Law.

share purchase agreement

Schedule 9.3

Completion Actions

Prior to Completion:

(a)

the Seller shall deliver to the Purchaser evidence satisfactory to the Purchaser that prior to the Completion Date, (i) all indebtedness owed by any Group Company to ING Bank N.V. has been fully paid, (ii) all agreements and arrangements between any Group Company and ING Bank N.V. have been terminated and (iii) the Group Companies are released from all liabilities assumed, guarantees issued and other security granted, in respect of their obligations towards ING Bank N.V.

(b)	the Seller shall deliver to the Notary the original shareholders register of the Company which reflects the Seller as the owner of the Shares and that the Shares are not Encumbered;

(c)

the Seller shall deliver to the Notary (with a copy to the Purchaser) (i) the written resignation letters of each of the persons set out in part A of Annex 9.3(c) stating that they resign from their respective positions with the Group Companies as set out in that same Annex, in the form as set out in part B of Annex 9.3(c) and legalised and apostilled, as and where required, and (ii) written shareholder’s resolutions of the relevant Group Companies accepting the resignation of, and giving discharge to, each of the resigning persons, in the form as set out in part C of Annex 9.3(c);

(d)

the Seller shall deliver to the Notary (with a copy to the Purchaser) the written management board resolutions of the relevant Group Companies revoking any proxies they granted to the persons set out in part A of Annex 9.3(c), conditional on and effective as from Completion;

(e)

the Seller shall deliver to the Purchaser evidence satisfactory to the Purchaser that effective as from Completion, (i) all indebtedness owed by any member of the Seller’s Group to any Group Company, and (ii) all indebtedness owed by any Group Company to any member of the Seller’s Group, has been fully paid;

(f)

the Seller shall deliver to the Purchaser evidence satisfactory to the Purchaser that effective as from Completion, all agreements and arrangements between any member of the Seller’s Group and any Group Company (including but not limited to the Management Agreement by and between J.C. Veth Beheer B.V. and Veth Propulsion B.V. have terminated;

(g)

the Seller shall deliver to the Purchaser evidence satisfactory to the Purchaser, acting reasonably, that the relevant Tax Authorities have been notified that the relevant Group Companies from Completion no longer form part of the VAT fiscal unity (BTW fiscale eenheid) with the relevant members of the Seller’s Group;

(h)

the Seller shall deliver to the Purchaser evidence satisfactory to the Purchaser, acting reasonably, that effective as from Completion, (i) the Group Companies are released from all liabilities assumed, guarantees issued and other security granted, in respect of obligations of any member of the Seller’s Group and (ii) each member of the Seller’s Group has irrevocably waived, to the extent required in advance, any right of recourse against any Group Company it has or may have;

share purchase agreement

(i)

the Seller shall deliver to the Purchaser evidence satisfactory to the Purchaser, acting reasonably that the Group Companies shall be released, prior to Completion, from any and all obligations in relation to Tax that any of them may have assumed, including obligations under any Tax sharing agreement, Tax indemnity agreement or Tax allocation agreement with a member of the Seller’s Group, whether in writing or not;

(j)

the Seller shall deliver to the Notary (with a copy to the Purchaser) powers of attorney duly executed on behalf of the Seller and the Company, respectively, and, as and where required by the Notary, legalised and apostilled, in each case authorising the Notary (and each other (deputy) civil law notary and employee associated with Loyens & Loeff N.V.) to enter into and execute the Deed of Transfer on their respective behalves;

(k)

the Purchaser shall deliver to the Notary (with a copy to the Seller) a power of attorney duly executed on behalf of the Purchaser and, as and where required by the Notary, legalised and apostilled, authorising the Notary (and each other (deputy) civil law notary and employee associated with Loyens & Loeff N.V.) to enter into and execute the Deed of Transfer on its behalf;

(l)

the Seller shall deliver to the Purchaser a counterpart of the Escrow Agreement, the Employment Agreement duly executed by the Seller or the relevant members of the Seller’s Group, and the Purchaser shall deliver to the Seller a counterpart of the Escrow Agreement duly executed by the Purchaser; and

At Completion:

(m)	the Shares shall be transferred by the Seller to the Purchaser by means of the execution of the Deed of Transfer;

Immediately following Completion:

(n)	the relevant members of the Seller’s Group and the Group Companies will execute the Lease Agreement.

share purchase agreement

Annex 9.3(c) (Part A)

Particulars of resigning persons

Group Company	Person to resign	Office

Veth Propulsion Holding B.V.	● Mr. Erik Veth	General managing director

Exploitatiemaatschappij Veth B.V.	● Mr. Jan Veth; and ● Mr. Erik Veth. ● Mr. Marco Huisman.	Managing directors Proxy holder

Veth Diesel B.V.	● Mr. Jan Veth; and ● Mr. Erik Veth.	Managing directors

Veth Electra B.V.	● Mr. Erik Veth	Managing director

Veth Propulsions B.V.	● Mr. Jan Veth; and ● Mr. Erik Veth. ● Mr. Willem Clausing; and ● Mr. Marco Huisman.	Managing directors Proxy holders

Veth Thrusters B.V.	● Mr. Jan Veth; and ● Mr. Erik Veth.	Managing directors

share purchase agreement

Annex 9.3(c) (Part B)

Resignation letter

[Addressee]

[Address]

[●] 2018

Ladies and Gentlemen,

[Name person to resign], born in [city], [country] on [date], residing at [street], [number], [postcode] [city], [country] hereby tenders his resignation as managing director of [name relevant Group Company], effective immediately after the transfer of the shares in the capital of [name of Newco] by Het komt vast goed B.V. to Twin Disc NL Holding B.V. The undersigned also declares to authorise each member of the management board of [relevant Group Company] and each civil law notary, each deputy civil law notary and each paralegal of Loyens & Loeff N.V., severally, to have the aforementioned resignation registered with the trade register of the Chamber of Commerce in the Netherlands.

[Definition resigning person] confirms that he has no rights or claims whatsoever against [relevant Group Company] and will not have any rights or claims against [relevant Group Company] when his resignation becomes effective and hereby irrevocably waives, to the extent required in advance, any and all rights and claims against [relevant Group Company] he may nevertheless have.1

Yours faithfully,

___________________________
Name:
Date:

1  The same to be provided vice versa by the Group Companies share purchase agreement

Annex 9.3(c) (Part C)

Shareholders resolution

● B.V.

DATED ● 2018

1.	Introduction

This is a resolution by (the Shareholders) constituting the general meeting (the General Meeting) of [relevant Dutch Group Company], having its official seat in Papendrecht, the Netherlands, and its registered office address at Nanengat 17 (3356 AA) Papendrecht, the Netherlands, registered with the Dutch trade register under number ● (the Company).

2.	Resignation[s]

The General Meeting has reviewed the resignation letter[s] of [name[s] resigning person[s] regarding [its/his/her/their] resignation as managing director of the Company effective as from immediately after the execution of the deed of transfer of shares in the capital of ● (the Deed of Transfer).

3.	Resolutions

The General Meeting accepts the resignation of ● [, and ●] as member[s] of the management board of the Company, effective as from immediately after execution of the Deed of Transfer and grants [him/her/it/them] full and final discharge (decharge) for [his/her/its/their] management of the Company up to and including the date of [his/her/its/their] resignation.

4.	Confirmations

5.1

The General Meeting confirms that it has not adopted a resolution concerning a statutory merger or division involving the Company as disappearing entity, the voluntary liquidation of the Company, the filing of a request for its bankruptcy, moratorium of payment or any other insolvency proceeding.

5.2

The General Meeting confirms that there are no persons other than the Shareholder with a right to attend and address the General Meeting and the voting rights over the shares in the capital of the Company cannot be exercised by any person other than the Shareholder.

5.3	The General Meeting confirms that [each/the sole] member of the management board of the Company has been given the opportunity to render advice in respect of the resolutions adopted hereby.

Signed for and on behalf of [name of corporate entity] by,

___________________________	___________________________
Name:	Name:
Title:	Title:

share purchase agreement

Schedule 10.4

Customer Loans

Name loan agreement	Borrower	Lender	Date	Principal amount
Loan agreement Somtrans 27	VEKA Shipbuiling B.V.	Veth Propulsion B.V.	October 2014	EUR 20,000
Loan agreement Somtrans 28	VEKA Shipbuiling B.V.	Veth Propulsion B.V.	October 2014	EUR 20,000
Loan agreement Somtrans 29	VEKA Shipbuiling B.V.	Veth Propulsion B.V.	December 2015	EUR 20,000
Loan agreement Narval/Pius	Nautica SA	Veth Propulsion B.V.	30 December 2016	EUR 150,000
Loan agreement Ferres II	SLK Investment B.V.	Veth Propulsion B.V.	18 April 2017	EUR 66,400
Loan agreement Jules Verne	Rederij Jules Verne B.V.	Veth Propulsion B.V.	21 April 2017	EUR 150.000

share purchase agreement

Schedule 11.1.1

Seller’s Warranties

1	Authority and Capacity of the Seller

1.1	The Seller is a limited liability company (besloten vennootschap met beperkte aansprakelijkheid) duly incorporated and validly existing under the Laws of the Netherlands.

1.2

The Seller has full power and capacity and has taken all necessary action to authorize it, to enter into and fulfil its obligations under this Agreement and each Transaction Document, and this Agreement constitutes, and each Transaction Document, when executed, constitutes legally valid and binding obligations on the Seller, enforceable in accordance with the terms thereof.

1.3	The entering into of this Agreement and any Transaction Document, and the fulfilment of its obligations thereunder, by the Seller, do not:

(o)

conflict with, or constitute a breach of or a default under, any corporate document of the Seller or any Group Company or any agreement by which such person is bound, or any Law or order of a Governmental Entity;

(p)	relieve any other party to an agreement with any Group Company of its obligations, or enable that party to onerously vary or terminate any of its rights or obligations under that agreement;

(q)

result in the creation, imposition or enforcement of any Encumbrance on any assets or rights of any Group Company, or entitle any person to accelerate the maturity of any indebtedness of any Group Company;

(r)

result in any default under, or allow any Governmental Entity to revoke, annul, suspend, amend or limit, any permit, license or authorization of any Group Company, or result in any subsidy, grant or other type of financial assistance becoming repayable or refused;

(s)	require any filing, application, registration, notification, consent, approval, authorization, clearance or waiver from any person other than in accordance with the SER Fusiegedragsregels 2015.

1.4

The Seller has not been dissolved nor is in the process of liquidation. No action or request is pending (whether made by the Seller or by any other person) or threatened in writing to declare the Seller insolvent, to adjudicate bankruptcy, to grant a moratorium or a suspension of payments, or to dissolve or liquidate the Seller and to the Seller’s knowledge no facts or circumstances exist which entitles any person to commence any of those proceedings in any jurisdiction against the Seller.

1.5

No proceedings are pending or threatened in writing against the Seller or any of the Group Companies that (i) challenge or seek to prevent or delay consummation of the Transaction, (ii) to the Seller’s knowledge result in the prevention or delay of the consummation of the Transaction, or (iii) asserts the illegality of, or seeks to render unenforceable, any material provision of this Agreement or any of the other Transaction documents.

2	Group Companies

2.1	Each Group Company is a company duly incorporated and validly existing under the laws of the Netherlands.

share purchase agreement

2.2	Each Group Company has full power and authority to own its assets and to conduct its business as currently conducted in each jurisdiction in which it conducts its business.

2.3

None of the Group Companies has been dissolved or is in the process of liquidation. No action or request is pending (whether by the relevant Group Company or by any other person) or threatened to declare any Group Company insolvent, to adjudicate bankruptcy, to grant a moratorium or a suspension of payments, or to dissolve or liquidate any Group Company.

2.4	No Group Company is subject to any bankruptcy or insolvency proceeding under any Laws.

2.5	No Group Company is a party, or has been a party in the past 3 (three) years, to a merger, split off or demerger within the meaning of Title 7 of Book 2 DCC or any other Laws.

2.6

Each Group Company is registered in the trade register of the Chamber of Commerce and in conformity with the extracts made available to the Purchaser. The information shown on the respective extracts is true and accurate. No written notice has been received or written allegation has been made that a registration is incorrect or should be rectified.

2.7

No Group Company has any branch office or permanent establishment outside the jurisdiction in which it is incorporated, or carries on business under any name other than its own registered corporate name.

2.8

No Group Company is, or has agreed to become a member of any partnership, unincorporated association, joint venture, alliance or consortium (other than recognized trade associations) other than HMHC as included in the Disclosed Information.

2.9	No Group Company is liable for obligations of any other person on the basis of Section 2:403 DCC.

2.10

No Group Company directly or indirectly, legally or beneficially, owns or has agreed to acquire, any shares, bonds, or other form of securities or any other interest of any kind in respect of any person other than a Group Company.

2.11

No Group Company is subject to the Dutch statutory regime with respect to large companies (structuurregime) - whether full or mitigated - on a voluntary or compulsory basis, and no filings in respect thereof have been made or are required to be made.

3	Corporate Documents

3.1

The copies of the corporate documents of the Group Companies, which have been provided to the Purchaser in the Data Room are true and accurate in all material respects. No action has been taken to amend any of the corporate documents.

3.2

All statutory books and registers of the Group Companies have been properly maintained and are in the possession of the Group and no written notice or written allegation that any of them is incorrect or should be rectified has been received.

3.3

All information, resolutions, and other documents in respect of any Group Companies that are required to be filed with, or delivered to the Chamber of Commerce or any relevant Governmental Entity have been properly and correctly prepared, and are duly filed or delivered in accordance with the applicable requirements.

share purchase agreement

4	Shares

4.1	The share capital of the Company amounts to EUR 18,000 (eighteen thousand euro), divided into 180 shares with a nominal value of EUR 100 (hundred euro) each.

4.2

The Shares constitute the entire issued and outstanding share capital of the Company, and the shares held by the Company in the Subsidiaries (the Subsidiary Shares) constitute the entire issued and outstanding share capital of the respective Subsidiaries.

4.3

The Seller is the sole legal and beneficial owner of the Shares, free and clear of any Encumbrances and with full right and capacity to sell and transfer the Shares. The Company, directly or indirectly, is the sole legal and beneficial owner of all of the Subsidiary Shares, free and clear of any Encumbrance.

4.4

The Shares and the Subsidiary Shares are validly issued and are fully paid up and no obligations exist for the holder of those shares to further contribute to the share capital (whether by subscription for further shares, by payment of share premium or otherwise), to provide loan financing to any Group Company, or to issue any guarantees of any kind on behalf of any of the Group Companies, nor are there any other obligations or requirements attached to those shares or the holder thereof.

4.5

There is no agreement, arrangement, commitment or instrument of any kind, obligating the Seller or any Group Company (now or in the future) to issue, convert, transfer, sell, repurchase, redeem or otherwise acquire any shares or other securities in or relating to the capital of any of the Group Companies or to create any Encumbrance, and no person has claimed in writing to be entitled to any of the foregoing.

4.6

There are no restrictions affecting the voting rights or other rights attached to the Shares or the Subsidiary Shares, other than provided for by Law or the relevant articles of association of a Group Company.

4.7

No third party has or has claimed in writing to have the right to share in the past, present or future income or profits, reserves or liquidation surpluses of any of the Group Companies nor is there to the Seller’s knowledge any claim from a third party other than in writing to have the right to share in the past, present or future income or profits, reserves or liquidation surpluses of any of the Group Companies.

5	Accounts

5.1

All financial and accounting books and records of each of the Group Companies are up-to-date, have been properly and consistently prepared in accordance with the applicable Law, are in its possession or directly accessible, and fairly reflect the assets, rights, liabilities and business activities of each of the Group Companies. The Accounts truly and fairly reflect the assets, rights, liabilities and business activities of each of the Group Companies.

5.2

The annual accounts of the Subsidiaries and the annual accounts of Het komt vast goed B.V. in which the Subsidiaries have been included on a consolidated basis, have during the 3 (three) years preceding the date of this Agreement been validly adopted and have been duly and timely filed in accordance with applicable Law.

share purchase agreement

6	Financing

6.1

Except as disclosed in the Data Room (reference no B.2), which contains true and accurate details as per the date of the provision thereof in respect of (i) all loans and other financial indebtedness owed by or to a Group Company, including intra-group financial indebtedness (including the principal amount outstanding, relevant parties, accrued interest and interest rates, break costs, prepayment fees, any outstanding defaults, and (ii) any Encumbrances, guarantees or indemnities granted by any Group Company or any other person,

(t)	no Group Company has incurred or has outstanding any financial indebtedness, or is a creditor in respect of any financial indebtedness;

(b)	there are no defaults outstanding in respect of any financial indebtedness owed by any Group Company, or owed to any Group Company; and

(c)

no Group Company has granted any Encumbrance, or has given any guarantee, surety, indemnity or other assurance, or is otherwise generally liable for obligations of any other person (including for the avoidance of doubt any member of the Seller’s Group).

6.2	Other than as shown in the Accounts, in relation to each Group Company all trade receivables are collectable and are not overdue for more than 60 (sixty) days.

6.3

No Group Company has paid or is required to pay any fees, expenses or any other amounts to any person in connection with the Transaction, or any other transaction contemplated by this Agreement and the Transaction Document (other than repayment of intra-group debt pursuant to this Agreement), including any finder’s fee, fees for financial, accounting or legal advisory services or any other fees, benefits or compensation in connection with the Transaction.

7	Conduct of business

7.1	Since the Balance Sheet Date each Group Company has:

(d)

carried on its business as a going concern, in the ordinary course, and in a manner most likely to preserve its value, maintaining its relations and goodwill with its suppliers, customers, landlords, creditors, employees and others having business relationships with it;

(e)

to Seller’s Knowledge, there has been no material deterioration in the reputation, financial or trading position of any of the Group Companies, and no acts or circumstances have occurred which have a material negative effect on the Group taken as a whole; and

(f)	no Key Employee of any of the Group Companies has resigned.

7.2	Since the Balance Sheet Date, no Group Company has breached any of the obligations under Clause 8.1.1(b) of the Agreement.

8	Assets

8.1

The assets included in the Accounts (except for assets disposed of in the ordinary course of business since the Balance Sheet Date) and the assets acquired or used by the Group Companies after the Balance Sheet Date (together the Assets) are legally and beneficially owned by the Group Companies and free and clear of Encumbrances (save for any retention of title (eigendomsvoorbehoud) agreed upon between the Group Companies and the relevant suppliers in the ordinary course of business).

share purchase agreement

8.2

The Assets are in possession, or under control of the Group Companies, and no Group Company holds assets under any agreement for lease, hire, hire purchase, retention of title (eigendomsvoorbehoud) or sale on conditional or deferred terms.

8.3

The Assets comprise all the assets necessary for the Group Companies to conduct their business as currently carried out, are in good operating condition, taking into account normal wear and tear, and are suitable for the purpose they are used for.

8.4

The stock is, in the ordinary course of business of the Group Companies, in good and marketable condition, except to the extent that a provision for obsolete or slow moving stock is made, and is in line with past practice and the present service philosophy of the Group Companies.

9	Immovable Property

9.1	The Group Companies do not own any real property and, save for Exploitatiemaatschappij Veth B.V., have not owned any real property for the past 2 (two) years.

9.2

The Data Room (reference no. B.4.2.04) sets out a true and accurate list of the immovable properties leased by a Group Company (each an Immovable Property Leased), detailing which Group Company is the lessee thereof, and including copies of all lease agreements and other relevant written agreements and/or arrangements relating to the Immovable Property Leased.

9.3

No Group Company has any right of ownership, right of use, right in rem (beperkt recht), option or contractual obligation to purchase, affecting any real property other than the Immovable Property Leased (together the Immovable Property or Immovable Properties) and no Group Company uses or occupies any real property other than the Immovable Property.

9.4

The Immovable Properties are in good condition and repair, taking into account normal wear and tear, and fit for the purpose for which they are currently used, other than the Immovable Property Leased located at the Griendweg as included in the Disclosed Information. No Group Company has received any written order or instruction to carry out improvements or repairs of any Immovable Property which remains outstanding, and none of the Immovable Properties is subject to any matter which materially adversely affects a Group Company’s ability to conduct its business as currently conducted.

9.5

The construction, use and occupation of each of the Immovable Properties by the Group Companies has during the 3 (three) years preceding the date of this Agreement been compliant with all applicable Laws, including zoning requirements and limitations, building regulations, Environmental Laws, and all relevant licenses, permits, consents, authorizations, certificates and registrations.

9.6

There are no disputes, claims or proceedings pending or threatened in writing regarding the Immovable Properties or its use and no Group Company has received any written notice, order or complaint affecting any of the Immovable Properties or the use thereof.

9.7	No Group Company has any continuing liability in respect of any immovable properties formerly owned or occupied during the 5 (five) years preceding the date of this Agreement by a Group Company.

share purchase agreement

9.8

Each Group Company has in respect of an Immovable Property Leased during the 5 (five) years preceding the date of this Agreement in all material respects complied with the terms of the applicable lease agreement, and there are no rent instalments, or other payments or obligations outstanding pursuant to the provisions of, or related to, any of these lease agreements. No Group Company has received a written notice of termination of any lease agreement regarding an Immovable Property Leased and to the Seller’s knowledge there are no circumstances likely to give rise to such notice.

9.9

No Group Company has made any renovation or alteration of any Immovable Property Leased other than on the basis of and in accordance with the prior consent of the relevant lessor, and to the extent applicable, of the relevant Governmental Entity, and no Group Company is, upon termination of a lease agreement regarding an Immovable Property Leased, obliged to restore any part of the relevant Immovable Property Leased to the state thereof at the start of the lease.

10	Environmental matters

10.1

Each of the Group Companies acts, and has during the 5 (five) years preceding the date of this Agreement acted, in compliance with all applicable Environmental Laws. No Group Company is a party to or otherwise required to comply with any environmental agreement (milieucovenant).

10.2

The Group Companies have all Environmental Licenses required for the business of the Group Companies as currently conducted, and in all material respects comply, and have during the 3 (three) years preceding the date of this Agreement complied, with the terms of such Environmental Licenses. The Environmental Licenses are in full force and effect, and the Seller has not received any written notice of circumstances that result in an Environmental License being revoked, annulled, suspended, amended or limited or which prejudices its renewal, or requiring variation or amendment to enable the continued operation of the business of the Group Companies.

10.3

There are no claims, investigations, administrative enforcement actions, or proceedings pending, or threatened in writing against any Group Company with respect to any breach or liability or alleged breach or liability under any Environmental Law or any Environmental License.

10.4

No pollution is present in the superstructure of the Immovable Property Leased or Immovable Property beyond any pollution level that require any clean-up works and/or other remedial measures pursuant to applicable Environmental Laws and no Group Company can be held liable in connection with any pollution present in any of the soil, subsoil, surface water or groundwater of the land currently or previously owned, leased, used or occupied by any Group Company in the period preceding the Completion Date.

10.5

No Group Company has been notified in writing that it is currently under any obligation to investigate or to do (additional) research with respect to soil, subsoil, surface water or groundwater, to take safety measures or to clean up any pollution, nor is any Group Company notified in writing regarding liability for the costs of any such research, safety measures or clean-up works, with respect to the Immovable Property Leased or the Immovable Property.

10.6

The Immovable Property Leased or the Immovable Property have not been used for the handling, processing, treatment, storage or disposal of dangerous substances or other waste during the 3 (three) years preceding the date of this Agreement. There are no tanks or other storage receptacles (in each case under or above the ground) for the storage of dangerous substances at such land and buildings.

share purchase agreement

10.7	To Seller’s knowledge, there is no asbestos present in the Immovable Property Leased or the Immovable Property.

11	Employees

11.1

Save for Mr. Marco Huisman and Mr. Willem Clausing, there are no persons holding power of attorney or who are authorized to dispose of any funds of the Group Companies or to commit or bind the Group Companies in any other way.

11.2

No Group Company has established, or is in the process of establishing a works council or other co-determination body, and no Employee, trade union or other person has requested in writing the establishment of any such body.

11.3

The Data Room folders A.3.3.2 and B.7.1 contain (i) the names and main terms of employment of the employees as listed in the Data Room folder A.3.3.2 (including particulars of direct and indirect, fixed and variable remuneration and provisions applicable in case of termination of their employment contract, such as non-competition clauses), (ii) details of any loans or advances made to any employee or former employee of each Group Company, or any guarantees made to or for the benefit of these persons, (iii) particulars of any agreement for the provision of services as an independent contractor to any Group Company, and (iv) particulars of any collective bargaining agreement.

11.4

None of the Group Companies nor the Seller has made any written commitment towards the Employees, or the trade unions as regards a future change to the employment conditions of the Employees, other than in the ordinary course of business.

11.5

All amounts due by any Group Company to or in respect of any employee, or former employee (including social security contributions, insurances, or other benefits) have been duly paid or discharged on their due dates for payment.

11.6

There are no self-employed persons that are being or should have been treated for Tax purposes as Employees. None of the Group Companies is currently retaining any employees through temporary employment agencies.

11.7	None of the Group Companies has within the period of 2 (two) years before the date of this Agreement initiated any collective dismissal or entered into a social plan.

11.8

The Group Companies have in all material respects complied with all applicable labour, social security and health and safety laws and regulations and any instructions and obligations imposed by the competent Governmental Entities in these fields, and with all applicable collective bargaining agreements, employment agreements and other obligations towards the Employees and former employees of the Group Companies.

11.9

No Employee or former employee of a Group Company has suffered an illness, injury or other disability in the performance of his work activities that has resulted or to the Seller’s knowledge may result in a claim against any of the Group Companies.

11.10

Each Group Company qualifies as an own-risk bearer (eigenrisicodrager) for the purpose of the Sickness Benefits Act (Ziektewet) and the Work and Income (Capacity for Work) Act (Wet werk en inkomen naar arbeidsvermogen) and has taken all insurances required for an own-risk bearer with regard to the Sickness Benefits Act and the Work and Income Act.

share purchase agreement

11.11

There is no Employee that due to illness, injury or other disability is or has been unable to work or has been absent from work for a period longer than 2 (two) consecutive months during the past 12 (twelve) months, other than included in the Disclosed Information.

11.12

No claim in relation to the Group Companies' Employees, former employees, or current or former managing directors or officers has been made during the 3 (three) years preceding the date of this Agreement, or has been threatened in writing, against any Group Company or against any person whom any Group Company is liable to indemnify.

11.13

There are no pending disputes between any of the Group Companies and any employee or former employee nor are such disputes to the Seller’s knowledge threatening. There are no strikes, lockouts or actions pending by the Employees.

12	Pensions

12.1

The Data Room (reference no. A.4 and B.8) contains a complete and accurate list of all arrangements relating to pension, pre-pension, voluntary early retirement, and other benefits following, retirement, death, sickness, disability or accident of the Group Companies applying to any Employee or former employee or their respective spouses or dependents, including any announced or proposed amendments to such arrangements, or other written commitments that have, explicitly or tacitly, been made in respect thereto (the Pension Arrangements), and there are no obligations or liabilities for any Group Company relating to retirement or similar benefits that are not apparent from the Pension Arrangements.

12.2

The Pension Arrangements are administered (uitgevoerd) in compliance with all applicable Laws (for the avoidance of doubt, including Tax Laws), and the administration agreements (uitvoeringsovereenkomsten) relating to such Pension Arrangements have in all material respects been complied with by the relevant Group Companies in the 3 (three) years preceding the date of this Agreement, and to the Seller’s knowledge, by the relevant pension providers.

12.3

All premiums or other pension liabilities or financial obligations with regard to any of the Pension Arrangements that are due on or before Completion Date or relate to the period prior to Completion Date have been fully paid or are adequately provided for in the Accounts in accordance with all applicable Laws and the Accounting Practices.

12.4	There are no disputes, actions or claims pending or to the Seller’s knowledge threatened against any of the Group Companies or any of its pension providers in respect of the Pension Arrangements.

12.5

No Group Company has taken any action which may result in a substantial increase of the costs and expenses involved with the Pension Arrangements compared to the costs and expenses thereof on the date of this Agreement.

12.6

Each Employee or former employee of a Group Company who is or was legally entitled to participate in any Pension Arrangement has been invited to participate in such Pension Arrangement from the date on which he became entitled to do so or has waived his rights to do so.

13	Agreements

13.1

Material Agreement means all agreements to which a Group Company is a party that represents a value to or capital expenditure for the relevant Group Company in excess of EUR 50,000 (fifty thousand euro) per annum or otherwise (whether by reason of its nature, term, scope, price or otherwise) is of material importance to the Group Company or concerns a distribution, franchise, agency agreement.

share purchase agreement

13.2	All Material Agreements are in full force and effect, are legally valid and binding on the parties thereto, and enforceable in accordance with their terms.

13.3

All Material Agreements are in all material respects complied with by the relevant Group Companies, and to the Seller’s Knowledge by the counterparties thereto, and no written allegation of a material breach of a Material Agreement has been received by a Group Company.

13.4

No counterparty of a Material Agreement has given a written notice of termination, or of its intention to terminate, or has sought to rescind, nullify or materially amend such agreement, and Seller has not been informed in writing of the fact that the entering into of this Agreement or any Transaction Document and the fulfilment of the obligations thereunder invalidates or gives rise to a ground for termination, cancellation or amendment of any Material Agreement or affects any right, claim or obligation of any of the Group Companies.

13.5	No Group Company is bound by any written agreement, arrangement or obligation which is not on arms’ length terms or not entered into in the ordinary course.

13.6

No Group Company has in the three years preceding the date of this Agreement designed, manufactured, sold or distributed products or rendered services which are or were in any material respect faulty, defective or unsafe, that were subject of any voluntary or mandatory recall or product warning, or which did not comply in any material respect with any applicable Laws applicable to such product or service, other than facts, matters or circumstances covered and capable of being remedied under the warranties provided by the Group Companies to their contracting parties.

14	Acquisitions and divestments

No Group Company is a party to any agreement regarding the sale of shares and/or assets to third parties, other than the sale of assets in the ordinary course of business, in respect of which a claim under any warranties and/or indemnities is pending or threatened in writing nor is any Group Company a party to any agreement regarding the purchase of shares and/or assets from third parties.

15	Intragroup arrangements

15.1

Following Completion, no Group Company is a party to any agreement or arrangement with any member of the Seller’s Group, nor are there any amounts owing between a Group Company and any member of the Seller’s Group, other than the Lease Agreement and the Employment Agreement.

15.2	No Group Company has transferred any asset to the Seller or any Affiliate thereof for a consideration below its market value.

16	Insurance

16.1

The insurances of the Group Companies give cover, reasonably regarded as adequate, against fire, product liability and other risks which are normally insured against by companies carrying on similar business activities or owning assets of a similar nature and have been included in the Disclosed Information (the Group Companies’ Insurance Policies).

share purchase agreement

16.2	There is no claim outstanding under any of the Group Companies’ Insurance Policies in excess of EUR 50,000.

16.3

The Group Companies’ Insurance Policies are in full force and effect and valid. The Group Companies have at all times during the 3 (three) years preceding the date of this Agreement complied in all material respects with the terms of the Group Companies’ Insurance Policies and have paid all premiums due thereon.

16.4

No insurance company with whom a Group Company has entered into an insurance policy has given written notice of its intention to terminate, or has sought in writing to rescind, nullify or amend such insurance policy.

17	Permits

17.1

The Group Companies have all licenses, permits, consents or other authorizations that are to Seller’s knowledge required to conduct their businesses as currently conducted (the Permits), and in all material respects comply, and during the 3 (three) years preceding the date of this Agreement have complied, with the terms of such Permits. Each of the Permits is in full force and effect, and the Seller has not been informed in writing that a Permit is being revoked, annulled, suspended, amended or limited.

17.2	No Group Company has received any written notice alleging or specifying any violation of the terms of any Permit.

18	Subsidies

No Group Company has received a written notification from a Governmental Entity regarding a Group Company having done or agreed to do anything or omitted to do anything in the 3 (three) years prior to the date of this Agreement, which has caused (i) the Group Companies being required to repay in whole or in part any subsidy, grant, or other type of financial assistance received by any Group Company from any Governmental Entity, or (ii) any subsidy, grant or other type of financial assistance for which an application has been made by any Group Company to any Governmental Entity being, in whole or in part, refused.

19	Litigation

19.1

No Group Company, nor any person for whom it is liable, is involved, or proposing to engage in any claim, litigation, arbitration, mediation, binding advice or other legal proceedings (including administrative, criminal or tax proceedings) and to the Seller’s knowledge no such claim, litigation, arbitration, mediation, binding advice or other legal proceedings are threatened or pending.

19.2

There is and during the 3 (three) years preceding the date of this Agreement has been no governmental, regulatory or other investigation, enquiry or action, enforcement proceeding or prosecution regarding any Group Company.

19.3

No Group Company or its business has any outstanding obligations under any pending or existing court decision, arbitration award, judgment, award, binding advice or any other order or judgment of any Governmental Entity.

share purchase agreement

20	Compliance with Laws

Each Group Company materially conducts its business in accordance with its constitutional documents and all applicable Laws in any jurisdiction in which it carries on its business and no Group Company is, or during the 3 (three) years preceding the date of this Agreement has been in violation of, or in default with respect to any court decision, arbitration award, binding advice, or any other order or judgment of any Governmental Entity applicable to it.

21	Anti-Corruption and sanctions

No Group Company:

(g)

is, or has been, subject to any sanctions pursuant to any Sanction Law or any investigation, enquiry, action, claim, enforcement proceeding or prosecution relating to actual or alleged violation of any Sanction Law;

(h)	directly participates or has participated in any activity or transaction in breach of any Sanction Law;

(i)	directly participates or has participated in any import or (deemed) (re-)export or activity or transaction connected with any purpose prohibited by Sanction Laws.

22	Competition

No Group Company is or during the 3 (three) years preceding the date of this Agreement has been engaged in any written agreement, arrangement, understanding, concerted practice or conduct: (i) which contravenes with any Laws that govern the conduct of companies in relation to restrictive or other anti-competitive agreements or practices, dominant or monopoly market positions, state aid, anti-dumping, fair trade and consumer protection, and/or the control of acquisitions or mergers, in any jurisdiction where such Group Company conducts its business; or (ii) in respect of which any filing, registration or notification is required under any applicable competition Law, and where such filing, registration or notification has not been not made.

23	Intellectual property rights

23.1

The Group Companies either (i) own the Group Intellectual Property Rights, free and clear of Encumbrances or other third party rights, or (ii) have the right to use the Group Intellectual Property Rights pursuant to a license agreement.

23.2	To Sellers' knowledge the Group Intellectual Property Rights comprise all Intellectual Property Rights materially necessary for each Group Company to conduct its business as currently conducted.

23.3

The Group Intellectual Property Rights are valid and enforceable. There are no written claims, proceedings or orders pending or threatened, seeking to cancel, challenge, or limit the validity, ownership or enforceability of any Group Intellectual Property Right.

23.4

Each of the Group Intellectual Property Rights licensed by a Group Company as licensee or licensor (the Intellectual Property Licenses) are binding and in full force and effect. To the Seller’s knowledge, each of the Intellectual Property Licenses are complied with by the relevant parties thereto, and there are no pending disputes regarding any Intellectual Property License, nor are such disputes threatened in writing.

share purchase agreement

23.5	To the Seller’s knowledge, no Group Intellectual Property Rights are infringed or otherwise violated by any third party.

24	Data Protection & Information Technology

24.1

No Group Company has received any written notice or other written communication from any Governmental Entity, regarding an actual or alleged breach by a Group Company of any data protection or privacy Law or code.

24.2

All IT Systems used by the Group Companies are (i) either fully owned by, or validly licensed or leased to the Group Companies, free of Encumbrances, (ii) in general have the required functionality and performance for the needs of the Group Companies, (iii) are in all material respects operational, (iv) are properly serviced and maintained and have adequate arrangements regarding disaster recovery, back-up storage and security, and (v) the ownership of, or right to use, the IT Systems by the Group Companies is not expected to be affected by the entering into of this Agreement or any Transaction Document or the fulfilment of the obligations thereunder.

25	Tax

25.1

Each Group Company and the Seller (in case of a consolidated Tax Return that includes the Group Companies) have duly and timely paid all Taxes due and all Taxes for which they are liable, and, to the extent that any Taxes are due or liable but not yet fully paid, the difference is fully and specifically provided for in Accounts.

25.2

Each Group Company has made all withholdings and deductions (including but not limited to any withholding or deduction on payments to shareholders, independent contractors or other third parties) in respect, or in account of, any Tax as it was or is obliged or entitled to make and has properly and duly accounted to the relevant Tax Authority all amounts so withheld or deducted.

25.3	Each Group Company and the Seller (in case of a consolidated Tax Return that includes the Group Companies) have duly and timely filed all Tax Returns, and all such Tax Returns were true and correct.

25.4	All records which each Group Company is required to keep for Tax purposes, are duly kept, and are available for inspection, at the Group Company’s premises.

25.5

With respect to the Group Companies no transactions as stated in Article 15ai of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969), have taken place in the three years preceding the date of this Agreement between the relevant Group Companies within the Dutch Fiscal Unity in which course hidden reserves and/or goodwill were (are) transferred.

25.6

During the financial year 2018 and the 3 (three) financial years preceding the date of this Agreement, each Group Company has not claimed, nor has been granted exemptions from Tax, roll-over relief or other Tax facilities, including but without limitation to exemptions, roll-over relief or other Tax facilities relating to reorganizations or mergers, which could give rise to Tax after date of this Agreement as a result of non-compliance with the relevant conditions.

share purchase agreement

25.7

The Group Companies have been part of a fiscal unity for Dutch corporate tax purposes (fiscale eenheid voor de vennootschapsbelasting) with the Seller. The Group Companies do not have any obligation towards any person for any payment, including Tax, resulting from its having been part of this fiscal unity with the Seller or in connection with the termination of this fiscal unity.

26	Full disclosure

26.1

All information relating to the Group Companies and their business that is of material interest to a purchaser of the Shares, as also appears from the information request from and the questions posed in the Data Room by Purchaser and its Representatives, has been fairly disclosed by Seller in the Disclosed Information.

26.2	The Disclosed Information is true and accurate as per the date of the provision thereof.

share purchase agreement

Schedule 11.2

Purchaser’s Warranties

1.	The Purchaser is a Dutch private limited liability company duly incorporated and validly existing under the Laws of the Netherlands.

2.

The Purchaser has full power and capacity and has taken all necessary corporate action to authorise it to enter into and fulfil its obligations under this Agreement and this Agreement constitutes will, when executed, constitute, legally valid and binding obligations on the Purchaser, enforceable in accordance with the terms thereof.

3.

The entering into of this Agreement by the Purchaser and the fulfilment of its obligations thereunder do not conflict with, or constitute a breach of or a default or termination event under, any corporate document of the Purchaser, any agreement or instrument by which the Purchaser is bound, or any Law or order of a Governmental Entity or other restriction of any kind that applies to or binds the Purchaser.

4.

The Purchaser has not paid and will not pay any bonus or other incentive (in whatever form) to any shareholder, director or employee of any member of the Seller’s Group (including the Group Companies) as an incentive to complete the Transaction.

5.	At the date of this Agreement, the Purchaser is not aware of any Breach nor of any fact, matter circumstance or event which may constitute a Breach.

share purchase agreement

Schedule 16

Tax

1	Definitions and interpretation

1.1	Capitalised words and expressions used in this Schedule have the meaning set out in Clause 1.1 and in this paragraph, unless the context requires otherwise.

CIT Act	means the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969);

CIT Fiscal Unity

means the fiscal unity (fiscale eenheid) for Dutch corporate income tax purposes pursuant to Section 15 CIT Act the relevant members of the Seller’s Group and, among others, the relevant Dutch Group Companies;

CIT Fiscal Unity Dissolution Date	means the date on which the relevant Dutch Group Companies have ceased to be a member of the CIT Fiscal Unity;

Completion Statement Relief

means a Relief which has been treated as an asset in Cash, Debt or Net Working Capital (including in calculating and so reducing or eliminating any provision for tax or deferred tax in the Completion Statement);

Event

means any transaction, event, act, fact, circumstance or omission (including without limitation the declaration or making of any distribution, the acquisition, holding, use or disposal of any asset, the making of any supply or payment, becoming or ceasing to be a member of any group for Tax purposes, any change in residence for Tax purposes, the expiry of any period of time, the entering into and performance of this Agreement, satisfaction of any conditions in this Agreement and Completion);

Purchaser Relief	means (i) any Relief which arises to any member of the Purchaser’s Group (other than the Group Companies), and (ii) any Relief arising to any Group Company after the Completion Date;

Tax Issue	has the meaning given in paragraph 5.1 of Schedule 16;

Tax Liability

means (a) any liability of any Group Company to make or suffer an actual or increased payment of or with respect to Tax; (b) the use or set-off of any Purchaser Relief or Completion Statement Relief against any Tax or income, profits or gains, where, but for such use or set-off a Group Company would have had an actual liability under (a) hereof (the amount of the Tax Liability for this purpose being deemed to be equal to the amount of Tax Liability under (a) hereof that is saved by the use or set-off of the Purchaser Relief or Completion Statement Relief) and (c) the loss, non-availability or reduction in the amount of any Completion Statement Relief (the amount of the Tax Liability for this purpose shall be the amount with which the Completion Statement Relief is reduced as a result of such loss, non-availability or reduction;

VAT Fiscal Unity

means the fiscal unity for VAT purposes pursuant to Section 7(4) of the 1968 Value Added Tax Act (Wet op de omzetbelasting 1968) between the relevant members of the Seller’s Group and, among others, the relevant Dutch Group Companies;

share purchase agreement

1.2	In this Schedule, unless the context requires otherwise:

(a)

references to income, profits, turnover, gains or wages earned, accrued, received or paid on or before a particular date or during a particular period are to income, profits, turn over, gains or wages which are for the purposes of any Tax regarded or deemed as having been earned, accrued, received or paid on or before that date or during that period; and

(b)

references to any Event occurring or having occurred on or before a particular date or during a particular period are to any Event which is for purposes of any Tax regarded or deemed as having occurred on or before that date or during that period.

2	Tax Indemnity

2.1

The Seller or the Guarantors, as the case may be, shall indemnify (vrijwaren) and hold harmless (schadeloosstellen) the Purchaser for and against, and the Seller or the Guarantors, as the case may be, hereby covenants with the Purchaser to pay to the Purchaser or, at the option of the Purchaser, to any Group Company an amount equal to:

(a)

any Tax Liability of a Group Company which arises in respect of or by reference to or in consequence of (i) any Event occurring on or before the Completion Date, (ii) any income, profits, turn over, gains or wages which were earned, accrued, received or paid on or before the Completion Date and (iii) any period ending on or before the Completion Date;

(b)

any Tax Liability which is chargeable directly or primarily against any other entity or person (other than a Group Company or a member of the Purchaser’s Group) for which a Group Company is held liable that (i) would not have arisen but for the relationship, prior to Completion, of any Group Company with such other person or entity, or (ii) relates to any period ending on or before, or any Event occurring on or before, Completion;

(c)	any Tax Liability falling within limb (c) of the definition of Tax Liability;

(d)	any Tax Liability relating to the non-deductibility of management fees;

(e)	any Tax Liability relating to a decreased and/or (wholly or partly) non-availability of the innovation box benefit;

(f)	any Tax Liability relating to the incorrectly applied 0% VAT rate;

(g)	any Tax Liability relating to payments made to substantial shareholders;

(h)	any Tax Liability relating to bonuses and loans provided to an employee;

(i)	any Tax Liability relating to self-employed persons;

(j)	any Tax Liability relating to VAT on intercompany transactions;

share purchase agreement

(k)

any reasonable third-party costs and expenses suffered or incurred by any member of the Purchaser’s Group or any Group Company in connection with or in consequence of a claim under this paragraph 2, or in connection with any action taken in avoiding, mitigating, resisting or settling any matter or circumstance with a Tax Authority that could give rise to a claim under this paragraph 2;and

(l)

the loss of any right of the Group Companies to a repayment of Tax, as a result of the set-off of such right pursuant to article 24 of the Tax Collection Act 1990 (Invorderingswet 1990) against a Tax Liability which arises as a result of an Event occurring or income, profits or gains earned, accrued or received on or before the Completion Date.

3	Due date for payment

3.1

The due date for a payment to be made by the Seller under paragraph 2 of this Schedule shall be within 5 (five) Business Days after the date on which the demand is made for payment by or on behalf of the Purchaser or, if later and only if applicable:

(a)

in the case of an Actual Tax Liability, the date falling 5 (five) Business Days prior to the latest date for payment of the relevant Tax in order to avoid interest or penalties arising in respect thereof;

(b)	in the case of a Tax Liability falling within limb (c) of the definition of Tax Liability five (5) Business Days after the date on which notice has been received; or

(c)	in the case of costs and expenses falling within the scope of paragraph 2.1(k) of this Schedule, on the same date as the payment in respect of the liability to which such costs and expenses relate.

4	Preparation of Tax Returns

4.1

The Seller shall, at its own cost and expense, prepare and file, or procure the preparation and filing of, all Tax Returns in respect of any Group Company in a manner and on a basis consistent with past practice and with the opening balance sheet as referred to in paragraph 7.1 of this Schedule, unless otherwise required by Law, to the extent that these (a) are required to be filed on or before the Completion Date or (b) relate to the CIT Fiscal Unity or VAT Fiscal Unity.

4.2

Subject to Completion, the Purchaser shall procure that each Group Company shall prepare and file, or procure the preparation and filing of, all Tax Returns in respect of the Group Companies not covered by paragraph 4.1 relating to any period (or portion thereof) ending on or before the Completion Date in a manner and on a basis consistent with past practice, unless otherwise required by Law.

4.3

If and to the extent the CIT Fiscal Unity Tax Return referred to in paragraph 4.1 of this Schedule could possibly (i) result in a change in the opening balance sheet for the CIT Fiscal Unity Companies as referred to in in paragraph 7.1 of this Schedule or (ii) otherwise have an adverse impact on the Tax position of the relevant Dutch Group Companies or any other member of the Purchaser’s Group for the period after Completion, the Seller shall send to the Purchaser a draft (of the relevant parts) of the CIT Fiscal Unity Tax Return at least 30 (thirty) Business Days prior to the due date of filing and shall accept all reasonable comments of the Purchaser, provided that such comments are provided by the Purchaser within ten (10) Business Days after receipt of the draft Fiscal Unity CIT Tax Return.

share purchase agreement

4.4

The Parties shall provide each other with such information and assistance as they (or any other member of their respective Groups) may reasonably require to comply with their respective obligations to prepare and file (or procure the preparation and filing of) Tax Returns under this paragraph 3.1.

5	Conduct of Tax Issues

5.1

If, after Completion, the Purchaser or any Group Company receives any letter, notice, demand, assessment or other document from a Tax Authority from which it appears that any Group Company may incur a liability to Tax which, in turn, may give rise to a Tax Claim (a Tax Issue), the Purchaser shall and shall procure that the relevant Group Company shall notify the Seller thereof in writing as soon as reasonably practicable (including reasonable particulars of each such Tax Issue or circumstance), but for the avoidance of doubt any failure to timely give notice as referred to in this paragraph shall not affect any of the rights of the Purchaser under this Agreement.

5.2

The Seller shall have the right to assume the conduct of any Tax Issue, provided that the Seller shall acknowledge that the Purchaser has a valid and undisputed claim on the Seller with respect to such Tax Issue. The Seller shall:

(a)	on an on-going basis keep the Purchaser promptly informed of and consult with the Purchaser with respect to all material developments in relation to such Tax Issue;

(b)	take into account any reasonable requests the Purchaser may have in pursuing the conduct of any such Tax Issue; and

(c)	take into account any reasonable comments the Purchaser may have, and obtain the Purchaser’s written consent (which consent shall not be unreasonably withheld), on:

(i)	any material decisions relating to the conduct of the Tax Issue;
(ii)	any material communication to any third party (including any Tax Authority or competent court in relation to such Tax Issue); and
(iii)	any admission of liability, or any agreement, settlement or compromise of any kind in relation to such Tax Issue.

5.3	The Purchaser shall control the conduct of any Tax Issue not assumed by the Seller and has the right to settle and compromise any such Tax Issue. The Purchasers shall:

(a)	on an on-going basis keep the Seller promptly informed of and consult with the Seller with respect to all material developments in relation to such Tax Issue;

(b)	take into account any reasonable requests the Seller may have in pursuing the conduct of any such Tax Issue; and

(c)	take into account any reasonable comments the Seller may have on:

(i)	any material decisions relating to the conduct of the Tax Issue;
(ii)	any material communication to any third party (including any Tax Authority or competent court in relation to such Tax Issue); and
(iii)	any admission of liability, or any agreement, settlement or compromise of any kind in relation to such Tax Issue.

share purchase agreement

5.4

Notwithstanding the above, and for the avoidance of doubt, neither the Purchaser nor the relevant Group Company is obligated to take any action pursuant to paragraph 5.2, and the Purchaser and the Company shall be free to satisfy or settle the Tax Issue as they may reasonably think fit without prejudice to the their rights and remedies under this Schedule, if:

(a)

the Seller does not request the Purchaser to take or procure the taking of any appropriate action as referred to in paragraph 5.2 of this Schedule within ten (10) days of notice to the Seller under paragraph 5.1 or (provided the Purchaser has complied with its obligations under paragraph 5.1) if earlier, five (5) days before any relevant external deadline;

(b)	the taking of such action is unlikely to result in a material reduction in or elimination of the relevant liability of the Seller under this Schedule or the Tax Warranties;

(c)	such action is likely to have an adverse effect on the liability to Tax of a member of the Purchaser’s Group for which the Seller is not liable under this Schedule;

5.5

If and to the extent any notice, demand, assessment, letter or other document, or the taking of any action, by or on behalf of a Tax Authority, could possibly result in (i) a change in the opening balance sheet for the relevant Dutch Group Companies as referred to in as referred to in in paragraph 7.1 of this Schedule or (ii) otherwise have an adverse impact on the Tax position of the relevant Dutch Group Companies or any other member of the Purchaser's Group for the period after Completion, the Seller must give notice to the Purchaser (including reasonably sufficient details) as soon as possible (and in any event not more than fifteen (15) Business Days after the Seller becomes aware) and (a) on on-going basis keep the Purchaser informed (including forwarding copies of all material correspondence) of, and consult with the Purchaser with respect to, all material developments in relation to such Tax Issue, (b) take into account any reasonable comments the Purchaser may have in relation to any decision, correspondence, communication, defence, objection, appeal, settlement or compromise or otherwise in respect of the conduct of such Tax Issue, and obtain the Purchaser’s prior written approval (such approval not to be unreasonable withheld, conditioned or delayed) on material decisions or communication in relation to the Tax Issue and the settlement or compromise of any such Tax Issue.

6	Tax records

The Parties agree to make available to each other, as reasonably requested, all information, records and documents relating to a liability for Tax or a potential liability of any of Group Company for Tax for all periods (or portions thereof) ending on or before the Completion Date and will preserve such information, records or documents until ninety (90) days after the expiration of any applicable statute of limitations or extensions thereof.

share purchase agreement

7	CIT Fiscal Unity

7.1

The Parties acknowledge that the CIT Fiscal Unity Dissolution Date shall be the Completion Date. As soon as reasonable practicable after the Completion Date but in any event no later than 60 Business Days following the Completion Date, the Seller shall provide the Purchaser with (i) an opening balance sheet for Dutch corporate income tax purposes of the relevant Dutch Group Companies as from the day following the CIT Fiscal Unity Dissolution Date and (ii) explanatory notes thereto, in accordance with applicable law, including article 13 of the Dutch Fiscal Unity Regulation (Besluit fiscale eenheid 2013) and with past practice, unless otherwise required by Law. The Purchaser and the relevant Dutch Group Companies shall be given access to all information reasonably necessary to determine the accuracy of such opening balance sheets and the Seller and the relevant members of the Seller’s Group shall accept and incorporate all reasonable comments the Purchaser and/or the Group Companies may have in relation to such opening balance sheet. Parties shall act in accordance herewith, including procuring that corresponding positions are taken in any Tax Return.

7.2

The Seller shall cancel any existing authority held by any employee or agent of or adviser to the Seller or a member of the Seller’s Group to sign Tax Returns on behalf of a Group Company with effect from the Completion Date.

7.3

The Seller shall procure that, prior to the Completion Date, any and all Tax allocation, Tax sharing, Tax indemnity or similar agreements between or among any one or more Group Companies, on the one hand, and any one or more members of the Seller’s group, on the other hand, are fully discharged and terminated, and the Seller agrees that no Group Company shall have any further liability pursuant to any such agreements.

7.4

The Seller shall co-operate with the filing of a joint request as set out in Section 15af(2) CIT Act to allow the allocation of tax loss carry forwards of the CIT Fiscal Unity attributable to the relevant Dutch Group Companies that immediately prior to the CIT Fiscal Unity Dissolution Date were included in the CIT Fiscal Unity to the relevant Dutch Group Companies.

8	VAT Fiscal Unity

The Parties acknowledge that the relevant Dutch Group Companies shall be excluded from the VAT Fiscal Unity on the Completion Date. On Completion, the Seller shall provide the Purchaser with a copy of its letter to the Dutch Tax Authority in which it informs such Tax Authority that as per the Completion Date the relevant Dutch Group Companies no longer form part of the VAT Fiscal Unity.

9	Limitations

For the avoidance of doubt, none of the limitations of the Seller’s liability included in Clauses 13 and 14, other than Clause 14.3(b), 14.7 and 14.8 shall apply mutatis mutandis in respect of claims under the Tax Indemnity.

share purchase agreement

Schedule 17.3

Announcement

[To be attached separately]

[Omitted pursuant to Item 601(b)(2) of Regulation S-K]

share purchase agreement

ABN·AMRO

AGREED FORM
SUBJECT TO CLIENT ACCEPTANCE

Escrow Agreement

Reference SHIP

---

between

Het komt vast goed B.V.
as the Seller

and

Twin Disc NL Holding B.V.
as the Purchaser

and

ABN AMRO Bank N.V.
(trading as ABN AMRO Escrow & Settlement)
as the Escrow Agent

Dated [●] 2018

ABN·AMRO

Clause **Page**

1. Definitions and Interpretation 2
2. Appointment 6
3. Payments To the Escrow Agent 6
4. Blocked Amounts 7
5. Payments By The Escrow Agent 8
6. Notices and Signatories 9
7. Confidentiality 10
8. Further Assurances 11
9. Entire Agreement 11
10. Governing Law 11
11. Jurisdiction 11
12. Counterparts 11
13. Amendments 12
14. Representation By Attorney 12

SIGNATURE PAGES 13

Schedule 1 Purchaser and Seller Details 16

- Part A: The Purchaser Contact and Account Details 16
- Part B: The Seller Contact and Account Details 17
- Part C: Third Party Payee Details 18
- Part D: Form of Schedule 1 Amendment Notice 19

SCHEDULE 2 Escrow Account 20

SCHEDULE 3 Form of Payment Notice 21

SCHEDULE 4 Fees 22

SCHEDULE 5 Verification Procedure 23

SCHEDULE 6 Standard Terms and Conditions 24

SCHEDULE 7 Form of Objection Notice 28

SCHEDULE 8 Form of Lawyer Statement 29

1

SHIP - Escrow Agreement Agreed Form: 12 June 2018

ABN·AMRO

INTRODUCTION:

This escrow agreement (the **Escrow Agreement**) is dated [●] 2018 and made between:

(1) **HET KOMT VAST GOED B.V.**, a private limited liability company incorporated in Papendrecht, the Netherlands (registered number 23089528) with its registered address at Nanengat 17, 3356AA Papendrecht, the Netherlands (the **Seller**);

(2) **TWIN DISC NL HOLDING B.V.**, a private limited liability company incorporated in Amsterdam, the Netherlands (registered number [●]) with its registered address at 1328 Racine Street, Racine, Wisconsin 53403, United States of America (the **Purchaser**); and

(3) **ABN AMRO BANK N.V.** (trading as ABN AMRO Escrow & Settlement), a public limited liability company (*naamloze vennootschap*) incorporated in the Netherlands (registered under number 34334259 in the Dutch commercial register) with its address for the purpose of this Escrow Agreement at Coolsingel 93, 3012 AE Rotterdam, the Netherlands (the **Escrow Agent**).

WHEREAS:

(A) On or around [13] June 2018, the Purchaser and the Seller entered into an agreement for the sale and purchase of the entire issued and outstanding share capital of the Company (the **Purchase Agreement**).

(B) Pursuant to the terms of the Purchase Agreement, the Purchaser and the Seller have agreed that certain amounts payable thereunder shall be subject to escrow arrangements for the purpose of securing the obligations of the Seller under the Purchase Agreement.

(C) This Escrow Agreement sets out the terms and conditions on which the Parties have agreed to implement the escrow arrangements contemplated in recital (B) above.

IT IS AGREED as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 Definitions

Blocked Amount means, in relation to an Objection Notice, the lower of:

(a) the amount specified in the relevant Objection Notice to be blocked from payment; and

(b) the Escrow Amount at the time the Objection Notice becomes effective in accordance with Clause 4.

Business Day means a day other than a Saturday, Sunday or public holiday in the Netherlands;

Call Back Contact means each person appointed on behalf of a Party and specified as such in Schedule 1;

Company means Veth Propulsion Holding B.V., a private limited liability company incorporated in Papendrecht, the Netherlands (registered number [●][1]) with its registered address at [Nanengat 17, 3356AA Papendrecht];

[1] **Note to draft**: to be included once determined.

2

SHIP - Escrow Agreement Agreed Form: 12 June 2018

Completion Date means [●] July 2018;

Dispute means any dispute arising from or connected with this Escrow Agreement;

Escrow Account means the bank account maintained by the Escrow Agent for internal administrative purposes with the details set out in Schedule 2;

Escrow Agent has the meaning given to it in the Introduction;

Escrow Agreement has the meaning given to it in the Introduction;

Escrow Amount means the amount from time to time recorded by the Escrow Agent in the Escrow Account comprising:

(a) the Initial Escrow Amount, once the Escrow Agent has confirmed receipt of such amounts in Final Cleared Funds;

minus

(b) any amounts deducted or paid out of the Escrow Account from time to time in accordance with this Escrow Agreement.

Escrow Services means the tasks assigned to the Escrow Agent in this Escrow Agreement including, but not limited to, maintaining the records for the Escrow Account and receiving and disbursing the Escrow Amount;

Excluded Amount means any amount:

(a) not expressly permitted to be transferred to the Escrow Agent under this Escrow Agreement; or

(b) permitted to be transferred to the Escrow Agent under this Escrow Agreement but in respect of which the Escrow Agent has not confirmed in writing receipt in Final Cleared Funds;

Fees means the fees payable in consideration of the Escrow Services, as more particularly set out in Schedule 4;

Final Cleared Funds means amounts received by the Escrow Agent by way of irrevocable payment;

Fixed Payment Amount means the positive difference, if any, between the Escrow Amount and EUR [●] (in words: [●])[2];

Fixed Payment Date means Fixed Payment Date I and/or Fixed Payment Date II, as the context requires;

Fixed Payment Date I means [●] 2020, being (the first Business Day following) the date that is 18 months after the Completion Date;

Fixed Payment Date II means [●] 2022, being (the first Business Day following) the date that is 48 months after the Completion Date;

Fixed Payment Deductions means, from time to time, the aggregate of:

(a) the Total Blocked Amount; and

[2] Note to draft: an amount equal to 50% of the Initial Escrow Account.

3

SHIP - Escrow Agreement Agreed Form: 12 June 2018

ABN·AMRO

(b) any Requested Payment which has not yet been paid out;

Initial Escrow Amount means EUR [●][3] (in words: [●]);

Interest means the amount calculated by application of the Interest Rate accrued on the Escrow Amount and recorded by the Escrow Agent in the Escrow Account from time to time;

Interest Rate means a variable rate of the "*Escrow Flexible Deposit*" rate as published by ABN AMRO Bank N.V.;

Law and Regulation means any applicable law, rule, regulation, court order or decision made by any competent judicial, governmental, supervisory, regulatory or administrative body;

Lawyer Statement means a statement, substantially in the form of Schedule 8 hereto, duly executed by an attorney at law qualified and registered with the Dutch Bar Association (*Nederlandse Orde van Advocaten*) for a consecutive period of eight years, confirming that a final and binding arbitral award or a final and binding judgment of a court of competent jurisdiction (without a right of appeal or in respect of which any right of appeal has lapsed) has been rendered providing for the payment of (a part of) the Escrow Amount and/or Blocked Amount to the Purchaser and/or the Seller, as the case may be;

Notary means one of the civil law notaries of Loyens & Loeff in Amsterdam N.V., the Netherlands, or his/her substitute;

Objection Notice means a notice substantially in the form set out in Schedule 7;

Objection Notice Deadline means 17.00 CET one (1) Business Day prior to the Fixed Payment Date I and/or Fixed Payment Date II;

Participating Member State means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to the Economic and Monetary Union;

Parties means the parties to this Escrow Agreement and **Party** means any of them;

Payment Date means the date falling no later than two (2) Business Days after the date on which the Payment Notice Conditions have been fulfilled to the satisfaction of the Escrow Agent;

Payment Notice means a notice substantially in the form set out in Schedule 3;

Payment Notice Conditions mean:

(a) the relevant Payment Notice or Lawyer Statement is delivered to the Escrow Agent in accordance with Clause 6;

(b) the relevant Requested Payment (when aggregated with the total amount of any other Requested Payments not yet made) does not exceed the Escrow Amount on the date such Payment Notice or Lawyer Statement is received by the Escrow Agent;

(c) the proposed recipient of the Requested Payment is a Permitted Payee; and

(d) where necessary, the Escrow Agent has successfully completed the Verification Procedure;

[3] **Note to draft**: an amount equal to 5% of the Initial Purchase Price

4

SHIP - Escrow Agreement Agreed Form: 12 June 2018

ABN·AMRO

Permitted Payee means either:

(a) a Party to this Escrow Agreement;

(b) a payee listed in Part C of Schedule 1; or

(c) any other third party payee listed in a Payment Notice or Lawyer Statement, provided that:

(i) the relevant details of such other third party payee have been completed in the Payment Notice or Lawyer Statement; and

(ii) payment to such other third party payee would not, in the opinion of the Escrow Agent (at its sole discretion), result in a breach of Law and Regulation;

Proceedings means any proceedings relating to a Dispute;

Purchase Agreement has the meaning given to it in the Recitals;

Purchaser has the meaning given to it in the Introduction;

Requested Payment means an amount requested to be paid to a Permitted Payee pursuant to a Payment Notice or Lawyer Statement;

Schedule 1 Amendment Notice means a notice to the Escrow Agent substantially in the form set out in Part D of Schedule 1;

Seller has the meaning given to it in the Introduction;

Signatory means each individual appointed on behalf of a Party whose name and specimen signature are set out in the relevant part of Schedule 1, and, where applicable, as amended by the most recent Schedule 1 Amendment Notice;

Standard Terms and Conditions means the Escrow Agent's standard terms and conditions for performing the Escrow Services as set out in Schedule 6 to this Escrow Agreement;

Total Blocked Amount means, from time to time, the aggregate of all Blocked Amounts less any amounts which have been paid out in accordance with Clause 5.6;

Verification Procedure means the procedure where the Escrow Agent telephones a Call Back Contact in accordance with Schedule 5;

Written Notice means any written notice, instruction and/or communication to the Escrow Agent under this Escrow Agreement, including, but not limited to, any Payment Notice, Objection Notice or Schedule 1 Amendment Notice.

1.2 **Interpretation**

In this Escrow Agreement, unless the context otherwise requires:

(a) words in the singular include the plural and vice versa, words importing the masculine gender include the feminine gender and vice versa;

5

SHIP - Escrow Agreement Agreed Form: 12 June 2018

ABN·AMRO

(b) headings and paragraphs are for ease of reference only and shall not be used to interpret this Escrow Agreement;

(c) references to **Clauses**, **Recitals**, and **Schedules** are references to the clauses, recitals and schedules to this Escrow Agreement (including the Standard Terms and Conditions), unless otherwise stated;

(d) any reference to a document being provided in the English language includes documents duly issued or prepared in the English language or an officially verified translation of such document pursuant to the laws of the relevant country;

(e) the **Introduction, Recitals** and **Schedules** (including the Standard Terms and Conditions) of this Escrow Agreement form part of this Escrow Agreement;

(f) in the event of any conflict between this Escrow Agreement and the Purchase Agreement in matters concerning the Purchaser and the Seller on the one hand and the Escrow Agent on the other hand, the terms of this Escrow Agreement shall at all times prevail between the Parties;

(g) **EUR** denotes the single currency of the Participating Member States;

(h) **CET** means Central European Time;

(i) terms not otherwise defined in the body of this Escrow Agreement shall have the meaning given to such terms in the Standard Terms and Conditions; and

(j) a **person** includes a reference to any individual, firm, company, corporation or other body corporate, government, state or agency of a state or any joint venture, association or partnership, works council or employee representative body (whether or not having separate legal personality).

2. APPOINTMENT

2.1 The Purchaser and the Seller hereby appoint the Escrow Agent to provide and carry out the Escrow Services.

2.2 The Escrow Agent hereby accepts such appointment subject to the terms and conditions of this Escrow Agreement and in consideration of the payment of the Fees in accordance with Schedule 4.

3. PAYMENTS TO THE ESCROW AGENT

3.1 Subject to the occurrence of Completion (as defined in the Purchase Agreement) and confirmation that neither the Seller nor the Purchaser appears to be subject to insolvency proceedings as defined in Article 2(a) of Council Regulation (EC) No 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceeding, which shall follow from the regular insolvency checks to be performed by the Notary, the Seller and the Purchaser shall instruct the Notary to irrevocably transfer the Initial Escrow Amount to the Escrow Agent on the first Business Day following the Completion Date, all such in accordance with clause 3.2 of the Purchase Agreement.

3.2 The Escrow Agent shall, as soon as reasonably practicable after receipt in Final Cleared Funds, confirm receipt of any amount(s) transferred into the Escrow Account in accordance with this Escrow Agreement to the other Parties and record such amount(s) in the Escrow Account.

6

SHIP - Escrow Agreement Agreed Form: 12 June 2018

ABN·AMRO

3.3 Neither the Purchaser, Seller nor any other payor is entitled to claim or seek to claim any Escrow Amounts (other than in accordance with Clause 5).

Excluded Amounts

3.4 The Parties agree and acknowledge that:

(a) Excluded Amounts shall not form part of the Escrow Amount for the purposes of this Escrow Agreement; and

(b) the Escrow Agent shall have no liability in respect of any Excluded Amounts and shall not be required, in its capacity as Escrow Agent under the terms of this Escrow Agreement, to take any further action in relation to such amount(s).

4. BLOCKED AMOUNTS

4.1 The Purchaser may unilaterally block the payment of any or all of the Escrow Amount by delivering to the Escrow Agent a duly completed Objection Notice no later than the Objection Notice Deadline.

4.2 It is agreed between the Purchaser and the Seller that prior to delivering an Objection Notice to the Escrow Agent in accordance with Clause 4.1, the Purchaser must have notified the Seller of a breach of the Purchase Agreement by Seller, all in accordance with the terms of the Purchase Agreement. The Escrow Agent, however, shall solely rely on the contents of the Objection Notice in accordance with this Escrow Agreement.

4.3 Each Objection Notice is irrevocable and will not be regarded as having been duly completed unless it:

(a) specifies the amount of the Escrow Amount to be blocked from payment; and

(b) complies with Clause 6.

7

SHIP - Escrow Agreement Agreed Form: 12 June 2018

ABN·AMRO

4.4 A duly completed Objection Notice shall only be deemed effective once the Escrow Agent has confirmed receipt of it to the Purchaser (such confirmation not to be unreasonably withheld or delayed). The Escrow Agent shall inform the Seller by means of providing a copy of the Objection Notice, however shall not be required to inform any other parties related to the transaction of the existence of such Objection Notice.

4.5 Upon and at any time after the delivery of a duly completed Objection Notice which has become effective in accordance with this Clause 4, the Escrow Agent shall only be permitted to pay the relevant Blocked Amount in accordance with Clause 5.6.

4.6 The Purchaser and the Seller agree that in the event that:

(i) an Objection Notice has been served;

(ii) the Purchaser's right to pursue the claim in respect of a Breach (as defined in the Purchase Agreement) to which such Objection Notice relates has lapsed in accordance with clause 14.10 (Termination of Liability) of the Purchase Agreement; and

(iii) no other claim under the Purchase Agreement is pending;

the Purchaser shall, upon written request by Seller thereto, countersign the Payment Notice ultimately on the relevant Fixed Payment Date. . The Escrow Agent shall solely rely on the contents of the Payment Notice in accordance with this Escrow Agreement.

5. PAYMENTS BY THE ESCROW AGENT

Fixed Payment

5.1 The Escrow Agent shall pay:

(a) the Fixed Payment Amount *minus* any Fixed Payment Deductions to the Seller on the Fixed Payment Date I; and

(b) the Escrow Amount *minus* any Fixed Payment Deductions to the Seller on the Fixed Payment Date II.

5.2 To the extent that the Fixed Payment Deductions are equal to or greater than the amount calculated under Clause 5.1 (a) or 5.1 (b), the amount payable by the Escrow Agent to the Seller under Clause 5.1 (a) or Clause 5.1 (b) shall be zero.

Payment by Notice or Lawyer Statement

5.3 Notwithstanding Clause 5.1, (i) the Purchaser and the Seller may jointly request the payment of any or all of the Escrow Amount to a Permitted Payee by delivering to the Escrow Agent a duly completed Payment Notice, and (ii) the payment to a Permitted Payee of any or all of the Escrow Amount may be requested by delivering to the Escrow Agent a duly completed Lawyer Statement.

5.4 Each Payment Notice or Lawyer Statement is irrevocable and will not be regarded as having been duly completed unless it:

(a) identifies the payee of the Requested Payment; and

(b) complies with Clause 6.

8

SHIP - Escrow Agreement Agreed Form: 12 June 2018

ABN·AMRO

5.5 Provided that all of the Payment Notice Conditions have been fulfilled, the Escrow Agent shall pay the Requested Payment to the Permitted Payee as identified in the relevant Payment Notice or Lawyer Statement no later than the applicable Payment Date. For the avoidance of doubt, the Escrow Agent shall be under no obligation whatsoever to pay any Requested Payment in the event that any of the Payment Notice Conditions are not satisfied.

Payment of Blocked Amounts

5.6 The Escrow Agent shall be prohibited from paying any amount which reduces the Escrow Amount below the Total Blocked Amount, unless:

(a) a Payment Notice or Lawyer Statement specifying the Blocked Amount to which such Payment Notice or Lawyer Statement relates is delivered to the Escrow Agent in accordance with Clause 6; and

(b) the Payment Notice Conditions are satisfied in respect of such Payment Notice or Lawyer Statement.

5.7 For the purposes of this Escrow Agreement, any amounts paid by the Escrow Agent in accordance with Clause 5.6 shall reduce the Total Blocked Amount accordingly.

5.8 In the event of receipt of a Lawyer Statement the Escrow Agent shall not be liable for any loss of any Party as a result of reliance upon such Lawyer Statement when making a payment and shall have no responsibility to verify the correctness of the contents of the Lawyer Statement or judgment to which it relates. Furthermore, to the extent the Escrow Agent has any reasonable doubt as to the correctness, validity or authenticity of a Lawyer Statement it shall be entitled to suspend or not to make the payment contemplated by such Lawyer Statement and shall promptly inform the Parties in writing hereof. In addition to Clause 9d of the Standard Terms and Conditions (which also applies in this context), the Escrow Agent shall not be liable to the other Parties or any third party for a delay in making such payment.

Payment of Interest

5.9 Interest shall accrue on the Escrow Amount at the Interest Rate. In the event that such application of the Interest Rate leads to a negative amount being recorded in the Escrow Account, the Escrow Agent reserves the right to deduct such amount from the Escrow Amount for its own account;

5.10 Where an amount is paid from the Escrow Amount by the Escrow Agent in accordance with this Clause 5, the recipient of such payment shall also be entitled to payment of an amount equal to the proportionate part of the Interest, payable no later than one month after the payment of the last part of the Escrow Amount.

6. NOTICES AND SIGNATORIES

6.1 Any notice, instruction or communication addressed to the Escrow Agent in connection with this Escrow Agreement including, but not limited to, any Payment Notice, Objection Notice or Schedule 1 Amendment Notice, shall only be effective if it:

(a) is in writing;

(b) is in the English language;

(c) is addressed to or, in the case of electronic mail sent to, the Escrow Agent at the address or, as the case may be, e-mail address below:

9

SHIP - Escrow Agreement Agreed Form: 12 June 2018

ABN AMRO Bank N.V.
ABN AMRO Escrow & Settlement
Coolsingel 93 (PAC: GL1217)
3012 AE Rotterdam
P.O. Box 1898
3000 BW Rotterdam
the Netherlands

OR

E-mail: escrow-settlement@nl.abnamro.com; and

(d) is, subject to Clause 6.2, and other than in respect of a Lawyer Statement, duly executed on behalf of a Party by:

(i) that Party's Signatory or Signatories (as required); or

(ii) to the extent that Party's Signatory or Signatories (as required) are unavailable, any other duly authorised representative of that Party, provided that evidence of such person's authority to represent that Party is provided to the Escrow Agent in form and substance satisfactory to the Escrow Agent (acting in its sole discretion).

6.2 Any Schedule 1 Amendment Notice requesting a change in Call Back Contact or their details shall only be effective if the signature(s) of the person(s) executing that Schedule 1 Amendment Notice are certified by a lawyer, (public) notary or accountant, whose registration is available for independent verification via a publicly available source and otherwise satisfactory to the Escrow Agent.

6.3 Any amendments requested pursuant to a Schedule 1 Amendment Notice provided to the Escrow Agent shall become effective as soon as possible, but no later than two (2) Business Days, after (a) the Schedule 1 Amendment Notice is deemed effective by the Escrow Agent in accordance with this Clause 6 and (b) the Verification Procedure (where required) has been completed to the satisfaction of the Escrow Agent.

6.4 To the extent a Written Notice is executed on behalf of a Party by its Signatory or Signatories, the Escrow Agent may rely on such Written Notice as being duly executed on behalf of the relevant Party without having to confirm the details of that Written Notice with any Party or other person, subject to the Verification Procedure.

6.5 The Parties acknowledge and agree that the Escrow Agent shall not be held liable for reliance on any notice, instruction or communication which has been executed by a Signatory or, as the case may be, an authorised representative whose power to execute such notice, instruction or communication has subsequently been revoked outside of the knowledge of the Escrow Agent.

7. CONFIDENTIALITY

None of the Parties shall disclose any confidential or proprietary information of any other Party or the terms and conditions of this Escrow Agreement (including its existence) to any third party unless such disclosure is:

(a) made with the prior written consent of all the other Parties;

10

SHIP - Escrow Agreement Agreed Form: 12 June 2018

ABN·AMRO

(b) required by Law and Regulation (including the regulations of any relevant stock exchange as applicable to either Party or its affiliates); and/or

(c) made to a Party's own employees and professional advisors.

8. FURTHER ASSURANCES

Both the Purchaser and the Seller shall promptly do (and will use reasonable endeavours to procure that any relevant third parties promptly do) all things (including executing and delivering any documents) reasonably required or requested by the Escrow Agent to give full effect to or operate this Escrow Agreement.

9. ENTIRE AGREEMENT

This Escrow Agreement, including its Schedules, constitutes the entire agreement between the Parties relating to the subject matter of this Escrow Agreement.

10. GOVERNING LAW

This Escrow Agreement and all non-contractual or other obligations arising out of or in connection with it are governed by the laws of the Netherlands.

11. JURISDICTION

11.1 The courts of Amsterdam have exclusive jurisdiction to settle any Dispute, including a Dispute regarding the existence, validity or termination of this Escrow Agreement, or relating to any non-contractual or other obligations arising out of or in connection with this Escrow Agreement, or the consequences of its nullity.

11.2 The Parties agree that the courts of Amsterdam are the most appropriate and convenient courts to settle any Dispute, and, accordingly, that they will not argue to the contrary.

11.3 The Parties agree that the documents which start Proceedings and any other documents required to be served in relation to those Proceedings may be served in any manner allowed by law. This Clause applies to Proceedings in the Netherlands and to Proceedings elsewhere.

12. COUNTERPARTS

12.1 This Escrow Agreement may be executed in any number of counterparts, each of which is an original and all of which together evidence the same agreement.

12.2 This Escrow Agreement shall not come into effect until each Party has executed at least one counterpart.

11

SHIP - Escrow Agreement Agreed Form: 12 June 2018

ABN·AMRO

13. AMENDMENTS

13.1 An amendment to this Escrow Agreement is valid only if it is in writing and signed by or on behalf of each Party.

13.2 Notwithstanding Clause 13.1, each Party may unilaterally amend their respective details in Schedule 1 by delivering to the Escrow Agent a completed Schedule 1 Amendment Notice duly executed in accordance with Clause 6.

14. REPRESENTATION BY ATTORNEY

If a party to this Escrow Agreement is represented by (an) attorney(s) in connection with the execution of this Escrow Agreement or any agreement or document pursuant hereto, and the relevant power of attorney is expressed to be governed by the laws of the Netherlands, such choice of law is hereby accepted by each other party to this Escrow Agreement, in accordance with Article 14 of the Hague Convention on the Law Applicable to Agency of 14 March 1978.

12

SHIP - Escrow Agreement Agreed Form: 12 June 2018

SIGNATURE PAGES

Signature:	________________________	Signature:	________________________
Name:		Name:	
Position:		Position:	

13

SHIP - Escrow Agreement

Agreed Form: 12 June 2018

Signature:	________________________	Signature:	________________________
Name:	Mr. H.A. Veth	Name:	Mr. J. Veth
Position:	Director	Position:	Director

14

SHIP - Escrow Agreement Agreed Form: 12 June 2018

For and on behalf of **ABN AMRO Bank N.V.**

Signature:	______________________	Signature:	______________________
Name:		Name:	
Position:		Position:	

15

SHIP - Escrow Agreement Agreed Form: 12 June 2018

ABN·AMRO

SCHEDULE 1
PURCHASER AND SELLER DETAILS

Part A: The Purchaser Contact and Account Details			
Twin Disc NL Holding B.V.	*Account Information*	Correspondence Address:	[●]
		Account Holder:	[●]
		Account Number:	[●]
		IBAN Number:	[●]
		Bank Name:	[●]
		Bank Address:	[●]
		SWIFT:	[●]
	General Contact Person	Name:	[●]
		Telephone:	[●]
		Email:	[●]
	Call Back Contact	Name:	[●]
		Telephone:	[●]
		Email:	[●]
	Signatory 1 Details	Name:	[●]
		Specimen Signature:	
	Signatory 2 Details	Name:	[●]
		Specimen Signature:	
Written Notices	DELETE/AMEND AS APPROPRIATE OPTION 1 [Both Signatory 1 and Signatory 2 must sign a Written Notice for it to be effective] OPTION 2 [Either Signatory 1 or Signatory 2 may sign a Written Notice for it to be effective]		

16

SHIP - Escrow Agreement Agreed Form: 12 June 2018

ABN·AMRO

Part B: The Seller Contact and Account Details			
Het komt vast goed B.V.	*Account Information*	Correspondence Address:	[●]
		Account Holder:	[●]
		Account Number:	[●]
		IBAN Number:	[●]
		Bank Name:	[●]
		Bank Address:	[●]
		SWIFT:	[●]
	General Contact Person	Name:	[●]
		Telephone:	[●]
		Email:	[●]
	Call Back Contact	Name:	[●]
		Telephone:	[●]
		Email:	[●]
	Signatory 1 Details	Name:	[●]
		Specimen Signature:	
	Signatory 2 Details	Name:	[●]
		Specimen Signature:	
Written Notices	DELETE/AMEND AS APPROPRIATE OPTION 1 [Both Signatory 1 and Signatory 2 must sign a Written Notice for it to be effective] OPTION 2 [Either Signatory 1 or Signatory 2 may sign a Written Notice for it to be effective]		

17

SHIP - Escrow Agreement Agreed Form: 12 June 2018

ABN·AMRO

Part C: Third Party Payee Details			
LEGAL ENTITY			
[Legal name of entity]	*Information*	Registered Address:	[●]
		Account Holder:	[●]
		Account Number:	[●]
		IBAN Number:	[●]
		Bank Name:	[●]
		Bank Address:	[●]
		SWIFT:	[●]

NATURAL PERSON			
[All given and surnames as in passport]	*Information*	Date of birth:	[●]
		Account Holder:	[●]
		Account Number:	[●]
		IBAN Number:	[●]
		Bank Name:	[●]
		Bank Address:	[●]
		SWIFT:	[●]

18

SHIP - Escrow Agreement Agreed Form: 12 June 2018

Part D: Form of Schedule 1 Amendment Notice

To: ABN AMRO Bank N.V.
ABN AMRO Escrow & Settlement (the **Escrow Agent**)

From: [*Full legal name of Party*] (the [**Purchaser/Seller**])

Date: [●]

Re: Escrow Agreement (reference SHIP)

On or around [●] 2018, the Escrow Agent, Twin Disc NL Holding B.V. as Purchaser and Het komt vast goed B.V. as Seller entered into an escrow agreement with reference SHIP (the **Escrow Agreement**). Unless otherwise defined herein, capitalised terms used in this notice shall have the meaning given to such terms in the Escrow Agreement.

1. This notice constitutes a Schedule 1 Amendment Notice for the purposes of the Escrow Agreement.

2. With effect from [●] 20[●], Part [A/B/C] of Schedule 1 of the Escrow Agreement shall be deemed deleted and replaced with the following:

   [INSERT REVISED PART A, B OR C OF SCHEDULE 1]

3. This notice is governed by the laws of the Netherlands.

For and on behalf of
[Full legal name of Party]

_________________________	_________________________
Name:	Name:
Position:	Position:
Date:	Date:

19

SHIP - Escrow Agreement Agreed Form: 12 June 2018

SCHEDULE 2
ESCROW ACCOUNT

Escrow Account Details		
	Account Holder:	ABN AMRO Escrow & Settlement
	Account Reference:	SHIP
	Currency:	EUR
	IBAN Number:	[●]
	Bank Name:	ABN AMRO Bank N.V.
	Bank Address:	Coolsingel 93 Rotterdam The Netherlands
	SWIFT:	ABNANL2A

20

SHIP - Escrow Agreement Agreed Form: 12 June 2018

ABN·AMRO

SCHEDULE 3
FORM OF PAYMENT NOTICE

To: ABN AMRO Bank N.V.
ABN AMRO Escrow & Settlement (the **Escrow Agent**)

From: Twin Disc NL Holding B.V. (the **Purchaser**)
Het komt vast goed B.V. (the **Seller**)

Date: [●]

Re: Escrow Agreement (reference SHIP)

On or around [●] 2018, the Escrow Agent, the Purchaser and the Seller entered into an escrow agreement with reference SHIP (the **Escrow Agreement**). Unless otherwise defined herein, capitalised terms used in this notice shall have the meaning given to such terms in the Escrow Agreement.

1. This notice constitutes a Payment Notice for the purposes of the Escrow Agreement.

2. The Purchaser and Seller hereby notify the Escrow Agent to pay:

   OPTION 1: EUR [●] to the [Purchaser]/[Seller]/[***payee***].

   or

   OPTION 2: the value of (part of) the Blocked Amount, equal to EUR [●], to the [Purchaser]/[Seller]/[***payee***]. For the avoidance of doubt, such payment relates to (and shall reduce) the Blocked Amount specified in the Objection Notice dated [●], a copy of which is attached to this Payment Notice.

3. This notice is irrevocable and may be executed in several counterparts, each of which when executed shall be deemed an original but all of which together shall constitute one and the same instrument.

4. This Payment Notice is governed by the laws of the Netherlands.

NB: Please include the full legal name and statutory address details (where it concerns legal entities) and/or all given names, surnames (as in passport) and date of birth (where it concerns natural persons), for a third party payee not previously included in Schedule 1 Part C.

For and on behalf of **Twin Disc NL Holding B.V.**	For and on behalf of **Het komt vast goed B.V.**
________________________ Name: Position: Date:	________________________ Name: Position: Date:

21

SHIP - Escrow Agreement Agreed Form: 12 June 2018

ABN·AMRO

SCHEDULE 4
FEES

Service	Fee (EUR)	Paid By	How Paid
Set-up/arrangement fee (one-off)	5.000	Purchaser.	Due and payable on receipt of an invoice from the Escrow Agent.
Payment fee (per payment)	500	Recipient of relevant payment.	Deducted automatically from the payment amount at time of payment.

Notes:

1. In the event that any Fees are deducted automatically from either (i) the Escrow Amount; or (ii) any payment made out of the Escrow Account (as the case may be), the Escrow Agent shall (for administrative purposes) deliver a retrospective invoice to the relevant party or parties (as applicable) confirming that such Fees have been paid.

2. For the avoidance of doubt, no payment fees shall apply to any Interest-only payments made by the Escrow Agent in accordance with Clause 5.

22

SHIP - Escrow Agreement Agreed Form: 12 June 2018

ABN·AMRO

SCHEDULE 5
VERIFICATION PROCEDURE

1. In the instances specified in paragraph 3 below, the Escrow Agent is required to carry out the Verification Procedure to verify the accuracy and correctness of information provided to it.

2. Any amendments to a Party's details in Schedule 1 shall be delivered to the Escrow Agent in accordance with Clause 13.2.

3. Subject to paragraph 5 below, the Escrow Agent is required and entitled to carry out a Verification Procedure with the relevant Call Back Contact if:

   (a) a Payment Notice requests payment to a payee or bank account which is not expressly provided for by this Escrow Agreement;

   (b) a Schedule 1 Amendment Notice requests a change in Call Back Contact (or their respective details) or any bank account details listed in Schedule 1 of this Escrow Agreement.

4. In the event a Schedule 1 Amendment Notice requests a change in the Call Back Contact (or their details) and the previous Call Back Contact is no longer available to carry out the Verification Procedure, the Escrow Agent is entitled to verify the authenticity of the request through a call back with other persons selected for this purpose by the Escrow Agent (acting in its sole discretion), including but not limited to, the person(s) that has (have) certified the signature(s) on the relevant Schedule 1 Amendment Notice.

5. The Escrow Agent shall carry out the Verification Procedure:

   (a) where it concerns a Payment Notice as described in paragraph 3(a) above, prior to making any payment pursuant to that Payment Notice; or

   (b) where it concerns a Schedule 1 Amendment Notice as described in paragraph 3(b) above, within 2 Business Days of receiving the written request from a Party to amend such details.

6. The Parties acknowledge that the Escrow Agent is required to carry out the Verification Procedure in the circumstances mentioned in paragraph 3 above and that the Escrow Agent is also entitled, in order to comply with its obligations under Law and Regulations or on-going internal requirements, to carry out a Verification Procedure outside of the circumstances set out in paragraph 3 above.

7. The Parties acknowledge and agree that the Escrow Agent shall be entitled to rely upon the name and telephone number provided for each Call Back Contact and shall not be required to further identify any Call Back Contact.

8. Unless otherwise instructed by a Party, where more than one Call Back Contact is provided, the Escrow Agent shall, at its own discretion, choose one person to call back in order to carry out the Verification Procedure.

9. Notwithstanding the provisions of this Schedule, the Escrow Agent shall be entitled to rely on all information contained in, or provided in accordance with, this Escrow Agreement.

23

SHIP - Escrow Agreement Agreed Form: 12 June 2018

ABN·AMRO

SCHEDULE 6
STANDARD TERMS AND CONDITIONS

Definitions

1. Capitalised terms not otherwise defined in these Standard Terms and Conditions shall have the meaning given to them in the body of this Escrow Agreement.

The Escrow Amount

2.
   a. These Standard Terms and Conditions shall apply to and form an integral part of this Escrow Agreement.

   b. The Parties hereby explicitly agree that the Escrow Agent receives the cash amount equal to the Escrow Amount for its own account; therefore the cash amount equal to the Escrow Amount shall be paid to the Escrow Agent so that the Escrow Agent receives outright legal title to such cash. Neither the Purchaser nor the Seller shall have any right to receive payment of an amount equal to all or part of the Escrow Amount, or any other amount, other than as expressly stipulated herein.

   c. The Parties acknowledge that nothing in this Escrow Agreement shall constitute the creation of a security interest over the Escrow Amount. To the extent a security interest over any Entitlement (as defined herein) is created at any time after the date of this Escrow Agreement, the Parties agree to inform the Escrow Agent hereof in writing as soon as possible.

   d. The Escrow Agent shall not have any obligation to, and shall not, strictly in respect of this Escrow Agreement, hold any cash or other assets in the capacity of trustee, custodian or banker, for either the Purchaser or the Seller, and shall only have obligations to make payments as set out in this Escrow Agreement. Nothing in this Escrow Agreement shall cut across or impact any other relations or agreements that the Parties may have outside the scope of this Escrow Agreement.

   e. Nothing herein shall constitute a partnership or joint venture between the Parties or any two or more of them and nothing herein shall create joint legal title to any payment due under this Escrow Agreement.

3. The Escrow Agent shall have no obligations pursuant to this Escrow Agreement other than those expressly stipulated herein. The Escrow Agent's sole obligation shall consist of maintaining the record constituting the Escrow Account and the payment of amount equal to all or part of the Escrow Amount, in accordance with the terms of this Escrow Agreement.

4. The term "**Entitlement**" used herein refers to any right to receive a payment equal to all or part of the Escrow Amount (and/or any Interest) of the Parties pursuant to this Escrow Agreement.

5. Subject to applicable law, the Escrow Agent shall be entitled to set off all amounts owed to it by a Party in connection with this Escrow Agreement (including but not limited to Escrow Agent Fees and Escrow Agent Expenses as defined herein) against all or part of any amount owed by the Escrow Agent to that Party under this Escrow Agreement.

6. The Escrow Agent shall be entitled to adjust the Interest Rate, if the Escrow Agent, acting reasonably and in good faith, deems this adjustment necessary due to a change in internal treasury policies. In such event the Escrow Agent shall inform the other Parties in writing in advance of applying such a change.

Fees and Expenses

7.
   a. The Parties agree that the Escrow Agent shall be paid fees as agreed upon in this Escrow Agreement (Escrow Agent Fees) in exchange for its services rendered under this Escrow Agreement. Unless otherwise agreed in this Escrow Agreement, the Escrow Agent is entitled to deduct any expenses and/or costs reasonably incurred by it in connection with this Escrow Agreement (Escrow Agent Expenses) from any amounts due from the Escrow Agent under this Escrow Agreement provided that the Escrow Agent notifies the other Parties of the amount of such Escrow Agent Expenses prior to such deduction.

   b. The Escrow Agent Fees shall be non-refundable and shall be due and payable as agreed in this Escrow Agreement.

   c. The Escrow Agent Expenses shall include any costs and expenses reasonably incurred by the Escrow Agent in connection with its activities hereunder.

8. Notwithstanding the above, the Escrow Agent shall not be required to pay any amounts due from the Escrow Agent under this Escrow Agreement unless all Escrow Agent Fees and Escrow Agent Expenses, due and payable to the Escrow Agent, have been paid in full. If at any time the Escrow Agent determines that the Escrow Amount is less than all such Escrow Agent Fees and outstanding Escrow Agent Expenses, the other Parties, jointly and severally, shall at the Escrow Agent's written request, pay the amount of any such shortfall or the estimated amount thereof to the Escrow Agent.

24

SHIP - Escrow Agreement Agreed Form: 12 June 2018

ABN·AMRO

Liability of the Escrow Agent

9.

a. Any liability of the Escrow Agent arising from obligations of the Escrow Agent under this Escrow Agreement shall be restricted to and shall never exceed the aggregate of the Escrow Amount and Interest, at the time such liability arises, unless such liability arises as a result of fraud, gross negligence or wilful misconduct on the part of the Escrow Agent. In no event shall the Escrow Agent be liable for any consequential, indirect or unforeseeable damages.

b. If the Escrow Agent reasonably considers during the term of this Escrow Agreement that it would breach its obligations made under Law and Regulation by carrying out any of the provisions of this Escrow Agreement or it has become illegal or impossible to carry out any of the provisions hereof (including, without limitation, payment from the Netherlands to any other jurisdiction, or payment from any other jurisdiction from where any payment under this Escrow Agreement is made), the Escrow Agent shall be under no obligation to make any payment (despite the receipt by the Escrow Agent of a Payment Notice) and the Escrow Agent shall incur no liability as a consequence thereof. In such case the Escrow Agent shall use all reasonable endeavours to agree on alternative solutions jointly with the other Parties.

c. The Escrow Agent shall not be liable to the other Parties or any third party for a delay in making any payment as a result of having to carry out a Verification Procedure.

d. If the Escrow Agent is in doubt about, or unable to carry out the calculation and/or the payment of any amount due to a lack of information and/or documentation received by the Escrow Agent, the Escrow Agent shall not be obliged to make any payment until such information and/or documentation has been correctly, accurately and completely received by the Escrow Agent (despite the receipt by the Escrow Agent of a Payment Notice) and the Escrow Agent shall not be liable to the other Parties or any third party for a delay in making any such payment.

10.

a. The Escrow Agent shall be entitled to rely on information provided to the Escrow Agent by any other Party or its professional advisors, and on any document or correspondence reasonably believed by Escrow Agent to be genuine and to have been sent or signed by the person by whom it purports to have been sent or signed. In particular the Escrow Agent shall be entitled to rely on the correctness and validity of the account details of any other Party contained in Schedule 1 in executing any payments pursuant to this Escrow Agreement. Therefore the Escrow Agent shall not be liable to any other Party for any consequence of any such reliance (including, but not limited to, mis-delivery of a payment). If questions arise under or in connection with this Escrow Agreement and/or the Parties which relate to the Escrow Agent and/or its performance hereunder, the Escrow Agent may seek and rely on the advice of legal counsel (which may be in-house counsel) and the Escrow Agent shall not be liable for any action taken, or omitted, or any consequence, which is a result of the Escrow Agent's reliance upon such advice, in the absence of fraud, gross negligence or wilful misconduct. The costs of acquiring external advice shall, for the purpose hereof, be deemed Escrow Agent Expenses.

b. The Escrow Agent shall under no circumstances be liable under, or a party to, nor bound by, nor have any obligation to monitor compliance by any other Party with, any share purchase agreement, asset purchase agreement or any other agreement, arrangement or understanding between the other Parties, nor shall the Escrow Agent be treated as having actual, constructive or implied knowledge of any of the terms of any share purchase agreement, asset purchase agreement or any such other agreement, arrangement or understanding.

11.

a. Except to the extent that the Escrow Agent has specific payment obligations under this Escrow Agreement, or incurs any liability under article 9 of these Standard Terms and Conditions, none of the provisions hereof shall be construed so as to require the Escrow Agent to expend or risk any of its own funds or otherwise incur any financial liability in the performance of its obligations under this Escrow Agreement.

b. If the Escrow Agent incurs any losses, damages, costs or expenses (including but not limited to Escrow Agent Expenses), including reasonable legal counsel fees and costs and court costs, by reason of any claim (be it a claim made by a Party or any other person or entity) or action arising out of, or in connection with, its acceptance of or performance under this Escrow Agreement (including any representations made under this Escrow Agreement), or in connection with the agreement between the Parties (or the performance thereof) to which this Escrow Agreement relates, the other Parties jointly and severally shall indemnify the Escrow Agent against any such losses, damages, costs and expenses, and each of them shall be deemed Escrow Agent Expenses for the purpose hereof. Notwithstanding the foregoing, no indemnity needs to be paid if such losses, damages, costs or expenses would not have arisen but for the Escrow Agent's (including its officers, directors, employees, representatives, as the case may be) own fraud, gross negligence or wilful misconduct.

c. Any funds received by the Escrow Agent under this Escrow Agreement become an asset of the Escrow Agent, and the Escrow Agent shall in no circumstances have any obligation to use such funds for any particular purpose, or to ensure that any payment made by the Escrow Agent to any other Party to this Escrow Agreement is used by such Party for any particular purpose. The Escrow Agent shall in no circumstances be liable for any documents received by it under this Escrow Agreement, provided such documents are held by it in accordance with this Escrow Agreement. For the avoidance of doubt, the Escrow Agent shall also not be liable for any loss incurred by any other Party as a result of currency conversions with regard to any amount paid by or to the Escrow Agent under this Escrow Agreement.

d. Any claims in relation to the Escrow Agent's liability hereunder shall only be made within 90 calendar days after the time at which the relevant Party became aware (or reasonably ought to have become aware) of the event upon which the claim is based. The Escrow Agent shall not be liable on account of any of its acts or omissions, as long as such acts or omissions are in compliance with the provisions of this Escrow Agreement.

25

SHIP - Escrow Agreement Agreed Form: 12 June 2018

ABN·AMRO

e. For the purpose of this article, without limitation of the foregoing, the term Escrow Agent shall include the Escrow Agent's (together with its affiliates') officers, partners, directors, employees and representatives.

12. All payments to be made under this Escrow Agreement shall be paid without set-off or deducting or withholding taxes in respect thereof, unless the Party making the payment is obliged under applicable law to deduct or withhold taxes in respect of such payments.

13.

a. The Escrow Agent shall be entitled to use the services of third parties (including correspondent banks and the SWIFT-organisation) in executing instructions of any other Party and in performing its obligations under this Escrow Agreement.

b. The Escrow Agent shall not be liable for any acts or omissions of the third parties referred to in (a), but if such acts or omissions cause loss to any other Party, the Escrow Agent shall, use all reasonable endeavours to assist that Party in remedying such loss.

c. If the Escrow Agent, by instruction of the other Parties, dispatches monies, securities, documents of title and/or any other goods as part of the fulfilment of its obligations under this Escrow Agreement, such dispatch shall be at the other Parties' risk.

14. If at any time the Escrow Agent has an obligation under applicable law or is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the balance standing to the credit of the Escrow Account (including, but not limited to, orders of attachment or garnishment of other forms of levies or injunctions or stays relating to the transfer of such balance standing to the credit of the Escrow Account), the Escrow Agent is authorised to comply therewith in any manner it or its legal advisors deem appropriate, and if the Escrow Agent complies with any such law, judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the other Parties or to any other person or entity even though such law, order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal form or effect.

Miscellaneous

15. This Escrow Agreement shall be binding on, and for the benefit of, the respective successors and the assignees/transferees of the Parties. It is agreed, however, that no Party may assign or transfer any of its rights and/or obligations hereunder without written consent of the other Party and the Escrow Agent.

16. In the event of a Change of Control (whether by way of a single transaction or a series of related transactions):

a. (i) the relevant Party shall notify the Escrow Agent in writing of the occurrence of such event within 5 Business Days (the **Change of Control Notification**); and (ii) the Escrow Agent reserves the right to request additional information from the relevant Party in connection with ensuring it complies with Law and Regulation applicable to banks in respect of client acceptance (the **KYC Information**); and

b. the Escrow Agent reserves the right to terminate this Escrow Agreement in accordance with article 17(ii) unless the relevant Party provides the Escrow Agent with (i) the Change of Control Notification; and (ii) KYC Information to the satisfaction of the Escrow Agent in accordance with Law and Regulation.

For the purposes of this Escrow Agreement, "**Change of Control**" means any transfer of an interest in a Party (or any of such Party's shareholders) resulting in a natural person having an interest of 25 per cent or more in such Party provided such transfer has occurred after the date of this Escrow Agreement.

17. Unless otherwise agreed between the Parties, this Escrow Agreement shall terminate automatically upon the occurrence of the earlier of:

(i) the date that is one (1) calendar month after the date of payment of the final amount equal to part of the Escrow Amount and/or accrued Interest;

(ii) the date that is two (2) calendar months after the Escrow Agent has informed the Parties in writing that it is deemed against Law and Regulation for the Escrow Agent to continue to act pursuant to the terms of this Escrow Agreement (provided the Escrow Agent will (i) continue, to the extent permitted by Law and Regulation, to perform its duties hereunder until termination of the Escrow Agreement and (ii) provide such cooperation as may be reasonably required by the Parties with the appointment of a successor escrow agent and appropriate payments equal to the Escrow Amount and/or any Interest to such successor escrow agent); and

(iii) the date that is six (6) months after the date of this Escrow Agreement, if an amount equal to the Initial Escrow Amount is not received by the Escrow Agent in Final Cleared Funds (and confirmed in writing by the Escrow Agent as such) as envisaged by the Escrow Agreement.

Upon expiration and/or termination of this Escrow Agreement, the Escrow Agent shall be released and forever discharged of any duties hereunder.

18. None of the provisions of this Escrow Agreement constitutes a third party stipulation (*derdenbeding*)

19. This Escrow Agreement constitutes the whole agreement between the parties and supersedes and extinguishes all previous drafts, agreements, arrangements and understandings between them, whether written or oral, relating to its subject matter.

20. The Escrow Agent is entitled to disclose any and all information with regard to this Escrow Agreement to the extent required by:

26

SHIP - Escrow Agreement Agreed Form: 12 June 2018

(i) any order of any court of competent jurisdiction or any competent judicial governmental or regulatory body; or

(ii) the rules of any listing authority or stock exchange on which its shares or the shares of any company in its group are listed or traded;

(iii) the laws or regulations of any country with jurisdiction over its affairs;

The Escrow Agent is entitled to internally distribute information with regard to this Escrow Agreement for internal marketing purposes and where this is required for the execution of its obligations hereunder.

21. After termination of this Escrow Agreement, article 11 of these Standard Terms and Conditions and all provisions relating to the submission of notices hereunder and authorised signatories thereof shall continue to apply.

22. The general banking conditions (*algemene bankvoorwaarden*) of ABN AMRO Bank N.V. shall not apply to this Escrow Agreement, but shall continue to apply to any other legal relationship between ABN AMRO Bank N.V. and any other Party to which they are stated to apply.

27

SHIP - Escrow Agreement Agreed Form: 12 June 2018

ABN·AMRO

SCHEDULE 7
FORM OF OBJECTION NOTICE

To: ABN AMRO Bank N.V.
ABN AMRO Escrow & Settlement (the **Escrow Agent**)

From: Twin Disc NL Holding B.V. (the **Purchaser**)

Date: [●]

Re: Escrow Agreement (reference SHIP)

On or around [●] 2018, the Escrow Agent, the Purchaser and Het komt vast goed B.V. as Seller entered into an escrow agreement with reference SHIP (the **Escrow Agreement**). Unless otherwise defined herein, capitalised terms used in this notice shall have the meaning given to such terms in the Escrow Agreement.

1. This notice constitutes an Objection Notice for the purposes of the Escrow Agreement.

2. The Purchaser hereby:

   a. notifies the Escrow Agent of its objection to the payment by the Escrow Agent of part of the Escrow Amount up to an amount of EUR [●] (the **Blocked Amount**);

   b. subject to paragraph 3 below, instructs the Escrow Agent not to pay the Blocked Amount from the Escrow Account.

3. The Purchaser acknowledges that the Blocked Amount may only be paid by the Escrow Agent in accordance with Clause 5.6 of the Escrow Agreement.

4. This notice is irrevocable and may be executed in several counterparts, each of which when executed shall be deemed an original but all of which together shall constitute one and the same instrument.

5. This Objection Notice is governed by the laws of the Netherlands.

________________________	________________________
Name:	Name:
Position:	Position:
Date:	Date:

28

SHIP - Escrow Agreement Agreed Form: 12 June 2018

ABN·AMRO

SCHEDULE 8
FORM OF LAWYER STATEMENT

To: ABN AMRO Bank N.V.
ABN AMRO Escrow & Settlement (the **Escrow Agent**)

From: [*Name and firm of relevant lawyer*]

Date: [●]

Re: Escrow Agreement (reference SHIP)

On or around [●] 2018, the Escrow Agent, Twin Disc NL Holding B.V. as Purchaser and Het komt vast goed B.V. as Seller entered into an escrow agreement with reference SHIP (the **Escrow Agreement**). Unless otherwise defined herein, capitalised terms used in this notice shall have the meaning given to such terms in the Escrow Agreement.

In compliance with Clause 5.3 or Clause 5.6 of the Escrow Agreement, the undersigned notifies the Escrow Agent that a final and binding arbitral award or a final and binding judgment of a court of competent jurisdiction (without a right of appeal or in respect of which any right of appeal has lapsed) has been rendered providing for the payment of (a part of) the [Escrow Amount/Blocked Amount] to the Purchaser and/or the Seller and instructs the Escrow Agent to payment of all or part of the relevant [Escrow Amount/Blocked Amount] as follows:

Amount to be paid	:	
In writing	:	
Beneficiary	:	Purchaser/Seller

Yours sincerely,

____

By:
Date:

29

SHIP - Escrow Agreement Agreed Form: 12 June 2018